UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

3M Company
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

George W. Buckley
Chairman of the Board, President and
Chief Executive Officer

March 24, 2010

Dear Stockholder:

        I am pleased to invite you to attend 3M's Annual Meeting of Stockholders, which will be held on Tuesday, May 11, 2010, at 10 a.m., Central Daylight Time at the RiverCentre, 175 West Kellogg Boulevard, St. Paul, Minnesota.

        Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. I will report on Company operations and discuss our plans for growth. There will also be time for your questions and comments.

        The fine attendance of our stockholders at Annual Meetings over the years has been very helpful in maintaining good communication. I sincerely hope you will be able to join us. Your attendance cards to the Annual Meeting are located on the back cover of this proxy statement.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote on the Internet, by telephone, or, if this proxy statement was mailed to you, by completing and mailing the enclosed traditional proxy card. Please review the instructions on the proxy card or the electronic proxy material delivery notice regarding each of these voting options.

        Thank you for your ongoing support of 3M.

Sincerely,

2010 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF 2010 ANNUAL MEETING AND PROXY STATEMENT

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Proposals To Be Voted On	21
Proposal No. 1 — Election of the Ten Directors Identified in this Proxy Statement	21
Proposal No. 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm	26
Proposal No. 3 — Approval of the Amended 2008 Long-Term Incentive Plan and Approval of the Expanded Performance Criteria Available Under the 2008 Long-Term Incentive Plan	26
Proposal No. 4 — Stockholder Proposal on Special Meetings	36
Information on Stock Ownership of Directors and Executive Officers	39
Security Ownership of More Than 5 Percent Stockholders	40
Section 16(a) Beneficial Ownership Reporting Compliance	40
Executive Compensation	41
Compensation Discussion and Analysis	41
Compensation Committee Report	53
Assessment of Risk Related to Compensation Programs	54
Summary Compensation Table	55
All Other Compensation Table	56
2009 Grants of Plan-Based Awards Table	57
Additional Information Regarding the Employment Agreements of the Named Executive Officers	59
2009 Outstanding Equity Awards at Fiscal Year-End Table	62
2009 Option Exercises and Stock Vested Table	63
Pension Benefits	64
Nonqualified Deferred Compensation	66
Potential Payments Upon Termination or Change in Control.	67
Generally Available Compensation and Benefit Plans	69
Compensation Committee Interlocks and Insider Participation	72
Audit Committee Report	72
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm	72
Fees of the Independent Registered Public Accounting Firm	73
Requirements for Submission of Stockholder Proposals for Next Year's Annual Meeting	74
Appendix A — Amended 3M 2008 Long-Term Incentive Plan	A-1

ii

3M COMPANY

3M Center, St. Paul, Minnesota 55144

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Central Daylight Time on Tuesday, May 11, 2010
PLACE	RiverCentre 175 West Kellogg Boulevard St. Paul, Minnesota 55102
ITEMS OF BUSINESS	(1) To elect the ten directors identified in this Proxy Statement, each for a term of one year.
(2) To ratify the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm.
(3) To approve the amended 2008 Long-Term Incentive Plan and to approve the expanded performance criteria available under the 2008 Long-Term Incentive Plan
(4) To consider one stockholder proposal, if properly presented at the meeting. See the Table of Contents for a description of the stockholder proposal.
(5) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
ADJOURNMENTS AND POSTPONEMENTS
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
ANNUAL REPORT
Our 2009 Annual Report, which is not part of the proxy soliciting materials, is enclosed if the proxy materials were mailed to you. The Annual Report is accessible on the Internet by visiting www.proxyvote.com, if you have received the electronic proxy material delivery notice or already consented to the electronic delivery.
RECORD DATE	You are entitled to vote if you were a stockholder of record at the close of business on Friday, March 12, 2010.
MEETING ADMISSION
Either an admission ticket or proof of ownership of 3M stock, as well as a form of personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, your admission ticket is included on the back cover of this proxy statement. If your shares are held in the name of a bank, broker, or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Meeting, or you may request an admission ticket in advance. Please refer to the section entitled "Annual Meeting Admission" on page 1 for further details.
VOTING
For instructions on voting, please refer to the instructions on the E-Proxy Notice you received in the mail or, if you requested or received a hard copy of the Proxy Statement, on your enclosed proxy card.

By Order of the Board of Directors,

GREGG M. LARSON Deputy General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2010: The Notice of Annual Meeting, Proxy Statement and the 2009 Annual Report are available at www.proxyvote.com. Enter the 12-digit control number located on the E-Proxy Notice or proxy card to view these materials.

THIS PROXY STATEMENT AND PROXY CARD ARE BEING DISTRIBUTED ON OR ABOUT MARCH 24, 2010.

iii

PROXY STATEMENT

        The Board of Directors (the "Board") of 3M Company, a Delaware corporation ("3M" or the "Company") is soliciting proxies for the Annual Meeting of Stockholders. You are receiving a proxy statement because you own shares of 3M common stock that entitle you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. The proxy statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

        The information included in this proxy statement relates to proposals to be voted on at the meeting (if properly presented), the voting process, 3M's Board and Board committees, the compensation of directors and certain executive officers, and other required information.

Purpose of the Annual Meeting

        The purpose of the Annual Meeting is to elect directors and to conduct the business described in the Notice of Annual Meeting.

Annual Meeting Admission

        Only stockholders are invited to attend the meeting. An admission ticket or proof of ownership of 3M stock, along with personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, your admission ticket is on the back of this proxy statement. If your shares are held in the name of a bank, broker, or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting, or obtain an admission ticket in advance. Tickets are also available on the Internet voting site — www.proxyvote.com. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

        No cameras (including cell phone cameras), recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

 Information About the Notice of Internet Availability of Proxy Materials

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  Why did I receive the notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials?

    This year, we are pleased to be again taking advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials ("E-Proxy Notice") instead of a paper copy of the proxy materials. All stockholders receiving the E-Proxy Notice will have the ability to access the proxy materials over the Internet or request to receive a paper copy of the proxy materials by mail free of charge. Instructions on how to access the on-line proxy materials or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.

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  Why didn't I receive the E-Proxy Notice in the mail?

    We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the E-Proxy Notice.

    In addition, we are providing E-Proxy Notice by E-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an E-mail containing a link to the Web site where those materials are available and a link to the proxy voting Web site.

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  How can I access the proxy materials over the Internet?

    The E-Proxy Notice, proxy card, or voting instruction card will contain instructions on how to:

      View our proxy materials for the Annual Meeting on the Internet; and

      Instruct us to send our future proxy materials to you electronically by E-mail.

    Our proxy materials are also available at www.proxyvote.com

    The E-Proxy Notice, proxy card, or voting instruction card will contain instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an E-mail with instructions containing a link to the Web site where those materials are available and a link to the proxy voting Web site. Your election to access proxy materials by E-mail will remain in effect until you terminate it.

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  How can I obtain a paper copy of the proxy materials?

    Stockholders receiving the E-Proxy Notice by mail or E-mail will find instructions about how to obtain a paper copy of the proxy materials on the notice. All stockholders who do not receive a notice or an E-mail will receive a paper copy of the proxy materials by mail.

Stockholders Entitled to Vote

        Each share of our common stock outstanding as of the close of business on March 12, 2010, the record date, is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting. As of that date, there were approximately 711,924,240 shares of common stock issued and outstanding.

        Most 3M stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

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  STOCKHOLDER OF RECORD — If your shares are registered directly in your name with 3M's Transfer Agent, Wells Fargo Bank, N.A., you are considered the stockholder of record of those shares and the E-Proxy Notice, or if you requested, these proxy materials are being sent directly to you by 3M. As the stockholder of record, you have the right to grant your voting proxy directly to 3M or to vote in person at the meeting. You may also vote on the Internet or by telephone, as described in the E-Proxy Notice and below under the heading "Voting Methods."

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  BENEFICIAL OWNER — If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee, or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use. You may also vote on the Internet or by telephone, as described in the E-Proxy Notice and below under the heading "Voting Methods."

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  If your shares are held in your account in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you are considered the beneficial owner of these shares and the trustee of the plans is the stockholder of record. Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan may direct the trustee how to vote the shares allocated to their account by following the voting instructions contained on the proxy card. Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan may also direct the trustee how to vote a proportionate number of allocated shares of common stock for which it has not received direction by following the same voting instructions. If you fail to direct the trustee how to vote your shares by following these voting instructions, the trustee will vote your shares as described in the voting instructions. You may also vote on the Internet or by telephone, as described in the E-Proxy Notice and below under the heading "Voting Methods."

Proposals You Are Asked to Vote On and the Board's Voting Recommendations

        The following proposals are scheduled to be voted on at the meeting. 3M's Board recommends that you vote your shares as indicated below.

	Proposals:	The Board's Voting Recommendations:

1.	The election of the ten directors identified in this Proxy Statement.	"FOR" each nominee to the Board

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm.	"FOR"

3.	Approval of the amended 2008 Long-Term Incentive Plan and approval of the expanded performance criteria available under the 2008 Long-Term Incentive Plan	"FOR"

4.	Stockholder proposal on special meetings.	"AGAINST"

        Other than the proposals described in this proxy statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy by telephone, Internet, or by signing and returning your proxy card, any of the persons appointed by the Board of Directors as proxy holders — George W. Buckley, Patrick D. Campbell, and Gregg M. Larson — will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees is unavailable as a candidate for director, the above-named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board of Directors.

Voting Requirements to Elect Directors and Approve Each of the Proposals Described in this Proxy Statement

        Quorum — The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

        Broker Vote — Previously, under New York Stock Exchange (NYSE) Rule 452, brokers were permitted to vote their clients' shares in "routine" matters (such as uncontested director elections and ratification of auditors) so long as the beneficial owner of those shares had not provided voting instructions to the broker at least ten days before a stockholder meeting. The SEC approved amendments to NYSE Rule 452, effective January 1, 2010, to change uncontested director elections from "routine" to "non-routine." As a result of this rule change, brokers are prohibited from voting in director elections after January 1, 2010, without specific instructions from beneficial owners. In addition, the proposal regarding the amended 2008 Long-Term Incentive Plan and approval of the expanded Performance Criteria available under such Plan and the stockholder proposal are considered to be

"non-routine" and brokers are prohibited from voting on these matters without specific instructions from beneficial owners.

        If you are a beneficial owner (other than as a participant in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan), your bank, broker, or other holder of record is permitted to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you.

        Election of Directors — In accordance with 3M's Bylaws, each director is elected by the vote of the majority of votes cast (which means the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election with "abstentions" and "broker non-votes" not counted as a vote cast either "for" or "against" that director's election) with respect to that director's election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Company first mails its notice of meeting for such meeting to the Company's stockholders, the number of nominees exceeds the number of directors to be elected (a "Contested Election"), the directors shall be elected by the vote of a plurality of the votes cast (which means that the nominees who receive the most affirmative votes are elected to serve as directors).

        For an election where the majority vote standard applies, the Nominating and Governance Committee has established procedures under which any incumbent director who is not elected shall offer to tender his or her resignation to the Board. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Governance Committee, or such other committee designated by the Board of Directors, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the Committee's recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The Nominating and Governance Committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

        An incumbent director who fails to receive a majority of the votes cast in an election that is not a Contested Election (as defined above) and who tenders his or her resignation pursuant to these Guidelines shall remain active and engaged in Board activities while the Nominating and Governance Committee and the Board decide whether to accept or reject such resignation, or whether other action should be taken; provided, however, it is expected that such incumbent director shall not participate in any proceedings by the Nominating and Governance Committee or the Board regarding whether to accept or reject such director's resignation, or whether to take other action with respect to such director.

        If the Board of Directors accepts a director's resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the Bylaws.

        All Other Proposals — The affirmative "FOR" vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve all other proposals. In tabulating the voting result for any particular proposal, abstentions and, if applicable, broker non-votes are not counted as votes "FOR" or "AGAINST" the proposal. An abstention will, however, be counted as entitled to vote on a proposal and will, therefore, have the effect of a vote "AGAINST." The stockholder proposal is presented as a request to the Board to take action. Affirmative votes for the stockholder proposal will inform the Board about the level of support for the proposal.

 Voting Methods

        If you hold shares directly as the stockholder of record, you may vote by granting a proxy or vote in person at the Annual Meeting by requesting a ballot, or, if you hold shares beneficially in street name, by submitting voting instructions to your broker or nominee. If you own shares beneficially as a participant in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you may vote by submitting voting instructions to the trustee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Please refer to the summary instructions below and those included on your E-Proxy Notice or proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

        The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting for stockholders of record will be available 24 hours a day, up until 10:59 p.m. (Central Time) on May 10, 2010. Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan may instruct the trustee how to vote their shares via the Internet, by telephone, or by signing and returning the proxy card by 10:59 p.m. (Central Time) on May 6, 2010.

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  VOTE BY INTERNET — www.proxyvote.com — If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week. Have your proxy card or E-Proxy Notice when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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  VOTE BY TELEPHONE — 1-800-690-6903 — If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week. Have your proxy card or E-Proxy Notice in hand when you call and then follow the instructions.

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  VOTE BY MAIL — You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided so that it is received by May 10, 2010, to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

        All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Changing Your Vote

        You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions). For shares held directly in your name, you may accomplish this by granting a new proxy or by voting in person at the Annual Meeting. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Counting the Vote

        In the election of directors, you may vote "FOR" or "AGAINST" one or more of the nominees or you may "ABSTAIN." For the other proposals, you may vote "FOR," "AGAINST," or "ABSTAIN," except that if you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Shares held in your account in the 3M Voluntary Investment Plan and

Employee Stock Ownership Plan or the 3M Savings Plan will be voted by the trustee as described in "Stockholders Entitled to Vote" on page 2.

        Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspectors of election.

Confidentiality

        The Company's Board of Directors has a policy that all stockholder proxies, ballots, and tabulations that identify stockholders are to be maintained in confidence. No such document will be available for examination, and the identity and vote of any stockholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the stockholder vote. The policy also provides that inspectors of election for stockholder votes must be independent and cannot be employees of the Company. Occasionally, stockholders provide written comments on their proxy card that may be forwarded to 3M management.

Results of the Vote

        We will announce preliminary voting results at the meeting and disclose the preliminary results (or final results) in our Current Report on Form 8-K within four business days of the Annual Meeting date. A news release with voting results will also be available on our Web site www.3M.com/profile/pressbox/index.jhtml.

Delivery of Documents to Stockholders Sharing an Address

        Securities and Exchange Commission rules allow us to deliver a single copy of an annual report and proxy statement to any household not participating in electronic proxy material delivery at which two or more stockholders reside, if we believe the stockholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates irritating duplicate mailings that stockholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus or information statements. Each stockholder will continue to receive a separate proxy card or voting instruction card.

        Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by calling 1-800-579-1639, by going to the following Web site: www.proxyvote.com, or by E-mail at sendmaterial@proxyvote.com, or in writing to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

        If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.

List of Stockholders

        The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 7:45 a.m. and 4:30 p.m. (Central Time), at our principal executive offices at 3M Center, St. Paul, Minnesota, by contacting the Secretary of the Company.

 Cost of Proxy Solicitation

        3M will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or electronic communication by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We have hired Georgeson Shareholder Communications, Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Georgeson Shareholder Communications, Inc. a fee of $20,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Transfer Agent

        Our Transfer Agent is Wells Fargo Bank, N.A. All communications concerning stockholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar issues can be handled by contacting Wells Fargo Bank, N.A. at 1-800-401-1952 (U.S.), 651-450-4064 (outside the U.S.), www.wellsfargo.com/shareownerservices, or in writing, P.O. Box 64854, St. Paul, MN 55164-0854.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines that, along with the Certificate of Incorporation, Bylaws, and charters of the Board committees, provide the framework for the governance of the Company. The Board's Nominating and Governance Committee is responsible for overseeing and reviewing the Guidelines at least annually, and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines, the Certificate of Incorporation, Bylaws, and charters of the Board committees are available on our Web site at www.3M.com, under Investor Relations — Corporate Governance.

Executive Sessions

        Independent directors regularly meet in executive sessions without the Chairman and CEO or other members of management present to review the criteria upon which the performance of the Chairman and CEO is based, to review the performance of the Chairman and CEO against those criteria, to ratify the compensation of the Chairman and CEO as approved by the Compensation Committee, and to discuss any other relevant matters.

Board's Leadership Structure

        The Board's current leadership structure is characterized by:

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  a combined Chairman of the Board and CEO;

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  a strong, independent, and highly experienced lead director with well-defined responsibilities that support the Board's oversight responsibilities;

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  a robust Committee structure with oversight of various types of risks; and

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  an engaged and independent Board.

        The Board believes that its current leadership structure provides independent board leadership and engagement while deriving the benefit of having our CEO also serve as Chairman of the Board. As the individual with primary responsibility for managing the Company's day-to-day operations and with in-depth knowledge and understanding of the Company, he is best positioned to chair regular Board meetings as we discuss key business and strategic issues. Coupled with an independent Lead Director, this combined structure provides independent oversight while avoiding unnecessary confusion regarding the Board's oversight responsibilities and the day-to-day management of business operations.

        The Board of Directors believes it is fundamentally wrong to permanently and inflexibly separate or combine the positions of Chairman of the Board and Chief Executive Officer. To do so prevents the Board from acting in the stockholders' best interests when selecting future Board leadership. The Board rejected permanently separating or combining the positions of Chairman and CEO in its Corporate Governance Guidelines, which are reviewed at least annually and available on our Web site at www.3M.com, under Investor Relations — Corporate Governance. Instead, the Board adopted an approach that allows it, in representing the stockholders' best interests, to decide who should serve as Chairman or CEO, or both, under present or anticipated future circumstances.

        The Board believes that the Company's corporate governance measures ensure that strong, independent directors continue to effectively oversee the Company's management and key issues related to executive compensation, CEO evaluation and succession planning, strategy, risk, and integrity. The Board has also designated one of their members to serve as lead director, with responsibilities (described in the next section) that are similar to those typically performed by a separate chairman.

        The Board believes that combining the roles of CEO and Chairman contributes to an efficient and effective Board. The independent directors recruited the current Chairman and CEO from outside 3M to be its leader in a time of changing and challenging global economic conditions. The Board believes that to drive change and continuous improvement within the Company, tempered by respect for 3M's traditions and values, the CEO must have maximum authority to be effective. The CEO is primarily responsible for effectively leading significant change, improving operational efficiency, driving growth, managing the Company's day-to-day business, managing the various risks facing the Company, and reinforcing the expectation for all employees of continuing to build on 3M's century-old tradition of uncompromising honesty and integrity. The Board currently believes the CEO is best able to chair regular Board meetings and, with his in-depth knowledge and understanding of the Company, bring key business issues and stakeholder interests to the Board's attention.

Lead Independent Director

        The 3M Board of Directors has designated one of their members to serve as a lead director, with responsibilities that are similar to those typically performed by an independent chairman ("Lead Director"). Dr. Vance Coffman currently serves as Lead Director. Dr. Coffman is a highly experienced director, currently serving on the boards of Amgen, Inc. and Deere & Company, and former Chairman and CEO of Lockheed Martin Corporation. His responsibilities include:

  •
  presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

  •
  acts as a key liaison between the Chairman/CEO and the independent directors;

  •
  assists the Chairman/CEO in setting the Board agenda and frequency of meetings;

  •
  has the authority to call meetings of the independent directors;

  •
  communicates Board member feedback to the Chairman/CEO (except that the chair of the Compensation Committee leads the discussion of the Chairman/CEO's performance and communicates the Board's evaluation of that performance to the Chairman/CEO); and

  •
  performs such other duties as requested by the Board.

Communication with Directors

        The Board of Directors has adopted the following process for stockholders and other interested parties to send communications to members of the Board. Stockholders and other interested parties may communicate with the Lead Director, the chairs of the Audit, Compensation, Finance, and Nominating and Governance Committees of the Board, or with any of our other independent directors, by sending a letter to the following address: Corporate Secretary, 3M Company, 3M Center, Building 220-13E-34, St. Paul, MN 55144-1000.

Director Independence

        The Board of Directors has adopted a formal set of Director Independence Guidelines with respect to the determination of director independence, the full text of which is available on our Web site at www.3M.com, under Investor Relations — Corporate Governance. In accordance with these Guidelines, a director or nominee for director must be determined to have no material relationship with the Company other than as a director. The Guidelines specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm.

The Guidelines also prohibit Audit Committee members from having any direct or indirect financial relationship with the Company, and restrict both commercial and not-for-profit relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm's length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

        In accordance with these Guidelines, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director, or any member of his or her immediate family and the Company and its subsidiaries and affiliates in each of the most recent three completed fiscal years. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder). The Board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and companies at which some of our directors are or have been officers. In particular, with respect to each of the most recent three completed fiscal years, the Board evaluated for each of the directors, Michael L. Eskew, Herbert L. Henkel, Edward M. Liddy, and Robert J. Ulrich, the annual amount of sales to 3M by the company where he serves (or served) as an executive officer, and purchases by that company from 3M, and determined that the amount of sales and purchases in each fiscal year was below one percent of the annual revenues of each of those companies, the threshold set forth in the Director Independence Guidelines. The Board also considered charitable contributions to not-for-profit organizations with which our directors or immediate family members are affiliated, none of which approached the levels set forth in our Director Independence Guidelines.

        As a result of this review, the Board affirmatively determined that the following directors are independent under these Guidelines: Linda G. Alvarado, Vance D. Coffman, Michael L. Eskew, W. James Farrell, Herbert L. Henkel, Edward M. Liddy, Robert S. Morrison, Aulana L. Peters, and Robert J. Ulrich. The Board has also determined that no members of the Audit Committee received any compensation from the Company other than directors' fees. George W. Buckley is considered to not be independent because of his employment as Chairman of the Board, President and Chief Executive Officer of the Company.

Director Nomination Process

Role of the Nominating and Governance Committee

        The Nominating and Governance Committee ("Committee") identifies individuals that the Committee believes are qualified to become Board members in accordance with the Board Membership Criteria set forth below, and recommends selected individuals to the Board for nomination to stand for election at the next meeting of stockholders of the Company in which directors will be elected. In the event there is a vacancy on the Board between meetings of stockholders, the Committee seeks to identify individuals that the Committee believes are qualified to become Board members in accordance with the Board Membership Criteria set forth below, and may recommend one or more of such individuals for appointment to the Board.

Nominees Proposed by Stockholders for Consideration by the Committee

        The Committee has a policy to consider properly submitted stockholder nominees for candidates for membership on the Board of Directors. Stockholders proposing individuals for consideration by the Committee must include at least the following information about the proposed nominee: the proposed nominee's name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Stockholders should send the required information about the nominee to:

  Corporate Secretary
  3M Company
  3M Center
  Building 220-13E-34
  St. Paul, MN 55144-1000.

        In order for an individual proposed by a stockholder to be considered by the Committee for recommendation as a Board nominee for the 2011 Annual Meeting, the Corporate Secretary must receive the proposal no later than 5 p.m. Central Time on November 24, 2010. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Company). The Corporate Secretary will send properly submitted stockholder proposed nominations to the Committee Chair for consideration at a future Committee meeting. Individuals proposed by stockholders in accordance with these procedures will receive the same consideration that individuals identified to the Committee through other means receive.

Stockholder Nominations

        In addition, 3M's Bylaws permit stockholders to nominate directors at an Annual Meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company's Bylaws. With respect to nominations to be acted upon at our 2011 Annual Meeting, our Bylaws would require, among other things, that the Corporate Secretary receive written notice from the record stockholder no earlier than January 11, 2011, and no later than February 10, 2011. The notice must contain the information required by the Bylaws, a copy of which is available on our Web site at www.3M.com, under Investor Relations — Corporate Governance. Nominations received after February 10, 2011, will not be acted upon at the Annual Meeting.

Board Membership Criteria

        The Committee periodically reviews with the Board the requisite skills and characteristics of its members. 3M's Corporate Governance Guidelines contain Board Membership Criteria that apply to nominees for a position on 3M's Board. The Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members given the current Board composition. It is the intent of the Board that the Board, itself, will be a high performance organization creating competitive advantage for the Company. To perform as such, the Board will be comprised of individuals who have distinguished records of leadership and success in their arena of activity and who will make substantial contributions to Board operations and effectively represent the interests of all stockholders. The Committee's and the Board's assessment of Board candidates includes, but is not limited to, consideration of:

  (i)
  Roles and contributions valuable to the business community;

  (ii)
  Personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence, and adherence to the highest ethical standards;

  (iii)
  Relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government, and the like; and

  (iv)
  Whether the candidate is free of conflicts and has the time required for preparation, participation, and attendance at all meetings.

        In addition to these minimum requirements, the Committee will also evaluate whether the nominee's skills are complementary to the existing Board members' skills, the Board's needs for particular expertise in fields such as business, manufacturing, technology, financial, marketing, international, governmental, or other areas of expertise, and assess the nominee's impact on Board dynamics and effectiveness.

Diversity

        The Board of Directors values diversity as a factor in selecting nominees to serve on the Board, and believes that the diversity which exists in its composition provides significant benefit to the Board and the Company. Although there is no specific policy on diversity, the Nominating and Governance Committee considers the Board Membership Criteria in selecting nominees for directors, including "diversity of background." Such considerations may include gender, race, national origin, functional background, executive or professional experience, and international experience.

Identification, Evaluation, and Selection of Nominees

        The Committee periodically reviews the appropriate size and composition of the Board and anticipates future vacancies and needs of the Board. In the event the Committee recommends an increase in the size of the Board or a vacancy occurs, the Committee considers qualified nominees from several sources, including current Board members and nominees recommended by stockholders and other persons.

        The Committee may from time to time retain a director search firm to help the Committee identify qualified director nominees for consideration by the Committee.

        The Committee evaluates qualified director nominees at regular or special Committee meetings against the current Board Membership Criteria described above and reviews qualified director nominees with the Board. The Committee and the Chairman of the Board interview candidates that meet the Board Membership Criteria and the Committee selects nominees that best suit the Board's current needs and recommends one or more of such individuals for election to the Board.

Board's Role in Risk Oversight

        The Board has delegated to the Audit Committee through its charter the primary responsibility for the oversight of risks facing the Company. The charter provides that the Audit Committee "Discuss policies and procedures with respect to risk assessment and risk management, the Company's major risk exposures and the steps management has taken to monitor and mitigate such exposures."

        The Vice President and General Auditor, Corporate Auditing ("Auditor"), whose appointment and performance is reviewed and evaluated by the Audit Committee and who has direct access to the Committee, is responsible for leading the formal risk assessment and management process within the Company. The Auditor, through consultation with the Company's senior management, periodically assesses the major risks facing the Company and works with those executives responsible for managing each specific risk. The Auditor periodically reviews with the Audit Committee the major risks facing the Company and the steps management has taken to monitor and mitigate those risks. The Auditor's risk management report, which is provided in advance of the meeting, is reviewed with the entire Board by either the Chair of the Audit Committee or the Auditor. The executive responsible for managing a particular risk may also report to the full Board on how the risk is being managed and mitigated.

        While the Board's primary oversight of risk is with the Audit Committee, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, the Compensation Committee oversees the risks associated with the Company's compensation practices, including an annual review of the Company's risk assessment of its compensation policies and practices for its employees. The Finance Committee oversees risks associated with the Company's capital structure, its credit ratings and its cost of capital, long-term benefit obligations, and the Company's use of or investment in financial products, including derivatives used to manage risk related to foreign currencies, commodities, and interest rates. The Nominating and Governance Committee oversees the risks associated with the Company's overall governance and its succession planning process to understand that the Company has a slate of future, qualified candidates for key management positions.

        The Board believes that its oversight of risks, primarily through delegation to the Audit Committee, but also through delegation to other committees to oversee specific risks within their areas of responsibility and expertise, and the sharing of information with the full Board, is appropriate for a diversified technology and manufacturing company like 3M. The chair of each committee that oversees risk provides a summary of the matters discussed with the committee to the full Board following each committee meeting. The minutes of each committee meeting are also provided to all Board members. The Board also believes its oversight of risk is enhanced by its current leadership structure (discussed above) because the CEO, who is ultimately responsible for the Company's management of risk, also chairs regular Board meetings, and with his in-depth knowledge and understanding of the Company, is best able to bring key business issues and risks to the Board's attention.

3M Business Conduct Policies

        More than a century of operating with honesty and integrity has earned 3M trust from our customers, credibility with our communities, and dedication from our employees. All of our employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, are required to abide by 3M's business conduct policies to ensure that our business is conducted in a consistently legal and ethical manner. These policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures and a companywide focus on uncompromising honesty and integrity in every aspect of our operations. Our business conduct policies cover many topics, including antitrust and competition law, conflicts of interest, financial reporting, protection of confidential information, and compliance with all laws and regulations applicable to the conduct of our business.

        Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the business conduct policies. The Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees or others of concerns regarding questionable accounting or auditing matters. Information on how to submit any such communications can be found on 3M's Web site at http://www.3m.com/busconducttrain/.

        The Board of Directors has adopted a Code of Business Conduct and Ethics for directors of the Company. This Code incorporates long-standing principles of conduct the Company and the Board follow to ensure the Company's business and the activities of the Board are conducted with integrity, adherence to the highest ethical standards, and in compliance with the law.

        The Company's Business Conduct Policies for employees and the Code of Business Conduct and Ethics for Directors are available on our Web site at www.3M.com under Investor Relations — Corporate Governance, and copies of these policies are also available to any stockholder upon request to Investor Relations.

 Related Person Transaction Policy and Procedures

        The Board of Directors has adopted a written Related Person Transaction Policy which is administered by the Nominating and Governance Committee. This policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person has a direct or indirect material interest. Under the Policy, Company management will determine whether a transaction meets the requirements of a Related Person Transaction requiring review by the Committee. Transactions that fall within this definition will be referred to the Committee for approval, ratification, or other action. Based on its consideration of all of the relevant facts and circumstances, the Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company. In the course of its review and approval or ratification of a transaction, the Committee shall consider:

  1.
  the nature of the related person's interest in the transaction;

  2.
  the material terms of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

  3.
  the significance of the transaction to the related person;

  4.
  the significance of the transaction to the Company;

  5.
  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

  6.
  any other matters the Committee deems appropriate.

        Any Committee member who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting such approval or ratification; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Committee which considers the transaction.

Policy on Adoption of a Rights Plan

        In 2002 and 2003, a 3M stockholder submitted a shareholder proposal to 3M regarding the approval process for adopting a stockholders' rights plan (also known as a "poison pill"). 3M does not have a rights plan and is not currently considering adopting one. The Board continues to believe, however, that there may be circumstances under which adoption of a rights plan would be necessary to give the Board the negotiating power and leverage to obtain the best result for 3M stockholders in the context of a takeover effort.

        Following consideration of the favorable vote the stockholder proposal received and in light of this belief, the Board has adopted and reaffirmed a statement of policy on this topic. The Board's policy is that it will only adopt a rights plan if either (1) stockholders have approved adoption of the rights plan or (2) the Board in its exercise of its fiduciary responsibilities, including a majority of the independent members of the Board, makes a determination that, under the circumstances existing at the time, it is in the best interests of 3M's stockholders to adopt a rights plan without the delay in adoption that would come from the time reasonably anticipated to seek stockholder approval.

        The Board has directed the Nominating and Governance Committee to review this policy statement on an annual basis and to report to the Board on any recommendations it may have concerning the policy. The terms of the policy, as in effect, will be included in 3M's published Corporate Governance Guidelines and its proxy statement.

BOARD AND COMMITTEE MEMBERSHIP

        The Board currently has ten directors and the following four Committees: Audit, Compensation, Finance, and Nominating and Governance. The membership during 2009 and the function of each Committee are described below.

        During 2009, the Board of Directors held six regularly scheduled meetings. Overall attendance at Board and committee meetings was 97 percent. Eight, one, and one of our directors attended 100, 94, and 79 percent, respectively, of the regularly scheduled meetings of the Board and Board committees on which they served in 2009.

        The Company has a long-standing policy that directors are expected to attend the Annual Meeting of Stockholders unless extenuating circumstances prevent them from attending. All directors attended last year's Annual Meeting of Stockholders.

        The Board and each Committee conducted an evaluation of their performance in 2009.

Name of Non-Employee Director	Audit	Compensation	Finance	Nominating and Governance

Linda G. Alvarado	X		X

Vance D. Coffman		X *		X

Michael L. Eskew	X		X *

W. James Farrell	X		X

Herbert L. Henkel	X *			X

Edward M. Liddy	X			X

Robert S. Morrison		X		X *

Aulana L. Peters		X	X

Robert J. Ulrich		X		X

X = Committee Member; * = Chair

 Audit Committee

        In 2009, the Audit Committee met eight times. The Committee assists the Board in its oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company's independent registered public accounting firm (the "Independent Accounting Firm"), and the performance of the Company's internal auditing department. In addition, the Committee:

  •
  Reviews the Company's annual audited and quarterly consolidated financial statements;

  •
  Reviews the Company's financial reporting process and disclosure and internal controls and procedures, including major issues regarding accounting principles and financial statement presentation, and critical accounting policies to be used in the consolidated financial statements;

  •
  Reviews and discusses with management and the Independent Accounting Firm the Company's internal controls report and the Independent Accounting Firm's attestation of the Company's internal controls;

  •
  By delegation to the chair, reviews earnings press releases prior to issuance;

  •
  Appoints, oversees, and approves compensation of the Independent Accounting Firm;

  •
  Reviews with the Independent Accounting Firm the scope of the annual audit, including fees and staffing, and approves all audit and permitted non-audit services provided by the Independent Accounting Firm;

  •
  Reviews findings and recommendations of the Independent Accounting Firm and management's response to the recommendations of the Independent Accounting Firm;

  •
  Discusses policies with respect to risk assessment and risk management, the Company's major risk exposures, and the steps management has taken to monitor and mitigate such exposures; and

  •
  Reviews compliance with the Company's business conduct policies.

        The Board of Directors has determined that all of the Audit Committee members are "independent," "financially literate," and have "accounting or related financial management expertise" under the New York Stock Exchange listing standards. The Board has also determined that all of the Audit Committee members — Herbert L. Henkel (chair), Linda G. Alvarado, Michael L. Eskew, W. James Farrell, and Edward M. Liddy — are "audit committee financial experts" as that term is defined by applicable SEC regulations. The charter of the Audit Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

Compensation Committee

        In 2009, the Compensation Committee met six times. The Committee reviews the Company's compensation practices and policies, annually reviews and approves (subject to ratification by the independent directors of the Board) the compensation for the CEO, annually reviews and approves the compensation for the other senior executives, evaluates CEO performance, reviews and discusses with management of the Company the Compensation Discussion and Analysis prepared in accordance with the SEC's disclosure rules for executive compensation, and furnishes a report for inclusion in the Company's proxy statement. In addition, the Committee:

  •
  Approves the adoption, amendment, and termination of incentive compensation and deferred compensation programs for employees of the Company;

  •
  Approves, subject to ratification by the independent directors of the Board, employment agreements and severance arrangements for the CEO, as appropriate;

  •
  Approves employment agreements and severance arrangements for the senior executives of the Company (other than the CEO), as appropriate;

  •
  Interprets and supervises the administration of the Company's stock and long-term incentive compensation programs, and determines the employees who receive awards and the size of their awards under such programs;

  •
  Reviews and makes recommendations to the Board of Directors concerning the design of the pension and other postretirement benefit plans that have a material financial impact upon the Company;

  •
  Annually reviews a risk assessment of the Company's compensation policies and practices for its employees; and

  •
  Periodically reviews human resource issues relating to the Company's policies and practices with respect to workforce diversity and equal employment opportunities.

        The Board of Directors has determined that all Compensation Committee members are "independent" under the New York Stock Exchange listing standards. The Board has also determined that each Compensation Committee member qualifies as a "Non-Employee Director" under Rule 16b-3 of the Securities Exchange Act of 1934 and that each member (except Robert S. Morrison due to his service in 2005 as interim CEO), qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code. The charter of the Compensation Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

Finance Committee

        The Finance Committee met six times in 2009. The Committee assists the Board with its oversight of the Company's capital structure, financing, investment, and other financial matters of importance to the Company. In addition, the Committee:

  •
  Reviews and recommends for approval by the Board the dividend policy and the declaration of dividends or other forms of distributions on the Company's stock, such as stock splits in the form of a stock dividend;

  •
  Reviews and recommends for approval by the Board the repurchase of the Company's stock;

  •
  Reviews and recommends for approval by the Board the Company's short- and long-term borrowings;

  •
  Reviews and recommends for approval by the Board the registration and issuance of the Company's debt or equity securities, except in the case of the issuance of debt or equity securities in connection with a merger or acquisition transaction which is presented to the Board;

  •
  Periodically reviews the Company's ratings from credit rating agencies;

  •
  Reviews and recommends for approval by the Board an annual capital expenditure budget and revisions to that budget;

  •
  Reviews and recommends for approval by the Board capital expenditures in excess of $75,000,000;

  •
  Reviews and evaluates any risks associated with the Company's use of or investment in financial products, including derivatives used to manage risk related to foreign currencies, commodity prices, and interest rates;

  •
  Periodically reviews the Company's insurance coverage; and

  •
  Periodically reviews the funding of the Company's pension and other benefit plans.

        The Board of Directors has determined that all Finance Committee members are "independent" under the New York Stock Exchange listing standards. The charter of the Finance Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

Nominating and Governance Committee

        In 2009, the Nominating and Governance Committee met five times. The Committee establishes Board membership criteria, assists the Board by identifying individuals qualified to become Board members, recommends to the Board matters of corporate governance, facilitates the annual review of the performance of the Board and its Committees, and periodically reviews CEO and management succession plans. In addition, the Committee:

  •
  Selects and recommends candidates to the Board of Directors to be submitted for election at the Annual Meeting and candidates to fill any vacancies on the Board, including stockholder nominees for director (submitted in accordance with the Company's Bylaws). The Committee considers all candidates in light of the Board membership criteria adopted by the Board of Directors;

  •
  Reviews and makes recommendations to the Board of Directors concerning the composition and size of the Board and its Committees, Board membership criteria, frequency of meetings, and directors' fees;

  •
  Reviews the Company's Corporate Governance Guidelines at least annually, and recommends any proposed changes to the Board for approval;

  •
  Develops and recommends to the Board standards to be applied in making determinations on the types of relationships that constitute material relationships between the Company and a director for purposes of determining director independence;

  •
  Reviews and approves or ratifies any transaction between the Company and any related person, which is required to be disclosed under the rules of the Securities and Exchange Commission;

  •
  Develops and recommends to the Board for its approval an annual self-assessment process of the Board and its Committees and oversees the process;

  •
  Reviews periodically with the Chairman/CEO succession plans relating to positions held by elected corporate officers, and makes recommendations to the Board with respect to the selection of individuals to occupy these positions; and

  •
  Periodically reviews the corporate contribution program and the activities of the 3M Foundation.

        The Board of Directors has determined that all Nominating and Governance Committee members are "independent" under the New York Stock Exchange listing standards. The charter of the Nominating and Governance Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

        The Nominating and Governance Committee periodically receives reports on the status of Board compensation in relation to other large U.S. companies and is responsible for recommending to the Board changes in compensation for nonemployee directors. In developing its recommendations, the Committee is guided by the following goals: compensation should fairly pay directors for work required in a company of 3M's size and scope, a significant portion of the total compensation should be paid in common stock to align directors' interests with the long-term interests of stockholders, and the structure of the compensation should be simple and transparent. Periodically, at the request of the Committee, Frederic W. Cook & Co., Inc. conducts a survey of director compensation at other large U.S. companies and provides expert advisory support to the Committee on the compensation of nonemployee directors. Neither the Company nor the Nominating and Governance Committee has any arrangement with any other compensation consultant who has a role in determining or recommending the amount or form of director compensation. Nonemployee directors' compensation includes the following compensation elements:

        Annual Compensation — In 2009, the Nominating and Governance Committee considered a board compensation study prepared by Frederic W. Cook & Co., Inc. Given the economic conditions and the fact that employees of the Company received no merit increase in 2009, the Committee recommended no increase in nonemployee director compensation. For 2009, the annual compensation for nonemployee directors was $205,000. Except as indicated, the annual compensation is payable in four installments following the end of each quarter of service, approximately 40 percent (or $85,000) in cash and approximately 60 percent (or $120,000) in stock payable after the Annual Meeting. In addition, the chair of a Board committee received an additional annual fee of $15,000. There are no meeting fees. In lieu of the cash fees, a director may elect to receive common stock of the Company. Each nonemployee director may voluntarily defer all or part of their annual cash fees or stock award until they cease to be members of the Board.

          Deferred Stock — For directors who have made an election to defer their annual stock award or annual cash fees into a common stock equivalents account ("Deferred Stock"), the Company shall credit their account with a number of 3M common stock equivalents (including fractional share equivalents) equal to the number of actual shares of 3M common stock which could have been purchased with such deferred amounts on the first day of the calendar quarter using the closing price of 3M common stock on the New York Stock Exchange on the last business day immediately preceding such date. 3M common stock equivalents having a value equal to dividends paid on 3M common stock shall be credited to such an account on each dividend payment date. The share equivalents shall be determined by using the closing price of 3M common stock on the New York Stock Exchange on the sixth business day preceding the dividend record date. The Deferred Stock is fully vested upon grant but does not have voting rights. Appropriate adjustments shall be made to the accounts for stock splits, stock dividends, merger, consolidation, payment of dividends in other than cash, and similar circumstances affecting 3M common stock. The Deferred Stock will be distributed in 3M common stock to nonemployee directors beginning on January 1 of the year following the year in which they leave the Board in a lump sum or up to ten annual installments pursuant to their deferral elections.

        All Other Compensation — The column below showing "All Other Compensation" includes the following items:

          Matching Gifts — The nonemployee directors are eligible to participate in the matching gift program on the same terms as 3M employees. Under this program, the 3M Foundation will match up to a total of $10,000 a year in contributions by the director to eligible institutions of higher education.

          Other — This column also includes the incremental cost of complimentary products and the income imputed to the director for travel by the director's spouse on corporate aircraft to attend Board functions.

        Each of these components is described in more detail below. The total 2009 compensation of our nonemployee directors is shown in the following table:

Director	Fees Earned Or Paid in Cash($)(1)	Stock Awards($)(2)	All Other Compensation ($)(3)	Total ($)

Linda G. Alvarado	85,000	120,000	3,400	208,400

Vance D. Coffman*	100,000	120,000	4,512	224,512

Michael L. Eskew*	100,000	120,000	1,187	221,187

W. James Farrell	85,000	120,000	215	205,215

Herbert L. Henkel*	96,250	120,000	370	216,620

Edward M. Liddy	88,750	120,000	5,000	213,750

Robert S. Morrison*	100,000	120,000	10,182	230,182

Aulana L. Peters	85,000	120,000	14,469	219,469

Robert J. Ulrich	85,000	120,000	—	205,000

*
Committee Chair

(1)
This column reports the amount of all fees earned or paid in cash for services as a director.

(2)
This column represents the grant date fair value of the stock awards made in 2009, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The Company does not grant stock options to nonemployee directors except that Robert S. Morrison has 92,632 fully-vested stock options outstanding, which were previously granted to him as interim Chairman of the Board and Chief Executive Officer of the Company from June 30 to December 6, 2005. Since all stock awards vest on the grant date, there are no unvested stock awards outstanding at year end.

(3)
This column includes participation in the matching gift program with Robert S. Morrison and Aulana L. Peters participating at the $10,000 level and Edward M. Liddy participating at the $5,000 level. This column also includes the incremental cost of complimentary products and the income imputed to the director for travel by the director's spouse on corporate aircraft to attend Board functions.

        Expenses.    Nonemployee directors are reimbursed for their expenses in connection with attending Board meetings (including expenses related to spouses when they are invited to attend Board events). Nonemployee directors may use the Company aircraft for travel to and from 3M Board meetings.

        Stock Ownership Guidelines.    The Board requires that each director retain the stock portion (currently valued at $120,000) of the annual compensation issued on or after October 1, 2007, until the director leaves the Board. Information regarding accumulated stock and deferred stock units is set forth in the section entitled "Information on Stock Ownership of Directors and Executive Officers."

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Board of Directors currently has ten members. At the 2010 Annual Meeting, each of the directors is standing for reelection to hold office until the 2011 Annual Meeting of Stockholders. We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or retirement.

        Majority Vote Standard — In accordance with 3M's Bylaws, each director is elected by the vote of the majority of votes cast (which means the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election with "abstentions" and "broker non-votes" not counted as a vote cast either "for" or "against" that director's election) with respect to that director's election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Company first mails its notice of meeting for such meeting to the Company's stockholders, the number of nominees exceeds the number of directors to be elected (a "Contested Election"), the directors shall be elected by the vote of a plurality of the votes cast (which means that the nominees who receive the most affirmative votes are elected to serve as directors).

        For an election where the majority vote standard applies, the Nominating and Governance Committee has established procedures under which any incumbent director who is not elected shall offer to tender his or her resignation to the Board. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Governance Committee, or such other committee designated by the Board of Directors, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the Committee's recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The Nominating and Governance Committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

        An incumbent director who fails to receive a majority of the votes cast in an election that is not a Contested Election (as defined above) and who tenders his or her resignation pursuant to these Guidelines shall remain active and engaged in Board activities while the Nominating and Governance Committee and the Board decide whether to accept or reject such resignation, or whether other action should be taken; provided, however, it is expected that such incumbent director shall not participate in any proceedings by the Nominating and Governance Committee or the Board regarding whether to accept or reject such director's resignation, or whether to take other action with respect to such director. If the Board of Directors accepts a director's resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the Bylaws.

        Experience, Qualifications, Attributes, and Skills of Director Nominees — All of the nominees meet the Board Membership Criteria described in the section entitled "Director Nomination Process." The principal occupation, public company directorships held currently or during the last five years, and other background information about the nominees, including a discussion of the specific experience, qualifications, attributes, and skills of each nominee that led to the Board's conclusion that each nominee should serve as a director, is set forth on the following pages.

        The Board of Directors recommends a vote "FOR" the election of these nominees as directors.

Nominees for Director:

Linda G. Alvarado, 58, President and Chief Executive Officer, Alvarado Construction, Inc., a Denver-based commercial general contractor, construction management and development company. In 1976, Ms. Alvarado founded Alvarado Construction, Inc. and has overseen the growth of that enterprise as a commercial general contracting and design/build development firm conducting business across the United States and internationally. Ms. Alvarado is on the board of the following public company in addition to 3M: Pitney Bowes, Inc. Ms. Alvarado formerly served on the boards of Lennox International Inc., QWEST Communications International, Inc., and The Pepsi Bottling Group, Inc. Ms. Alvarado's leadership role and experiences in establishing and building successful businesses, including founding and serving as President and Chief Executive Officer of Alvarado Construction, Inc., President of Palo Alto, Inc., which owns and operates numerous YUM! Brands restaurants in several states, and co-owner of the Colorado Rockies Major League Baseball Club, her skills in operations, financial and audit matters, and her experiences as a director at the public companies listed above, qualify her to serve as a director of 3M.
Director since 2000.

George W. Buckley, 63, Chairman of the Board, President and Chief Executive Officer since December 2005. Before joining 3M in 2005, Dr. Buckley was Chairman of the Board, President and Chief Executive Officer of the Brunswick Corporation, a global manufacturer and marketer of recreation products, since 2000, and served in other executive positions at Brunswick Corporation from 1997 to 2000. He also held various leadership roles at Emerson Electric Co. as Chief Technology Officer and President of the Electric Motors Division from 1993 to 1997. Dr. Buckley is on the boards of the following public companies in addition to 3M: Archer-Daniels-Midland Company and The Black & Decker Corporation. In addition, Dr. Buckley formerly served on the boards of Ingersoll-Rand plc and Tyco Corp. Dr. Buckley's Bachelor of Science degree in Electrical and Electronic Engineering and his Doctoral degree in Engineering in joint study at Huddersfield and Southampton Universities, his leadership roles at Emerson Electric Co. and British Railways (as Managing Director of the Central Services Division), his service as Chairman and Chief Executive Officer of Brunswick Corporation, his skills in business and financial matters, and his experiences as a director at the public companies listed above, qualify him to serve as director and Chairman of the Board of 3M.
Director since 2005.

Vance D. Coffman, 65, Retired Chairman of the Board and Chief Executive Officer, Lockheed Martin Corporation, a high technology aerospace and defense company. Dr. Coffman served in various executive capacities at Lockheed Martin Corporation before becoming Chairman and Chief Executive Officer in 1998. He retired as Chief Executive Officer in 2004 and as Chairman of the Board in 2005. Dr. Coffman is on the boards of the following public companies in addition to 3M: Amgen Inc. and Deere & Company. In addition, Dr. Coffman formerly served on the board of Bristol-Myers Squibb Company. Dr. Coffman's Bachelor of Science degree in Aerospace Engineering from Iowa State University and his Masters and Doctoral degrees in Aeronautics and Astronautics from Stanford University and his various leadership roles and experiences at Lockheed Martin, including serving as Chairman of the Board and Chief Executive Officer, his role in the integration of Lockheed and Martin Marietta Corporations, his skills in business and financial matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.
Director since 2002.

Michael L. Eskew, 60, Retired Chairman of the Board and Chief Executive Officer, United Parcel Service, Inc., a provider of specialized transportation and logistics services. Mr. Eskew was appointed Executive Vice President in 1999 and Vice Chairman in 2000 before becoming Chairman and Chief Executive Officer in January 2002. He retired as Chairman of the Board and Chief Executive Officer at the end of 2007 but remained as a director of UPS. Mr. Eskew is on the boards of the following public companies in addition to 3M and United Parcel Service: International Business Machines Corp. and Eli Lilly and Company. Mr. Eskew's degree in industrial engineering from Purdue University, his leadership roles and experiences at United Parcel Service, including serving as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in global logistics, his skills in financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.
Director since 2003.

W. James Farrell, 67, Retired Chairman and Chief Executive Officer, Illinois Tool Works Inc., a multi-national manufacturer of highly engineered fasteners, components, assemblies and systems. Mr. Farrell served in various executive capacities since joining ITW before becoming Chairman and Chief Executive Officer in 1996. He retired as Chief Executive Officer in 2005 and as Chairman in 2006. Mr. Farrell is on the boards of the following public companies in addition to 3M: Abbott Laboratories, The Allstate Corporation, and UAL Corporation. In addition, Mr. Farrell formerly served on the boards of Kraft Foods,  Inc., and Sears, Roebuck and Co. Mr. Farrell's Bachelor of Science degree in electrical engineering from the University of Detroit, his leadership roles and experiences at Illinois Tool Works, including serving as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in global diversified manufacturing, his skills in financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.
Director since 2006.

Herbert L. Henkel, 61, Chairman of the Board (since May 2000), Ingersoll-Rand plc, a manufacturer of industrial products and components. Mr. Henkel retired as Ingersoll-Rand's Chief Executive Officer, a position he held since October 1999, on February 4, 2010, and will remain as Chairman of the Board until his retirement from the company on June 3, 2010. Mr. Henkel served as President and Chief Operating Officer of Ingersoll-Rand from April 1999 to October 1999. Mr. Henkel served in various leadership roles at Textron, Inc., including its President and Chief Operating Officer from 1998-1999. Mr. Henkel is on the board of the following public company in addition to 3M and Ingersoll-Rand plc: C. R. Bard, Inc. In addition, Mr. Henkel formerly served on the board of Pitney Bowes, Inc. and AT&T Corp. Mr. Henkel's Bachelor's and Master's degrees in Engineering from Polytechnic University of New York and Masters of Business Administration from the Lubin School at Pace University, his leadership roles and experiences at Textron, Inc. and Ingersoll-Rand, including serving as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in engineering and manufacturing in multi industries, his skills in financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.
Director since 2007.

Edward M. Liddy, 64, Partner, Clayton, Dubilier & Rice, LLC, a private equity investment firm. Former Interim Chairman and Chief Executive Officer of American International Group, Inc. (AIG), a global insurance and financial services holding company (at the request of the U.S. Department of the Treasury, Mr. Liddy agreed to serve as Interim Chairman and Chief Executive Officer of AIG in September 2008 in conjunction with the U.S. Government's actions to provide stability to AIG and certain other financial service firms). He retired from that position on August 9, 2009. Mr. Liddy served as Chairman of the Board of the Allstate Corporation from January 1999 to April 2008. He served as Chief Executive Officer of Allstate from January 1999 to December 2006, President from January 1995 to May 2005, and Chief Operating Officer from August 1994 to January 1999. Mr. Liddy retired from his position as Chairman of Allstate in the spring of 2008. He became a partner in the private equity investment firm of Clayton, Dubilier & Rice, LLC from April to September 2008 and rejoined that firm as a partner in January 2010. In addition, Mr. Liddy formerly served on the boards of The Kroger Co., The Goldman Sachs Group, Inc., and The Boeing Company. Mr. Liddy's undergraduate degree from Catholic University and his Masters of Business Administration from George Washington University, his leadership roles and experiences at Sears, Roebuck & Co. as Chief Financial Officer from 1992-1994 and at Allstate as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in insurance, his skills in financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.
Director since 2000.

Robert S. Morrison, 67, Retired Vice Chairman of PepsiCo, Inc., a processor of packaged foods and beverages. Mr. Morrison served as Vice Chairman of PepsiCo, Inc. from 2001 to February 2003. From 1997 until the 2001 merger with PepsiCo, Mr. Morrison was Chairman, President and Chief Executive Officer of The Quaker Oats Company. Mr. Morrison served in various leadership roles at Kraft Foods, Inc, from 1983 to 1997, including its Chief Executive Officer from 1994-1997. From June 30 to December 6, 2005, Mr. Morrison served as interim Chairman of the Board and Chief Executive Officer of 3M Company. Mr. Morrison is on the boards of the following public companies in addition to 3M: Aon Corporation and Illinois Tool Works Inc. In addition, Mr. Morrison formerly served on the board of The Tribune Company. Mr. Morrison's Masters of Business Administration from the Wharton School, University of Pennsylvania, his leadership roles and experiences at Kraft Foods, The Quaker Oats Company, and PepsiCo., his knowledge of and extensive experiences in managing global consumer goods companies, his skills in business and financial matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.
Director since 2002.

Aulana L. Peters, 68, Retired Partner, Gibson, Dunn & Crutcher LLP. Mrs. Peters is a retired partner of the law firm of Gibson, Dunn & Crutcher where she was a partner from 1980 to 1984 and 1988 to 2000. From 1984 to 1988, she served as a Commissioner of the Securities and Exchange Commission. From January 2001 to April 2002, Mrs. Peters served as a member of the Public Oversight Board ("POB") of the American Institute of Certified Public Accountants. Mrs. Peters has also served as a member of the Steering Committee for Financial Accounting Standards Board's Financial Reporting Project and a member of the POB's Blue Ribbon Panel on Audit Effectiveness. Currently, Mrs. Peters serves on the U.S. Comptroller General's Accountability Advisory Panel and is a member of the International Public Interest Oversight Board which oversees the standard setting process of the International Federation of Accountants for auditing, assurance, independence, and ethics standards. Mrs. Peters is on the boards of the following public companies in addition to 3M: Deere & Company and Northrop Grumman Corporation. In addition, Mrs. Peters formerly served on the board of Merrill Lynch & Co., Inc. Mrs. Peters' law degree from the University of Southern California, her experiences as a partner at Gibson, Dunn & Crutcher and as a Commissioner of the Securities and Exchange Commission, her extensive experience and skills in accounting and audit matters and her experiences as a director at the public companies listed above, qualify her to serve as a director of 3M.
Director since 1990.

Robert J. Ulrich, 66, Retired Chairman of the Board and Chief Executive Officer of Target Corporation, an operator of large-format general merchandise and food discount stores. Mr. Ulrich began his retailing career as a merchandising trainee in Target's department store division (Dayton Hudson) in 1967 and advanced through various management positions. He became Chairman and Chief Executive Officer of Target Stores in 1987 and was elected Chairman and Chief Executive Officer of Target Corporation in 1994. Mr. Ulrich retired as Target's Chief Executive Officer on May 1, 2008, and retired as Chairman of the Board on January 31, 2009. In addition, Mr. Ulrich formerly served on the board of YUM! Brands, Inc. Mr. Ulrich's bachelor of arts degree from the University of Minnesota, his leadership roles and experiences at Dayton Hudson and Target Corporation, his knowledge of and extensive experiences in retailing and in building Target Stores into the second-largest retailer in the United States, his skills in business and financial matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.
Director since 2008.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2010. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection.

        During 2009, PricewaterhouseCoopers LLP served as the Company's independent registered public accounting firm and also provided certain tax and other audit-related services. For a description of those services and the fees paid, see section entitled "Fees of Independent Registered Public Accounting Firm."

        Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

Recommendation of the Audit Committee

        The Audit Committee of the Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2010. Proxies solicited by the Board of Directors will be voted "FOR" ratification unless a contrary vote is specified.

 PROPOSAL NO. 3

APPROVAL OF THE AMENDED 2008 LONG-TERM INCENTIVE PLAN AND APPROVAL OF THE
EXPANDED PERFORMANCE CRITERIA AVAILABLE UNDER THE 2008 LONG-TERM
INCENTIVE PLAN

        The 3M 2008 Long-Term Incentive Plan (the "2008 Plan") was adopted by the Board of Directors in February 2008 and approved by 3M's stockholders at the Annual Meeting of Stockholders on May 13, 2008. As part of this approval, 3M's stockholders authorized the issuance or delivery of 35,000,000 shares of 3M common stock pursuant to awards granted under the 2008 Plan. At their meetings in February 2010, the Compensation Committee recommended and the Board of Directors approved, subject to stockholder approval at the Annual Meeting, an amendment to the 2008 Plan that would make the following changes:

  •
  Increase the number of shares authorized for issuance or delivery pursuant to awards granted under the 2008 Plan by 29,000,000 shares;

  •
  Revise the rate at which full value awards (primarily restricted stock and restricted stock units) are counted for purposes of the 2008 Plan's authorized share limit;

  •
  Expand the available performance criteria for measuring the performance of the Company in connection with awards of Performance Units or Performance Shares to the Company's employees; and

  •
  Prohibit the repricing of outstanding stock options or stock appreciation rights granted under the 2008 Plan to reduce the exercise or grant price of such awards, or other transactions with a similar effect, without the prior approval of the Company's stockholders.

In addition to the above-described changes made by this amendment, the Company is also requesting that 3M's stockholders approve the expanded performance criteria available for the awards of Performance Units or Performance Shares made under the 2008 Plan.

Summary of the Long-Term Incentive Plan

        The following is only a summary of the material terms of the 2008 Plan, as amended, and is qualified in its entirety by reference to the full plan document for the Plan, which is attached as Appendix A to this proxy statement.

  1.
  What are the purposes of the Long-Term Incentive Plan? — The purposes of the 2008 Plan are to help 3M attract, retain, and motivate outstanding employees to increase shareholder value by contributing to the long-term growth and success of its business; to more closely align the financial interests of these employees with those of 3M's other stockholders by linking a significant portion of their compensation to the performance of the Company and its stock price; to encourage employees to acquire an equity stake in the Company; to help 3M attract and retain well-qualified individuals to serve as nonemployee members of its Board of Directors; and to promote the alignment of interests of these nonemployee directors with those of 3M's other shareholders by providing all or a portion of their compensation for serving as directors in the form of 3M common stock.

  2.
  Who is eligible to participate in the Long-Term Incentive Plan? — Participation in the 2008 Plan is limited to those employees of the Company and affiliated entities who are selected by the Compensation Committee of the Board of Directors. Nonemployee members of 3M's Board of Directors (9 as of February 26, 2010) are also eligible to participate in and receive stock awards under the 2008 Plan. It is anticipated that approximately 5,000 employees will be eligible to receive equity awards and approximately 110 employees will be eligible to receive Performance Shares or Performance Units under the 2008 Plan, including all of the Named Executive Officers.

  3.
  How many shares are available for awards? — The amendment that stockholders are being asked to approve would increase the total number of shares of 3M common stock that may be issued or delivered pursuant to awards granted under the 2008 Plan from 35,000,000 to 64,000,000. As of December 31, 2009, approximately 15,500,000 shares remained available for new awards under the 2008 Plan. However, after the 2010 annual awards of stock options, restricted stock units, and stock appreciation rights made to eligible employees in February, the number of remaining available shares has declined to less than 5,000,000 shares. If the amendment is approved by stockholders, the remaining shares available for future awards would increase to approximately 34,000,000. These available shares would represent approximately 5 percent of 3M's outstanding shares as of January 31, 2010. The necessary shares will be made available at the discretion of the Board of Directors from authorized but unissued shares, treasury shares, or shares reacquired by the Company under corporate repurchase programs. As of February 26, 2010, the fair market value of a share of 3M common stock (as determined under the Plan's definition of such term) was $80.15.

  4.
  How does the Long-Term Incentive Plan count full value awards against the shares available for issuance or delivery, and when may shares previously committed for awards be made available again for the issuance of new awards? — For purposes of the 2008 Plan, full value awards are defined as awards denominated in shares of 3M common stock other than stock options and stock appreciation rights. Full value awards with grant dates prior to May 11, 2010, were counted against the total number of shares available for issuance or delivery as 3.38 shares for every one share covered by such award. Under the amendment that stockholders are being asked to approve, full value awards with grant dates of May 11, 2010, or later will be counted against the total number of shares available for issuance or delivery as 2.87 shares for every one share covered by such award. In general, when an award made under the 2008 Plan (or one of the predecessor plans to the 2008 Plan) expires or is cancelled, forfeited, or otherwise terminated without the issuance of shares of 3M common stock, or when an award made under the 2008 Plan (or one of the predecessor plans) and denominated in shares of 3M common stock is paid in cash or consideration other than common stock, the shares previously counted against the limit on shares available for issuance or delivery under the 2008 Plan (or against the limit on shares available for issuance or delivery under such predecessor plan) are added back to the shares available for future awards under the 2008 Plan.

  5.
  Who administers the Long-Term Incentive Plan? — The Compensation Committee administers the 2008 Plan. The Committee has full power and authority to select the participants, interpret the plan document, continue, accelerate or suspend the exercisability or vesting of an award, and adopt such rules and procedures as it deems necessary for the proper administration of the 2008 Plan. This power and authority includes making any amendments of or modifications to the 2008 Plan which in the Committee's opinion are necessary or desirable to make such Plan comply with or accommodate the tax, securities, and other laws or regulations of any country in which the Company or its affiliated entities operate. The Committee may delegate any of its administrative responsibilities in connection with the 2008 Plan to one or more officers of the Company, except as provided by law.

  6.
  What types of awards may be granted under the Long-Term Incentive Plan?

    Incentive Stock Options — Incentive stock options are options to purchase shares of 3M common stock that qualify for favorable income tax treatment under U.S. income tax laws. Each incentive stock option granted under the 2008 Plan will have a purchase price equal to 100 percent of the fair market value of a share of 3M common stock on the grant date. Each incentive stock option granted under the 2008 Plan will have a term of 10 years, and will become exercisable at the time or times established by the Compensation Committee.

    Nonqualified Stock Options — Nonqualified stock options are options to purchase shares of 3M common stock that do not qualify for favorable tax treatment under U.S. income tax laws. Each nonqualified stock option granted under the 2008 Plan will have a purchase price equal to no less than 100 percent of the fair market value of a share of 3M common stock on the grant date. Nonqualified stock options granted under the 2008 Plan will become exercisable and will expire at such time or times as shall be established by the Compensation Committee. However, no nonqualified stock option will expire later than 10 years after the grant date (except that the Compensation Committee may extend the exercise period for nonqualified stock options granted to participants in any country or countries for an additional period of up to one year if and to the extent necessary to prevent adverse tax consequences to such participants under the laws of such country).

    Progressive Stock Options — Progressive stock options are additional nonqualified stock options that the Compensation Committee may grant to certain participants who exercise other 3M nonqualified stock options granted under the 1997 or 2002 Management Stock Ownership Programs of the Company, and who make payment of all or part of the purchase price and withholding taxes, if any, in shares of the Company's common stock. The number of shares subject to each progressive stock option would be equal to the number of shares of 3M common stock utilized by the participant to effect payment of the purchase price and withholding taxes, if any, for such other nonqualified stock option. Each progressive stock option granted under the 2008 Plan will have a purchase price equal to 100 percent of the fair market value of a share of 3M common stock on the date of exercise of the other nonqualified stock option, which will be the grant date of such progressive stock option. Each progressive stock option granted under the 2008 Plan will become exercisable six months after the grant date, and will expire at the same time the other nonqualified stock option exercised by the participant would have expired. Progressive stock options will not be granted with respect to the exercise of nonqualified stock options granted under the 2008 Plan or the 2005

    Management Stock Ownership Program. When the Committee decided in 2005 to eliminate the opportunity to obtain new progressive stock options upon the exercise of 3M nonqualified stock options, it did so on a prospective basis only. As a result, eligible participants who exercise nonqualified stock options granted prior to the effective date of such decision may still qualify to receive new progressive stock options.

    Stock Appreciation Rights — A stock appreciation right is the right of a participant to receive a payment in cash or shares of 3M common stock based on the increase in value of shares of 3M common stock between the grant date and the date it is exercised by the participant. A stock appreciation right will be exercisable during the period determined by the Compensation Committee, but in no event will this period be longer than 10 years from the grant date. Each stock appreciation right will become exercisable at the time or times determined by the Compensation Committee.

    Restricted Stock — Restricted stock is actual shares of 3M common stock granted to a participant subject to certain conditions established by the Compensation Committee. Until these conditions are satisfied by the participant or waived by the Committee, (1) the participant may not transfer or dispose of the restricted stock, and (2) the participant has the rights and privileges of a stockholder, including the right to vote the shares and receive dividends. One of these conditions will be a requirement that the participant remain employed by the Company or an affiliated entity until the restricted stock becomes vested. Unless otherwise determined by the Committee, if the participant's employment with the Company or an affiliated entity ends before the restricted stock has vested (or before any of the other conditions have been satisfied), the shares are forfeited. Once the conditions have been satisfied or waived and the restricted stock has vested, the participant will become entitled to receive the shares of 3M common stock free from any restrictions on transfer or sale, except as otherwise provided by law.

    Restricted Stock Units — Restricted stock units confer upon a participant the right to receive in the future a specified number of shares of 3M common stock or an amount in cash based on the fair market value of a specified number of shares of 3M common stock, and subject to certain conditions established by the Compensation Committee. Unlike restricted stock, no actual shares of 3M common stock are created or set aside for a participant upon the grant of restricted stock units and the participant generally does not have the rights and privileges of a stockholder unless and until the actual shares underlying the restricted stock units are delivered to the participant after the conditions have been satisfied. However, dividend equivalents on the restricted stock units may be either currently paid to the participant in cash or shares or withheld by the Company for the participant's account and either maintained in cash to be paid upon the expiration of the restricted period of the units or reinvested in additional restricted stock units, as determined by the Compensation Committee. One of the conditions applicable to each restricted stock unit will be a requirement that the participant remain employed by the Company or an affiliated entity until the restricted stock unit becomes vested. If the participant's employment with the Company or an affiliated entity ends (for any reason other than retirement, total disability, or death) before the restricted stock unit has vested (or before any of the other conditions have been satisfied), the unit is forfeited. Once the conditions have been satisfied or waived and the restricted stock units have vested, the participant will be entitled to receive the specified number of shares of 3M common stock or cash in an amount equal to the value of the specified number of shares of 3M common stock and free from any restrictions on their transfer or sale.

    Performance Shares — Performance shares confer upon a participant the right to receive a number of shares of 3M common stock based on the performance of the Company during a performance period of three years (or such other period determined by the Committee, in its discretion), as measured by certain performance criteria selected by the Compensation Committee.

    Performance Units — Performance units confer upon a participant the right to receive an amount of cash or a number of shares of 3M common stock based on the performance of the Company during a performance period of three years (or such other period determined by the Committee, in its discretion), as measured by certain performance criteria selected by the Compensation Committee.

    Other Stock Awards — The 2008 Plan authorizes the Compensation Committee to make additional awards of 3M common stock besides those described above, subject to such terms and conditions as it may determine in its sole discretion.

  7.
  Does the Long-Term Incentive Plan limit the awards that may be granted to individual participants? — Yes. No participant may be granted stock options and stock appreciation rights under the 2008 Plan with respect to more than 1,000,000 shares of 3M common stock in any calendar year. No participant may receive cash, vested shares of 3M common stock or other property as a result of awards granted under the 2008 Plan, other than stock options and stock appreciation rights, having a value exceeding $30,000,000 in any calendar year.

  8.
  Are there any restrictions on transferring awards granted under the Long-Term Incentive Plan? — With a limited exception described below, the 2008 Plan prohibits the transfer, assignment, or pledge of any award granted under the Plan. However, in the event of the death of a participant who holds unexercised options or stock appreciation rights, the 2008 Plan permits such options or rights to be exercised within two years following the date of death (but not beyond the original expiration date) by the participant's estate or by a person who acquired the right to exercise such options or rights by reason of the death of the participant.

    The 2008 Plan authorizes the Compensation Committee, in its sole discretion, to permit certain participants to transfer ownership of all or any portion of the nonqualified stock options granted to them under the 2008 Plan to their immediate family members, a trust for the exclusive benefit of such immediate family members, or a partnership in which immediate family members are the only partners. Individuals who elect to transfer ownership of such nonqualified stock options may not receive any consideration for making such transfer, and they remain responsible for the payment of all withholding taxes due upon exercise of the transferred options. Following transfer, any such options remain subject to the same terms and conditions as were applicable immediately prior to transfer.

  9.
  Does the Long-Term Incentive Plan permit the repricing of outstanding stock options and stock appreciation rights? — Since inception, the 2008 Plan has both: (a) provided that stock options and stock appreciation rights may not be granted with exercise prices or grant prices less than 100 percent of the fair market value of a share of 3M common stock on the grant date, and (b) prohibited any amendment of the 2008 Plan that would permit the granting of stock options or stock appreciation rights with prices lower than 100 percent of fair market value on the grant date without prior stockholder approval. The amendment that stockholders are being asked to approve would strengthen these existing provisions by prohibiting, without prior stockholder approval: (x) the repricing of outstanding stock options and stock appreciation rights granted under the 2008 Plan to reduce their exercise or grant prices, and (y) the cancellation of outstanding stock options and stock appreciation rights granted under the 2008 Plan in exchange for cash, other stock awards, or replacement stock options and stock appreciation rights with exercise or grant prices that are less than the exercise or grant prices of the cancelled stock options or stock appreciation rights.

  10.
  What are the Federal income tax consequences of awards under the Long-Term Incentive Plan? — The following discussion is intended to provide only a general outline of the Federal income tax consequences of participation in the 2008 Plan and the receipt of awards thereunder by participants subject to U.S. taxes. It does not address any other taxes imposed by the United States or any state or political subdivision thereof, or the tax consequences applicable to participants who are not subject to U.S. taxes.

    Incentive Stock Options — Although the Compensation Committee does not intend to use such authority at the present time, the 2008 Plan does authorize the granting of incentive stock options (ISOs) that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. A participant will not recognize taxable income and the Company will not be entitled to a tax deduction upon the grant or exercise of an ISO. A participant who exercises an ISO does not recognize ordinary income at the time of exercise, and the Company is not entitled to a tax deduction. Upon the sale of shares obtained by exercising an ISO after the shares have been held more than one year (or, if later, more than two years after the date the ISO was granted), the excess of the sale price over the purchase price is taxed as long-term capital gain. If the shares are sold within one year of the date of exercise (or, if later, within two years after the date the ISO was granted), the excess of the fair market value of the shares on the date of exercise (or sale proceeds if less) over the purchase price is taxed as ordinary income, and the Company gets a tax deduction for this amount. The remaining gain, if any, is taxed as a capital gain, which will be a short-term capital gain if the shares have not been held for more than one year. Unless the shares obtained by exercising an ISO are sold within the same calendar year as they are purchased, the exercise of such option will increase the participant's income for purposes of the alternative minimum tax. The amount of income will equal the amount by which the fair market value of the shares purchased as of the date of exercise exceeds the exercise price paid for such shares. If a participant is required to pay alternative minimum tax as a result of exercising an ISO, the amount paid can be carried over and credited against the participant's regular income tax liability in subsequent years.

    Nonqualified Stock Options — A participant will not recognize taxable income and the Company will not be entitled to a tax deduction upon the grant of a nonqualified stock option. A participant who exercises a nonqualified stock option recognizes taxable ordinary income in the year the option is exercised in an amount equal to the excess of the fair market value of the shares purchased on the exercise date over the purchase price. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The excess of the proceeds from any subsequent sale of the shares purchased over the fair market value on the date of exercise is taxed as long-term capital gain if the shares are held more than one year and as short-term capital gain if held one year or less.

    Restricted Stock and Restricted Stock Units — A participant normally will not recognize taxable income and the Company will not be entitled to a tax deduction upon the grant of shares of restricted stock or restricted stock units. When the shares or units vest, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares at that time less the amount, if any, paid for the shares, and the Company will be entitled at that time to a deduction in the same amount, except to the extent Section 162(m) of the Internal Revenue Code limits the amount of the deduction. However, a participant may elect (within 30 days of the date of grant) to recognize taxable ordinary income in the year the shares of restricted stock are granted in an amount equal to the excess of their fair market value at the grant date, determined without regard to the restrictions, over the amount, if any, paid for the shares. In that event, the Company will be entitled to a deduction in such year in the same amount, except to the extent Section 162(m) of the Internal Revenue Code limits the amount of the deduction. Any gain or loss realized by the participant upon the subsequent disposition of the shares will be taxed as short- or long-term capital gain but will not result in any further deduction for the Company.

    Stock Appreciation Rights — A participant will not recognize taxable income and the Company will not be entitled to a tax deduction upon the grant of a stock appreciation right. A participant who exercises a stock appreciation right recognizes taxable ordinary income in the year the right is exercised in an amount equal to the cash or the fair market value of the shares of 3M common stock received at that time, and the Company will be entitled at that time to a deduction in the same amount. If shares are received, the excess of the proceeds from any subsequent sale of the shares of 3M common stock received over their fair market value on the date of exercise is treated as long-term capital gain if the shares are held more than one year and as short-term capital gain if held one year or less.

    Performance Units and Performance Shares — A participant will recognize taxable ordinary income in the year payment is received in an amount equal to the cash or the fair market value of the shares of 3M common stock received following completion of the respective performance period for the performance units or performance shares, respectively, and (assuming that the payment is considered qualified performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent such Section would otherwise limit the Company's deduction therefor) the Company will be entitled at that time to a deduction in the same amount.

  11.
  How long will the Long-Term Incentive Plan remain in effect, and may it be changed? — The 2008 Plan became effective on May 13, 2008, and it will expire on the tenth anniversary of the effective date. 3M's Board of Directors may amend or terminate the 2008 Plan at any time, except that no amendment may be made without the prior approval of 3M stockholders which would (a) increase the number of shares of 3M common stock available for issuance or delivery under the Plan, (b) permit the granting of awards with purchase prices lower than those specified in Q & A 6 above, or (c) be a material amendment for which stockholder approval is required by applicable law, regulation, or stock exchange rule.

  12.
  When would adjustments be made in the number of shares available for awards under the Plan and the terms and conditions of outstanding awards? — If the Company's outstanding shares of common stock are changed by reason of any stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or other similar event, the Compensation Committee would make appropriate adjustments in the maximum number or kind of securities that may be issued under the 2008 Plan and in the terms of certain outstanding awards, including the number of shares subject to awards and the exercise prices or other stock price provisions of awards. The Committee may also make appropriate adjustments in the terms of awards assumed or issued as replacements for outstanding awards in connection with acquisitions and other corporate transactions.

  13.
  What happens if there is a Change in Control? — The 2008 Plan provides for the acceleration of vesting and other rights in and to awards under the 2008 Plan in the event of a "change in control." The 2008 Plan provides that a "change in control" is deemed to occur only if a "change in the ownership" or a "change in effective control" and/or a "change in the ownership of a substantial portion of the assets" of the Company has taken place (as those terms are defined in Treasury Regulations §1.409A-3(i)(5) or such other regulation or guidance issued under Section 409A of the Code.

    The impact of a "change in control" upon the vesting or acceleration of other rights in and to an employee's awards granted under the 2008 Plan varies depending on whether (a) the awards were granted prior to February 9, 2010, and (b) the individuals or entities acquiring control of the Company assume or otherwise provide for the continuation of such awards, as indicated in the following table:

Awards with a grant date on or after February 9, 2010
	Awards with a grant date prior to February 9, 2010	Individuals or entities acquiring control of the Company do assume or otherwise provide for the continuation of such awards	Individuals or entities acquiring control of the Company do not assume or otherwise provide for the continuation of such awards

Options and Stock Appreciation Rights	Immediately vested and remain exercisable for a minimum of six months following the "change in control" (but not beyond the original expiration date)	Immediately vested and remain exercisable for a minimum of six months (but not beyond the original expiration date) only in the event the employee's employment is terminated without cause or the employee resigns for good reason within eighteen months following the "change in control"	Immediately vested and remain exercisable for a minimum of six months following the "change in control" (but not beyond the original expiration date)
Restricted Stock, Restricted Stock Units and Other Stock Awards	Immediately vested upon the "change in control"	Immediately vested only in the event the employee's employment is terminated without cause or the employee resigns for good reason within eighteen months following the "change in control"	Immediately vested upon the "change in control"
Performance Units and Performance Shares	All performance periods end and the Company immediately pays out the value of all outstanding units and shares based on one of several valuation methods
		Performance periods end and the Company immediately pays out the value of all outstanding units and shares based on one of several valuation methods only with respect to an employee whose employment is terminated without cause or who resigns for good reason within eighteen months following the "change in control"	n/a

    The 2008 Plan does not provide for the payment of tax gross-ups with respect to any excise taxes payable by participants with respect to their awards granted under the Plan in the event of a "change in control" of the Company.

  14.
  What amounts will individuals receive under the Long-Term Incentive Plan? — The number or size of the awards, if any, which an individual may receive under the 2008 Plan is at the discretion of the Compensation Committee or the Board of Directors and therefore cannot be determined in advance. Please see Question 7 for a description of the Plan's limitations on the size of awards that may be granted to individual participants. The following table reflects the stock option, restricted stock unit, stock appreciation right and other stock awards made to participants under the 2008 Plan during 2009 and since the Plan's inception:

Stock Awards under the 2008 Long-Term Incentive Plan

	During 2009				Since Inception (through February 26, 2010)

Name and Position	Stock Options	Restricted Stock Units	Stock Appreciation Rights	Other Stock Awards	Stock Options	Restricted Stock Units	Stock Appreciation Rights	Other Stock Awards

George W. Buckley Chairman of the Board, President and Chief Executive Officer	289,044	78,366	0	0	737,975	129,896	0	0

Patrick D. Campbell Senior Vice President and Chief Financial Officer	81,464	17,964	0	0	202,673	31,938	0	0

Inge G. Thulin Executive Vice President, International Operations	65,657	12,937	0	0	166,615	23,100	0	0

Jean Lobey Executive Vice President, Safety, Security and Protection Services Business	58,772	12,937	0	0	146,566	23,100	0	0

Bradley T. Sauer Executive Vice President, Health Care Business	73,431	12,937	0	0	169,105	23,100	0	0

All Current Executive Officers	1,001,144	260,364	0	0	2,635,712	473,167	0	0

All Current Directors Who Are Not Executive Officers	0	0	0	21,722	0	0	0	43,444

All Employees (Other Than Current Executive Officers)	5,721,371	1,444,381	34,984	0	15,089,783	3,516,365	121,911	0

  15.
  Is the Long-Term Incentive Plan intended to comply with the requirements of Section 162(m) of the Internal Revenue Code? — The 2008 Plan is intended to comply with the requirements of Section 162(m) of the Internal Revenue Code, so that the Company is able to deduct for Federal income tax purposes payments of performance-based long-term incentive compensation made to its Chief Executive Officer and each other Named Executive Officer (whose compensation is reported in the Summary Compensation Table of the proxy for the respective years by reason of being among the three most highly compensated officers for that year other than the Chief Executive Officer and the Chief Financial Officer ("Covered Employees")). In general, Section 162(m) imposes a $1 million limit on the amount of compensation paid to each of a corporation's Covered Employees that may be deducted for Federal income tax purposes. This limit does not apply to compensation that is considered "performance-based" for purposes of Section 162(m). One of the conditions for compensation to be considered "performance-based" under Section 162(m) requires that the material terms under which such compensation will be paid, including the performance criteria, be disclosed to and approved by stockholders. Thus, the Company is submitting this proposal for the purpose of enabling its stockholders to approve the material terms of these performance criteria.

  16.
  What types of "performance-based" compensation, within the meaning of Section 162(m) of the Internal Revenue Code, would be paid under the Long-Term Incentive Plan? — The Company expects to pay two types of performance-based compensation under the 2008 Plan to the Covered Employees. Stock options and stock appreciation rights are intended to qualify as "performance-based" compensation for purposes of Section 162(m) because the amount of compensation ultimately received by an individual depends entirely on the amount by which 3M common stock increases in value after the grant date of each option or right. Performance shares and performance units are intended to qualify as "performance-based" compensation for purposes of Section 162(m) because the amount of compensation ultimately received by an individual depends entirely on 3M's attainment of objective performance goals selected by the Compensation Committee at the beginning of each performance period under the Plan, and are based on an objective formula for calculating the amounts payable as a result of such performance.

  17.
  Which employees would be eligible to receive "performance-based" compensation under the Long-Term Incentive Plan? — While Section 162(m) of the Internal Revenue Code applies only to the compensation paid to 3M's Covered Employees, the Committee currently intends to provide both types of "performance-based" compensation described above to all of the Company's executives (approximately 110 as of December 31, 2009).

  18.
  What are the performance criteria from which the Committee may select the objective performance goals for awards of performance units and performance shares? — The performance criteria originally available to the Compensation Committee under the Plan for awards of performance units and performance shares include return on capital employed, return on assets or net assets, net sales, sales growth, cash flow, earnings per share or improvement in earnings per share, return on equity, stock price, gross margin, operating margin, total shareholder return, economic value added, economic profit or improvement in economic profit, earnings before interest and taxes, EBITDA, operating income or improvement in operating income, improvements in certain asset or financial measures, reductions in certain asset or cost areas, net income or variations of net income in varying time periods, and comparisons with other peer companies or industry groups or classifications with regard to one or more of these criteria. The amendment that stockholders are being asked to approve would expand the available performance criteria to include sales or sales growth from new products, market share, cash flow conversion, gross income, operating income, stockholders' equity, retained earnings, the ratio of debt to equity or to EBITDA, reductions in debt, employee diversity, employee engagement or satisfaction, and customer satisfaction. These criteria may apply either to the Company as a whole or to any of its business segments, and may be measured on the basis of either the amount of a particular item during the performance period or on increases or decreases in the amount of such item during the performance period. Among other reasons, the Company is submitting this proposal for the purpose of enabling its stockholders to approve the expanded performance criteria available under the 2008 Plan, as amended.

  Recommendation of the Board

        The Board of Directors recommends a vote "FOR" the proposal to approve the amended 2008 3M Long-Term Incentive Plan, including an increase in the number of shares of common stock authorized for issuance under such Plan, and to approve the expanded Performance Criteria available under such Plan. Proxies solicited by the Board of Directors will be voted "FOR" this proposal unless a contrary vote is specified.

Equity Compensation Plans Information

        Information as of December 31, 2009, concerning compensation plans under which the Company's equity securities are authorized for issuance is as follows:

Equity Compensation Plans Information (1)

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)
Equity compensation plans approved by security holders
Stock options	74,268,165	$72.39	—
Restricted stock units	4,346,155	—	—
Non-employee director deferred stock units	193,710	—	—

Total	78,808,030	$72.39	15,507,162

Employee stock purchase plan	—	—	5,659,939

Subtotal	78,808,030	$72.39	21,167,101

Equity compensation plans not approved by security holders	—	—	—

Total	78,808,030	$72.39	21,167,101

(1)
In column B, the weighted-average exercise price is only applicable to stock options. In column C, the number of securities remaining available for future issuance for stock options, restricted stock units, and stock awards for non-employee directors is approved in total and not individually with respect to these items.

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL ON SPECIAL MEETINGS

        3M has received a stockholder proposal from Nick Rossi, P.O. Box 249, Boonville, CA 95415-0249, the owner of 1,000 shares (the "Proponent"). The Proponent has requested that the Company include the following proposal and supporting statement (in italics) in its proxy statement for the Annual Meeting of Stockholders. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent's qualified representative. For the reasons set forth following the Proponent's statement, your Board of Directors recommends that you vote "AGAINST" this proposal.

        RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call a special shareowner meeting. This includes that a large number of small shareowners can combine their holdings to equal the above 10% of holders. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

        A special meeting allows shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call a special meeting investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt attention. This proposal does not impact our board's current power to call a special meeting.

        This proposal topic won more than 60%-support the following companies in 2009: CVS Caremark (CVS), Sprint Nextel (S), Safeway (SWY) and Motorola (MOT).William Steiner and Nick Rossi sponsored these proposals.

        The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for improvements in our company's 2009 reported corporate governance status:

        The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company "High Concern" in Executive Pay. Our CEO George Buckley received $7.3 million in stock options and performance shares. This raised concerns over the link between executive pay and company performance since small increases in the company's share price can result in large financial awards. There could be payments of $28 million regarding Mr. Buckley upon his death, $21 million upon his disability and $30 million upon his resignation.

        Vance Coffman and James Farrell were each designated as "Flagged (Problem) Directors" by The Corporate Library: Mr. Coffman due to involvement with Bristol-Myers and a SEC lawsuit charging substantial accounting fraud and Mr. Farrell due to involvement with UAL Corporation prior to its bankruptcy.

        Aulana Peters, on our executive pay committee, was also on the Merrill Lynch executive pay committee as Merrill's Stanley O'Neal exited with $161 million after he acquired subprime assets that contributed to $40 billion in write-downs. Ms. Peters was also on the D-rated boards (by The Corporate Library) of Northrop Grumman (NOC) and Deere (DE) and receive our most against-votes. Vance Coffman was also on this same executive pay committee and served on the D-rated boards of Amgen (AMGN) and Deere (DE).

        We had no shareholder right to cumulative voting, to act by written consent or an independent board chairman. Shareholder proposals addressing these topics have received majority votes at other companies and would be excellent topics for our next annual meeting.

        The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal: Special Shareowner Meetings — Yes on 4.

Board's Statement Opposing the Proposal

        After careful consideration, and for the reasons set forth below, the Board believes that the proposal to ask our Board to take the steps necessary to permit holders of 10 percent of our outstanding common stock to call special stockholder meetings, subject to the conditions specified in the proposal, is not in the best interests of 3M or its stockholders for the following reasons:

  1.
  Stockholders already have a meaningful right to call a special meeting. The Company's Bylaws permit the holders of 25 percent of 3M's outstanding stock to call a special stockholder meeting upon written request to the Board. The Board believes that giving stockholders owning 25 percent of the Company's outstanding stock the ability to call special stockholder meetings strikes the appropriate balance between giving stockholders the ability to call special meetings to vote on important matters that arise between Annual Meetings and protecting the resources of the Company and interests of all stockholders. Lowering the threshold to 10 percent could force the Company to expend a great deal of time and money on a special meeting, as described below, even if up to 90 percent of the Company's stockholders do not want a special meeting.

  2.
  Given the size of the Company and the number of its stockholders, convening a meeting of stockholders is a significant undertaking that requires a substantial commitment of time and financial resources. The Company must pay to prepare, print, and distribute legal disclosure documents to 975,600 stockholders; solicit proxies; and tabulate votes. The costs of such special meetings are estimated to be $1,750,000. The board and management must also divert time from the business to prepare for and conduct the meeting. Because of these burdens and costs to a company, special stockholder meetings should be extraordinary events that occur only when a substantial percentage of the stockholders agree there are extremely pressing matters that must be addressed before the next Annual Meeting. The current provision of the Bylaws allows for stockholders to call a special meeting when such an extraordinary event arises, without enabling a small minority of stockholders to call meetings more frequently than necessary. We believe that if less than 25 percent of the stockholders want a special meeting, this demonstrates that the need for a special meeting is not so great as to warrant disrupting the conduct of 3M's business and imposing unnecessary costs on the Company and its stockholders. Therefore, we believe it is unnecessary and would be damaging to the Company and its stockholders to lower the current threshold and give holders of only 10 percent of our outstanding stock the ability to call special meetings.

  3.
  Special meetings could also be abused by special interest stockholder groups. The proposal with its low 10 percent ownership requirement could subject the Company to constant disruption from special interest stockholder groups with an agenda not in the best interests of the Company or the majority of stockholders. Currently, special meetings of stockholders may be called by (i) a majority of the board of directors or the chairman of the board, or (ii) the holders of 25 percent of 3M's outstanding stock upon written request to the Board. Each director has a fiduciary duty to represent all stockholders when determining whether a matter is so pressing that it must be addressed at a special meeting. By way of contrast, stockholders do not have any fiduciary obligations to the company or other stockholders. Stockholders can be self-interested in ways that directors, bound by the duties of care and loyalty, cannot be. The proposal would permit a small group of stockholders who have a special interest to use the extraordinary measure of a special meeting to serve their narrow self-interest. For example, event-driven hedge funds could use special meetings to disrupt the Company's business or to facilitate their own short-term focused exit strategies. Also, would-be acquirers who seek to take over the Company for an inadequate price could use special meetings to avoid negotiating with the Board, which has the responsibility to protect the interests of all stockholders. In fact, if this proposal were implemented, several stockholders would have the ability to call a special meeting at their sole discretion, at any time, with no duty to act other than in their own interests.

        The statement accompanying the proposal contains a number of inflammatory statements regarding our directors. The Board has chosen not to waste additional resources by responding to these statements.

Recommendation of the Board

        The Board of Directors recommends a vote "AGAINST" this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted "AGAINST" this proposal unless a stockholder indicates otherwise in voting the proxy.

INFORMATION ON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table includes all 3M stock-based holdings, as of February 26, 2010, of the directors and the Named Executive Officers set forth in the Summary Compensation Table, and the directors and executive officers as a group.

Common Stock and Total Stock-Based Holdings

Name and Principal Position	Stock (1)	Restricted Stock Units (2)	Total (3)
Linda G. Alvarado, Director	17,886	—	17,886
Vance D. Coffman, Director	22,055	—	22,055
Michael L. Eskew, Director	16,245	—	16,245
W. James Farrell, Director	6,147	—	6,147
Herbert L. Henkel, Director	8,949	—	8,949
Edward M. Liddy, Director	26,880	—	26,880
Robert S. Morrison, Director	114,501	—	114,501
Aulana L. Peters, Director	45,077	—	45,077
Robert J. Ulrich, Director	5,964	—	5,964
George W. Buckley, Director, Chairman of the Board, President and Chief Executive Officer	824,865	269,631	1,094,496
Patrick D. Campbell, Chief Financial Officer	437,614	31,215	468,829
Inge G. Thulin, Executive Vice President	345,507	48,028	393,535
Jean Lobey, Executive Vice President	193,769	22,558	216,327
Bradley T. Sauer, Executive Vice President	291,108	48,581	339,689
All Directors and Executive Officers as a Group (26 persons) (4)	4,295,986	683,760	4,979,746

FOOTNOTES TO COMMON STOCK AND TOTAL STOCK-BASED HOLDINGS TABLE

        (1)   This column lists beneficial ownership of 3M common stock as calculated under SEC rules, including restricted stock held by certain of the Executive Officers over which they have sole voting power but no investment power. The restricted stock generally vests over a three- to five-year period if the executive remains continuously employed by the Company and is subject to forfeiture under certain circumstances. Unless otherwise noted, voting power and investment power in the shares are exercisable solely by the named person, and none of the shares are pledged as security by the named person. In accordance with SEC rules, this column also includes shares that may be acquired pursuant to stock options that are or will be exercisable within 60 days of February 26, 2010 as follows: Mr. Buckley (781,133), Mr. Campbell (407,193), Mr. Thulin (328,880), Mr. Lobey (192,153), Mr. Sauer (274,679), and Mr. Morrison (92,632). Mr. Morrison's options were granted during his service as interim CEO from

June 30 to December 6, 2005. This column also includes the number of shares of the Company's common stock which the nonemployee directors will receive upon termination of membership on the Board of Directors for any reason as follows: Ms. Alvarado (8,593), Mr. Coffman (16,648), Mr. Eskew (16,245), Mr. Farrell (6,147), Mr. Henkel (8,949), Mr. Liddy (26,880), Mr. Morrison (17,344), Mrs. Peters (39,707), and Mr. Ulrich (5,707). This column includes the following shares over which the identified director or Named Executive Officer has shared voting and investment power through family trusts or joint accounts: Mr. Morrison (3,934) and Mr. Campbell (1,878).

        (2)   This column represents restricted stock units that generally vest over a three- to five-year period, assuming continued employment until each vesting date (or until the individual retires from the Company, in some cases).

        (3)   This column shows the individual's total 3M stock-based holdings, including the securities shown in the "Stock" column (as described in note 1) and restricted stock units (as described in note 2).

        (4)   All directors and executive officers, as a group, owned beneficially less than one percent of the outstanding common stock of the Company.

SECURITY OWNERSHIP OF MORE THAN 5 PERCENT STOCKHOLDERS

        The following table sets forth information regarding beneficial ownership of more than 5 percent of the outstanding 3M stock as of December 31, 2009.

Name/Address	Common Stock Beneficially Owned	Percent of Class
State Street Corporation (1) State Street Financial Center One Lincoln Street Boston, MA 02111	53,307,941	7.5
BlackRock, Inc. (2) 40 East 52nd Street New York, NY 10022	37,891,111	5.35

        (1)   State Street Corporation ("State Street") reported in Schedule 13G filed with the SEC on February 12, 2010, that it held as of December 31, 2009, shared voting and shared dispositive power with respect to 53,307,941 shares of 3M common stock. State Street serves as trustee for certain 3M savings plans, including the Company's Voluntary Investment Plan and Employee Stock Ownership Plan, a 401(k) retirement savings plan. Under the terms of the plans, State Street is required to vote shares allocated to the accounts of the participants in accordance with instructions received from such participants. State Street disclaims beneficial ownership of all of the shares listed above.

        (2)   Based on information on a Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our stock. As a practical matter, 3M assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. 3M believes that during 2009, its directors and executive officers complied with all Section 16(a) filing requirements. In making this statement, 3M has relied upon examination of the copies of Forms 3, 4, and 5 and the written representations of its directors and executive officers.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        3M's reaction to the global economic crisis that commenced in 2008 was early, swift, and vigorous. The Company's actions to preserve cash and protect profitability ranged from suspending stock repurchases to reducing capital expenditures to reducing acquisition activity to foregoing merit pay increases for employees to phasing out banked vacation. While 3M employees made many sacrifices to enable the Company to weather the storm triggered by the slowdown, 3M management also made important decisions and investments throughout 2009 in order to preserve and improve its future (maintaining its level of R&D investment, for example, and accelerating investments in China and India). The Company's financial performance over the past several quarters indicates that these actions are working, and 3M is well positioned for a return to growth.

        Despite these actions, 3M's sales for 2009 fell 8.5 percent from 2008, to $23.1 billion. The size of this decrease was in line with the overall economy, and close to the estimated decline in worldwide industrial production. Including special items, 3M's net income for 2009 fell 7.7 percent from 2008, to $3.193 billion. Reflecting its sensitivity to changes in the Company's income, 3M's Economic Profit (as defined below) for 2009 declined 19 percent compared to its Economic Profit for 2008.

        The impact of the global economic crisis on 3M and 3M's actions in response to the crisis were also reflected in the compensation provided to our Named Executive Officers. Like 3M's other salaried employees, none of the Named Executive Officers received merit pay increases in their cash compensation during 2009. The declines in 3M's sales and Economic Profit that commenced in the fourth quarter of 2008 and continued throughout most of 2009 resulted in a zero payout on the Performance Unit Plan awards issued to 3M's executives in 2007 for the three-year performance period of 2007-2009. While the impact varied from employee to employee, 3M also reduced the target value of the 2009 long-term incentive compensation awards made to its eligible employees by an average of 11 percent from the target value of the 2008 awards.

        While the Company's full year sales, net income, and Economic Profit declined as compared to 2008, the quarterly year-on-year comparisons improved throughout the year. For example, sales declined 21.3 percent in the first quarter, 15.1 percent in the second quarter, and 5.6 percent in the third quarter, while actually improving 11.1 percent in the fourth quarter. As a result of this improving performance, especially as compared to the plans we established at the beginning of 2009, when the economic crisis was in its early stages, the annual incentive compensation earned during 2009 by the Named Executive Officers (as well as many other 3M employees) exceeded their target amounts.

        Investors reacted to the strong management actions and improving performance by causing our stock price to rise from $57.54 at the end of 2008 to $82.67 at the end of 2009 (an increase of 44 percent, as compared to an increase of 23 percent in the S&P 500). This increase erased nearly all of the losses the Named Executive Officers (and 3M's other employees) experienced in the value of their outstanding stock options and restricted stock unit grants during the prior year (when 3M's stock price had declined from $84.32 at the end of 2007 to $57.54 at the end of 2008).

        During 2009 the Company changed the timing of its annual stock option grants from May to February. This change will provide a stronger and more immediate link between the performance of the eligible employees during the preceding year and the size of their annual stock option grants. Due to the difficulty of reliably predicting business performance or establishing meaningful performance targets in early 2009, the Compensation Committee decided to replace the performance shares that would otherwise have been granted to the Company's executives as part of their 2009 long-term incentive compensation awards with time-vested restricted stock units.

Objectives of 3M's Executive Compensation Program

        3M believes that the compensation of its executives should be closely tied to the performance and growth of the Company, so that their interests are aligned with the interests of long-term 3M stockholders. Consistent with this philosophy, the following core principles provide a framework for the Company's executive compensation program:

  •
  Total compensation must be competitive to attract the best talent to 3M, motivate executives to perform at their highest levels, reward outstanding achievement, and retain those individuals with the leadership abilities and skills necessary for building long-term stockholder value;

  •
  The portion of an executive's total compensation that varies with performance and is therefore at risk should increase with the level of an individual's responsibility;

  •
  3M's compensation plans and practices should aim to achieve an appropriate balance between incentives for delivering outstanding performance and the potential for encouraging excessive risk-taking;

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  The goals for any variable pay plans must be consistent with the Company's business objectives and increasing stockholder value; and

  •
  Executives are most effectively motivated to build long-term stockholder value when a significant portion of their personal net worth is held in 3M stock.

The Compensation Committee regularly reviews the design of and risks associated with the Company's executive compensation program, with the assistance of its independent compensation consultant, and makes decisions concerning changes in the executive compensation program when appropriate. The Committee also makes individual pay decisions regarding the compensation of the Company's 19 senior executives, including the Chief Executive Officer.

Terms

        This Compensation Discussion and Analysis uses the following terms when discussing executive compensation of the Company:

  •
  "Benchmarking Groups" means both the survey comparator group of companies and 3M's executive compensation peer group of 18 companies, as described in the "Benchmarking" section of this CD&A.

  •
  "Committee" means the Compensation Committee of the Board of Directors of 3M Company.

  •
  "Economic Profit," as used for compensation plan purposes, means the after-tax operating income of the Company or a business unit, adjusted to exclude special items and the impact of acquisitions or divestitures in the year each acquisition or divestiture is completed, less a charge (10 percent in 2009) for the capital used to generate such after-tax operating income.

  •
  "Intended Value" means the internal estimated value of long-term incentive compensation awards made under the Company's long-term incentive compensation plans. For each executive, this value is determined each year based on the estimated value of similar long-term incentive compensation awards made to executives performing similar duties by companies in the Benchmarking Groups.

  •
  "Named Executive Officers" means the five executives whose compensation is reported in the Summary Compensation Table of this proxy statement. For 2009, these "Named Executive Officers" are George W. Buckley, Chairman of the Board, President and Chief Executive Officer; Patrick D. Campbell, Senior Vice President and Chief Financial Officer; Inge G. Thulin, Executive Vice President, International Operations; Jean Lobey, Executive Vice President, Safety, Security

    and Protection Services Business; and Bradley T. Sauer, Executive Vice President, Health Care Business.

  •
  "Organic Sales" means the sales of the Company or a business unit, in local currency, adjusted to exclude the impact of acquisitions or divestitures in the year each acquisition or divestiture is completed.

  •
  "Total Cash Compensation" means the total of an individual's base salary and annual incentive compensation.

Benchmarking

        In order to accomplish the objective of providing competitive total compensation, 3M annually surveys the executive compensation practices of a large group of comparator companies (approximately 160, although the number and identity of the companies may vary from year to year). Survey data is adjusted to recognize the different sizes of the comparator companies (based on annual revenues) as compared to the size of 3M. The survey data is obtained from three consulting firms (Hewitt Associates, Frederic W. Cook & Co., Inc., and Towers Perrin). The survey comparator group consists of companies in the Dow Jones Industrial Average (modified to exclude financial services companies), and other companies with annual revenue exceeding $10 billion that participate in the three consultants' executive compensation surveys. By using survey data from a large number of comparator companies, 3M is able to conduct a rigorous benchmarking process with more complete and reliable data for each executive position benchmarked, including executive positions below the Named Executive Officers. The Committee does not review the identity of the companies in this survey comparator group.

        In addition, the same three consulting firms provide pay data and information on the executive compensation practices at the companies in 3M's executive compensation peer group. This pay data is used by the Committee to verify the benchmarking results for the Named Executive Officers and other senior executives, assuring that the Company's compensation objectives are being met. 3M's executive compensation peer group consists of the following 18 companies, as recommended by the Committee's independent compensation consultant and approved by the Committee:

Avery Dennison Corporation	Honeywell International Inc.
Caterpillar Inc.	Illinois Tool Works Inc.
Danaher Corp.	Johnson & Johnson
Deere & Company	Kimberly-Clark Corporation
E.I. du Pont de Nemours and Company	Medtronic, Inc.
Eaton Corporation	The Procter & Gamble Company
Ecolab Inc.	Textron Inc.
Emerson Electric Co.	Tyco International Ltd.
General Electric Company	United Technologies Corporation

        The companies in this executive compensation peer group were selected because (1) their performance is monitored regularly by the same market analysts who monitor the performance of 3M, and/or (2) they meet several criteria based on similarity of their business and pay models, market capitalization (based on an 8-quarter rolling average), and annual revenues. During 2009 the Committee reviewed both the criteria for selecting companies to be included in this peer group as well as the identity of the 21 companies previously included in the group, and decided to remove three companies from the peer group. Alcoa, Inc., Archer-Daniels-Midland Company, and SPX Corporation were removed from the peer group because they no longer satisfy either of the criteria for peer group membership.

How the Committee uses this Benchmarking Information

        When establishing and adjusting the base salary, Total Cash Compensation and long-term incentive compensation of the Named Executive Officers and the Company's other senior executives, the Committee uses the pay data from the survey comparator group and compares these results with the pay data from the executive compensation peer group. The Committee also uses the information on the executive compensation practices at companies in the executive compensation peer group when considering additions to or changes in the Company's current executive compensation program and practices.

        With this information, the Committee generally aims to provide the Company's executives with Total Cash Compensation and long-term incentive compensation that is at or very close to the median of the corresponding compensation paid to executives by companies in the Benchmarking Groups. Both the Total Cash Compensation and long-term incentive compensation of these executives are modified based on their individual performance results, with high performers (but not average or low performers) receiving increases in compensation that can over time bring their amounts to or near the 75th percentile of the corresponding compensation paid to executives by companies in the Benchmarking Groups.

Role of the Compensation Committee and its Advisors

        3M pays its executives compensation to recognize their contributions to the success of its business and provide incentives for them to deliver performance that meets the growth, net income, and other objectives of the Company. All elements of this compensation are determined by the Compensation Committee of the Board of Directors (the "Committee"), which is composed solely of independent nonemployee directors. In addition, the Committee's decisions concerning the compensation of 3M's Chief Executive Officer are subject to ratification by all of the independent members of the Board of Directors.

        As of December 31, 2009, the members of the Committee were Vance D. Coffman, Robert S. Morrison, Aulana L. Peters, and Robert J. Ulrich. During 2009, the Committee was assisted by its independent compensation consultant, George B. Paulin of Frederic W. Cook & Co., Inc. In addition to participating in the meetings of the Committee, Mr. Paulin provides the Committee with significant assistance and advice in the review of the Company's salary structure, short-term and long-term incentive compensation plans, compensation-related risks, and other related executive pay policies. He also provides expert knowledge of marketplace trends and best practices relating to executive compensation practices and competitive pay levels. Mr. Paulin and his firm provide no other services to the Company or 3M management, with the exception of the pay survey data described above. He and his firm also provide expert advisory support to the Nominating and Governance Committee on the compensation of 3M's nonemployee directors.

        3M's executive officers assist the Committee with the process of determining the compensation of the Company's executives. In particular, Mr. Buckley, assisted by 3M's Senior Vice President, Human Resources, performs an annual performance evaluation of each of 3M's senior executives whose compensation is determined by the Committee. The results of this annual performance evaluation form the basis for Mr. Buckley's recommendations to the Compensation Committee as to the annual merit base salary and Total Cash Compensation increases for such senior executives as well as the size of their annual long-term incentive compensation awards. The Committee discusses these recommendations with Mr. Buckley at its meetings prior to making its decisions on the amount of these annual merit increases and long-term incentive compensation awards.

Elements of the Compensation Program

        The compensation program for 3M's executives consists of the following elements: base salary, short-term cash incentive in the form of an annual incentive, and long-term equity incentives in the form of performance shares, stock options, restricted stock or restricted stock units. 3M's executives also participate in various benefit plans made available to most of 3M's U.S. employees, are eligible to participate in several deferred compensation plans, and receive other benefits and a limited number of perquisites. The entire program applied to approximately 110 executives during 2009, including all five of the Named Executive Officers.

  Base salary

        3M pays each of its executives a base salary in cash on a monthly basis. The amount of this base salary is reviewed annually, and is not considered to be "at risk" as it does not vary with the performance of the Company. This base salary is designed to compensate the executives for the performance of their normal responsibilities, and it is the only component of their compensation that is considered to be fixed rather than variable in nature.

  Short-term incentive

        3M provides its executives with short-term incentive compensation through annual incentive plans, which are designed to align a significant portion of their cash compensation with the financial performance of the Company and its business units. 3M's broad-based annual incentive plan delivers short-term incentive compensation based on three performance metrics: Organic Sales vs. target, Economic Profit vs. target, and total Company Economic Profit vs. the prior year. While the short-term incentive compensation earned by most 3M executives is determined under this annual incentive plan, the short-term incentive compensation earned by 3M's Named Executive Officers as well as the other senior executives whose compensation is decided by the Committee is determined under the Executive Annual Incentive Plan approved by 3M's stockholders at the 2007 Annual Meeting. A total of 19 3M executives participated in this Executive Annual Incentive Plan during 2009. This Executive Annual Incentive Plan, which is intended to comply with the requirements of Section 162(m) of the Internal Revenue Code, provides performance-based compensation for which the performance goal is the Company's earning of adjusted net income.

        The Executive Annual Incentive Plan establishes a maximum amount of annual incentive compensation that may be earned by each covered executive during a year, which is either one-quarter of one percent of the Company's adjusted net income for such year (for the Named Executive Officers) or one-tenth of one percent of the Company's adjusted net income for such year (for all other covered executives), and then provides the Committee with the discretion to pay each covered executive less than this maximum amount based on such factors as it deems relevant. The primary factors considered by the Committee in exercising this discretion are each executive's individual performance, each individual's target annual incentive, and the performance of the Company and its business units as measured by the three performance metrics referred to above and that are used to determine payouts under the broad-based annual incentive plan. While the Committee considers and is guided by the amounts that would be payable under the broad-based annual incentive plan (based on the performance of 3M and its business units) if these executives were covered by such plan, it is not bound by these results and does exercise its discretion to pay different amounts. Individual performance is considered as a factor based upon the annual performance evaluation that Mr. Buckley, assisted by 3M's Senior Vice President, Human Resources, does for each covered executive (other than himself) and that the independent members of the Board of Directors do for Mr. Buckley. These performance evaluations are done according to 3M's overall performance assessment and management processes, which involve setting annual financial and non-financial goals and objectives for each individual and then assessing each individual's performance against these goals and objectives at the end of the year. The annual assessment of individual performance assesses each executive's overall performance against these goals, but does not assess performance against each goal in a formulaic manner.

  Long-term incentives

        3M provides long-term incentive compensation to its executives through the Long-Term Incentive Plan approved by 3M's stockholders at the 2008 Annual Meeting. This Plan enables the Company to provide variable compensation to 3M's executives based on the Company's long-term performance. This compensation may be provided in the form of either performance units payable in cash or performance shares payable in the form of shares of 3M common stock. The amount of cash or the number of shares of 3M common stock payable with respect to each performance unit or performance share awarded is contingent upon attainment of the performance criteria selected each year by the Committee for the applicable performance period.

        The Long-Term Incentive Plan also enables the Company to provide compensation to 3M's executives based on the value of and changes in the value of the Company's common stock. This Plan authorizes the Committee to grant stock options, restricted stock, restricted stock units, stock appreciation rights, and other stock awards to management employees of the Company. The Committee makes annual grants of stock options under this Plan to 3M's executives, including each of the Named Executive Officers. These options have an exercise price equal to the closing market price of the Company's common stock on the grant date, and generally expire ten years after the grant date. Grants of restricted stock and/or restricted stock units under this Plan may be made on an annual basis and/or to selected executives in appropriate circumstances. These circumstances have included the hiring of new executives as well as the need to retain current high-performing executives. These shares of restricted stock and restricted stock units vest over periods ranging from one to five years after the grant date, which encourage the executives to remain employed by the Company until the shares or units have vested.

  Benefits and perquisites

        3M's executives generally participate in the same health care, disability, life insurance, pension, and 401(k) benefit plans made available to the Company's U.S. employees.

        Executives also receive a limited number of additional benefits and perquisites described in more detail in the All Other Compensation Table of this proxy statement. These additional benefits and perquisites are provided for the convenience (financial planning assistance, for example), financial security (retirement contributions and premiums for additional life insurance coverage, for example), and personal security (travel on corporate aircraft and monitoring service fees, for example) of the executives. While some of these additional benefits and perquisites are limited to a single executive (travel on corporate aircraft and monitoring service fees, provided only to Mr. Buckley), others are provided to many other employees besides the Company's executives (retirement contributions). During 2009 the Committee eliminated all remaining tax gross-up payments made to the Company's senior executives (including all of the Named Executive Officers) to reimburse them for the income taxes payable as a result of the income imputed to them as a result of perquisites or other personal benefits provided by the Company.

        Two of the Named Executive Officers (Mr. Buckley and Mr. Campbell) earn supplemental retirement benefits pursuant to their employment agreements with the Company, which were negotiated at the time they agreed to leave their previous employers and join 3M. These supplemental benefits are designed to replace the pension benefits they failed to earn under the plans of their previous employers because their accrued benefits under those plans do not grow with future increases in compensation.

        During 2009 the Committee approved (and the independent members of the 3M Board of Directors ratified) a grant of 5,420 restricted stock units to Mr. Buckley (which had a grant date value of $380,000) in performance of the Company's obligation to pay him $95,000 in annual life insurance premiums for the years 2009-2012 under his employment agreement.

  Deferred compensation

        3M's executives are eligible to participate in several deferred compensation programs that allow them to voluntarily defer the receipt of cash and certain stock compensation otherwise payable by the Company. During 2009 the Committee approved the modification of one of these deferred compensation programs (the 3M Deferred Compensation Plan) and the adoption of a new program effective in 2010 (the Deferred Compensation Excess Plan), which is designed to provide more flexibility for individual tax-planning purposes. In combination, the new program and the modified program neither increased the deferral opportunities available to the executives and other employees who are eligible to defer compensation thereunder nor increased the Company's cost of operating the programs.

How 3M Determined the 2009 Compensation of the Named Executive Officers

        All amounts were determined by the Committee, assisted by its independent compensation consultant, with the input of Mr. Buckley other than with respect to his own compensation (including his recommendations based on the results of the most recent annual performance evaluation of the senior executives whose compensation is determined by the Committee), and utilizing the compensation information from the companies in the Benchmarking Groups. In addition, during the process of determining their 2009 compensation, the Committee received and reviewed tally sheets comparing the amounts of compensation actually received by the Company's Named Executive Officers during 2008 to the amounts reported in its 2009 proxy statement as well as the compensation that would be owed to such individuals in the event of the termination of their employment. With this information, the Committee initially aimed to provide the Company's executives with Total Cash Compensation and long-term incentive compensation that is at or very close to the median value of the corresponding compensation paid to executives with similar responsibilities at companies in the Benchmarking Groups. However, the Committee then adjusted the stock option portion of the long-term incentive compensation provided to the Company's executives to reflect each executive's actual individual performance during the previous year. Individual performance is considered as a factor based upon the annual performance evaluation that Mr. Buckley, assisted by 3M's Senior Vice President, Human Resources, does for each Named Executive Officer (other than himself) and that the independent members of the Board of Directors do for Mr. Buckley. These performance evaluations are done according to 3M's overall performance assessment and management processes, which involve setting annual financial and non-financial goals and objectives for each individual and then assessing each individual's performance against these goals and objectives at the end of the year. The annual assessment of individual performance assesses each executive's overall performance against these goals, but does not assess performance against each goal in a formulaic manner. High performers may receive long-term incentive compensation awards valued at or near the 75th percentile of the long-term incentive compensation provided by companies in the Benchmarking Groups. Differences in the amounts of compensation provided to 3M's Named Executive Officers reflect a variety of factors, including job responsibilities, the market pay for executives performing similar responsibilities (as measured by the pay information obtained from companies in the Benchmarking Groups), experience and individual performance.

  Base salary

        Changes in the base salaries of the Named Executive Officers (as well as their target Total Cash Compensation) are considered annually by the Committee. Any adjustments are made after considering the most recent compensation survey data for executives with similar responsibilities at companies in 3M's Benchmarking Groups, each individual's position in the salary range for his or her position along with the individual's performance during the preceding annual period, and the experience of each individual. Consistent with the decision to forego merit pay increases that generally applied across the Company during 2009, the Committee did not make any changes in the base salaries or target Total Cash Compensation of the Named Executive Officers during 2009.

  Short-term incentive

        During 2009 the Committee chose to deliver short-term incentive compensation to its Named Executive Officers in the form of an annual cash incentive under the Executive Annual Incentive Plan. Each Named Executive Officer had a target annual incentive for the year, which is equal to the difference between their target Total Cash Compensation and their annual base salary. As explained above in the "Short-term incentive" discussion under "Elements of the Compensation Program," the Committee considered the amount of an individual's target annual incentive together with his individual performance during 2009 and the 2009 performance of 3M and its business units as measured under the Company's broad-based annual incentive plan when it exercised its discretion to determine the amount of each Named Executive Officer's annual incentive compensation for 2009.

        Since the Company satisfied the Executive Annual Incentive Plan's performance objective by earning Adjusted Net Income (defined as the net income of 3M as reported in its Consolidated Statement of Income as adjusted to exclude special items) in 2009 in the amount of $3.312 billion, the Plan authorized the Committee to approve payments of annual incentive compensation to each Named Executive Officer equal to one-quarter of one percent of such Adjusted Net Income ($8,280,000). Utilizing the discretion reserved to the Committee by the Plan, and in order to more closely align the payout to each individual with the 2009 performance of the Company and the relevant business unit as well as the individual's performance, the Committee decided to reduce the amounts payable to the Named Executive Officers (including Mr. Buckley, for whom the Committee's decision to approve the reduced amount of his 2009 annual incentive was ratified by the independent members of the 3M Board of Directors) from the authorized maximum amount to the following amounts:

Name	Target Annual Incentive	Amount that would have been payable under broad- based annual incentive plan	Actual 2009 Incentive

George W. Buckley	$2,795,000	$3,508,284	$3,859,112

Patrick D. Campbell	$508,400	$638,144	$701,958

Inge G. Thulin	$396,000	$507,672	$558,439

Jean Lobey	$353,600	$519,368	$571,304

Bradley T. Sauer	$381,600	$519,739	$571,713

        As explained above, one of the primary factors considered by the Committee in utilizing its discretion to reduce the annual incentive payouts below the maximum permitted under the Executive Annual Incentive Plan is the amounts that would have been payable under the Company's broad-based annual incentive plan if the Named Executive Officers had been covered by such plan. The table above also shows these amounts, which are based on the performance of the Company and, as applicable, the respective business units of the Named Executive Officers during 2009 and the formulas for determining payouts based on that performance under the broad-based annual incentive plan (before considering individual performance). These amounts were based on the following performance results for the Company and, as applicable, the respective business units of the Named Executive Officers during 2009

(dollar amounts in millions) in respect of each performance metric of the broad-based annual incentive plan:

Business Unit	Organic Sales (Plan)	Organic Sales (Actual)	Organic Sales (Actual vs. Plan)	Economic Profit (Plan)	Economic Profit (Actual)	Economic Profit (Actual vs. Plan)	Total Company Economic Profit vs. Prior Year	Weighted Average Payout % Based on Payout Curve
Total Corporate	$23,699	$23,802	100%	$1,565	$1,733	111%	81%	126%
Total International	15,315	15,330	100%	1,760	1,969	112%	81%	128%
Safety, Security & Protection Services Business	3,304	3,323	101%	387	456	118%	81%	147%
Health Care Business	4,367	4,459	102%	733	826	113%	81%	136%

The Company determined (and, with respect to Mr. Buckley, the independent members of the Board of Directors agreed), that during 2009 each of the Named Executive Officers exhibited strong performance against their goals, and the Committee determined (and, with respect to Mr. Buckley's payment, the independent members of the Board of Directors agreed) that this strong performance warranted an annual incentive compensation payout for each of the Named Executive Officers that was ten percent higher than the amount that would have been payable according to the formulas for the broad-based annual incentive plan for 2009. The amounts of these payouts also reflected the Committee's determination (and, with respect to Mr. Buckley's payment, the agreement of the independent members of the Board of Directors) of the appropriate amount of cash incentive compensation to pay for 2009 as a component of the Named Executive Officers' total compensation.

  Long-term incentives — 2009

        After considering the most recent long-term incentive compensation data from companies in the Benchmarking Groups and after taking into account its evaluation of their individual performance during 2008, the Committee approved (and in the case of Mr. Buckley, the independent members of the Board of Directors ratified) the following changes in the Intended Value of the Named Executive Officers' long-term incentive compensation awards for 2009. These changes reflect the Committee's estimate that the value of the long-term incentive compensation awards made to similar executives by companies in the Benchmarking Groups would decline an average of 8 percent from the value of such awards made in 2008.

Name	Intended Value of 2008 Awards	Intended Value of 2009 Awards	Change

George W. Buckley	$8,500,000	$7,820,000	($680,000)

Patrick D. Campbell	$2,058,000	$2,074,000	$16,000

Inge G. Thulin	$1,758,000	$1,506,000	($252,000)

Jean Lobey	$1,504,000	$1,495,000	($9,000)

Bradley T. Sauer	$1,656,000	$1,501,000	($155,000)

        Consistent with market practices at companies in the Benchmarking Groups, during 2009 the Committee chose to deliver one-half of the Intended Value of the long-term incentive compensation provided to 3M's Named Executive Officers in the form of stock options and the remaining one-half in the form of restricted stock units (before adjustment for individual performance). For 2009, the Committee decided not to grant any performance units or performance shares to the Named Executive Officers (or any of the Company's other executives). At a time of great uncertainty due to the economic crisis that existed in early 2009, the Committee believed it would be extremely difficult to fairly and accurately predict business performance or establish meaningful performance targets over a period of at least three years as required by the Long-Term Incentive Plan. Accordingly, for 2009 the Committee chose to replace the portion of the Named Executive Officers' (and the Company's other executives') annual long-term incentive compensation normally provided in the form of performance shares with restricted stock units that vest three years following the grant date assuming continued employment. Dividend equivalents equal to the dividends payable on the same number of shares of 3M common stock will accrue on these restricted stock units during the vesting period and be paid out in cash on the vesting date, although no dividend equivalents will be paid on any of these restricted stock units that are forfeited prior to the vesting date.

        Annual stock option grants occur in February, and the exercise price for these options is set at the fair market value of a share of 3M stock on the grant date (as required by the provisions of the Long-Term Incentive Plan approved by 3M's stockholders in 2008). Fair market value of a share of 3M stock as defined in the Long-Term Incentive Plan is the closing price at which 3M common stock traded on the New York Stock Exchange. Using the closing price of 3M common stock to establish the exercise price for stock option grants is a best practice among 3M's comparator and peer companies. Annual stock options granted under this Plan expire ten years after the grant date, and become exercisable in equal installments on each of the first three anniversaries of the grant date.

  Long-term incentives — Prior years

        2009 marked the final year of the three-year performance period of the long-term incentive compensation awards made to 3M's executives in 2007 under the Performance Unit Plan. The awards made during 2007 were designed to deliver compensation based on the performance of the Company over the years 2007, 2008, and 2009 as measured by two key metrics that create stockholder value: Economic Profit Growth and Sales Growth. Pursuant to the formula approved by the Committee at the time the awards were made, the Company's performance during this three-year performance period (average annual increase in Economic Profit of -2.4% and average annual increase in Organic Sales, as compared to the Industrial Production Index, of -0.5%) resulted in no payout for any of the awards made during 2007 (as compared to the original target value of $120 per performance unit).

        In August 2009 the Committee approved a correction in the payout of the awards the Company granted to its executives (including the Named Executive Officers) in 2006 under the Performance Unit Plan. In February 2009 the Committee determined the value and approved the payout of these 2006 awards. After that February meeting, the publisher of the Industrial Production Index (Global Insight), which is relied upon as the base for measuring 3M's Sales Growth over the 3-year performance period, restated the Index values for the years in such performance period. The restatement reflected the abrupt downturn in the world economy during the last half of 2008 that was not fully reflected in the original published Index values. As a result of this restatement, the correct payout was $20 per performance unit and not the $12 per performance unit the Committee initially approved at its February meeting prior to the publisher's restatement of this Index (based upon an average annual increase in Sales Growth of 0.3%, instead of 0.1%, as initially determined). Accordingly, in August the Committee approved (and in the case of Mr. Buckley, the independent members of the Board of Directors ratified) an additional payment of $8 per performance unit. Based on this corrected payout value, in August 2009 the Named Executive Officers received the following additional payments:

Name	Original payment for 2006 Award	Additional payment for 2006 Award	Total payment for 2006 Award

George W. Buckley	$200,004	$133,336	$333,340

Patrick D. Campbell	$74,400	$49,600	$124,000

Inge G. Thulin	$64,800	$43,200	$108,000

Jean Lobey	$52,800	$35,200	$88,000

Bradley T. Sauer	$52,800	$35,200	$88,000

These additional payments are reflected in the corrected amounts of their Non-Equity Incentive Plan Compensation for 2008 in the Summary Compensation Table that follows.

2010 Compensation Decisions

        Following the end of the year, the Committee considered the collective performance of the Named Executive Officers (and the Company's other executives) during 2009. The Committee concluded that the engagement, loyalty, and leadership exhibited by these individuals was a critical factor in the Company's ability to weather the impacts of the global economic crisis and deliver the business results it achieved during 2009. This strong performance was reflected in the performance of 3M stock during 2009. Based on this 2009 performance, the Committee decided to increase (on a one-time basis) the value of the 2010 long-term incentive compensation awards to the Named Executive Officers (and to the other executives of the Company), as described below. In the opinion of the Committee, providing this one-time increase properly aligns the rewards these individuals receive with their strong performance during 2009. Additionally, this increase in long-term incentive compensation will continue to motivate these individuals to continue that strong performance and engagement in 2010, which will be another critical performance year.

        Specifically, in February 2010 the Committee approved (and in the case of Mr. Buckley, the independent members of the 3M Board of Directors ratified) the following one-time increases in the Intended Value of the 2010 long-term incentive compensation awards under the Long-Term Incentive Plan: Mr. Buckley — $4,000,000; Mr. Campbell — $1,100,000; Mr. Thulin — $800,000; Mr. Lobey — $800,000; and Mr. Sauer — $800,000. The size of the increases varies from approximately 50 to 65 percent of the Intended Value of each individual's 2009 long-term incentive compensation awards.

        The Committee decided to deliver this additional value in the form of restricted stock units that vest in equal installments on each of the first three anniversaries of the grant date, assuming continued employment until each vesting date (or until the individual retires from the Company, in which case the units will continue to vest according to the three-year vesting schedule). Dividend equivalents equal to the dividends payable on the same number of shares of 3M common stock will accrue on these restricted stock units during the vesting period and be paid out in cash on each vesting date, although no dividend equivalents will be paid on any of these restricted stock units that are forfeited prior to the vesting date. Delivering this additional value in the form of restricted stock units (as compared to an additional cash bonus) will promote ongoing engagement and loyalty, further align the interests of these executives with those of 3M's stockholders, encourage retention, and conserve the Company's cash.

Stock Ownership Guidelines

        The Company's stock ownership guidelines apply to all Section 16 officers of the Company. They are designed to increase an executive's equity stake in 3M and more closely align his or her interests with those of 3M's stockholders. The guidelines provide that the Chief Executive Officer should attain beneficial ownership of 3M stock equal to five times his or her annual base salary at the time of appointment, Executive and Senior Vice Presidents should attain beneficial ownership of 3M stock equal to three times their annual base salary at the time of appointment, and Vice Presidents should attain beneficial ownership of 3M stock equal to two times their annual base salary at the time of appointment. While the stock ownership guidelines provide that executives should attain this beneficial ownership of 3M stock within five years of their appointment to these positions, all of our Named Executive Officers have already attained or exceeded these ownership levels. For purposes of these guidelines, shares owned directly by an officer or by members of the officer's immediate family, shares owned indirectly through an officer's account in the Company's 401(k) plan, unvested shares of restricted stock owned by an officer, and shares represented by unvested restricted stock units granted to an officer are considered to be beneficially owned by the officer and are counted in determining attainment of the required ownership level.

Policy on Reimbursement of Incentive Payments ("Clawback")

        The Company's Board of Directors has adopted a policy requiring the reimbursement of excess payments made to an executive in the event that 3M is required to make a material restatement of its financial statements and that executive's intentional misconduct caused the need for the restatement. This policy applies to the Section 16 officers of the Company.

Limit on Tax-Deductible Compensation

        Section 162(m) of the Internal Revenue Code prohibits 3M from deducting compensation paid in any year to its Chief Executive Officer and each other Named Executive Officer whose compensation is reported in the Summary Compensation Table for such year by reason of being among the three most highly compensated officers for that year, other than the Chief Executive Officer and the Chief Financial Officer ("Covered Employees"), in excess of $1 million, but does not subject performance-based compensation to this limit. Due to his service as the Company's interim Chief Executive Officer for a period of approximately six months in 2005, one of the members of the Committee (Robert S. Morrison) does not participate in the Committee's decisions involving performance-based compensation since he is not considered an "outside director" of the Company for purposes of Section 162(m) and the regulations published thereunder.

        The Committee continues to emphasize performance-based compensation for executives and thus minimize the effect of Section 162(m). However, the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executive talent necessary for the Company's success. Consequently, in any year the Committee may authorize nonperformance-based compensation in excess of $1 million. The Committee recognizes that the loss of the tax deduction may be unavoidable under these circumstances.

        During 2009 the Committee decided to replace the portion of the Named Executive Officers' annual long-term incentive compensation awards normally provided in the form of performance shares with service-based restricted stock units. Since these restricted stock units vest on the basis of continued employment with the Company, they do not qualify as performance-based compensation for purposes of Section 162(m). The Committee concluded that, in view of the economic crisis that existed at the time, the Company's need to provide long-term incentive compensation that would actually deliver its intended value to executives who remain with the Company outweighed the loss of the potential tax deduction available with performance shares that might have paid out on the basis of long-term Company performance.

Severance or Change in Control Arrangements

        With the exception of Mr. Buckley and Mr. Campbell, who entered into employment agreements when they joined the Company (leaving senior positions at other major companies, and in the case of Mr. Buckley, a chief executive officer position), 3M does not have severance plans or arrangements with any of its Named Executive Officers. The absence of such arrangements reflects the Company's and the Committee's preference for operating without legally binding severance commitments, and preserves maximum flexibility to deal with individual situations if and when the need arises. Exceptions were made in the cases of Mr. Buckley and Mr. Campbell at the time they were hired by the Company, and were part of the employment terms and conditions offered by the Company to persuade them to leave their previous employers.

        Similarly, 3M does not have arrangements providing for payments or other compensation in the event of a change in control of the Company, other than the payment, exercise, or delivery of long-term incentive compensation awards issued prior to a change in control. For awards with a grant date prior to February 9, 2010, in the event of a change in control of the Company, both the Long-Term Incentive Plan and its predecessors provided for (1) accelerated vesting of outstanding stock options, restricted stock, and restricted stock units, and (2) the immediate termination and payout of all outstanding performance units and performance shares. This provision was intended to protect the previously-earned long-term incentive compensation of employees (including the Named Executive Officers) against the uncertainty and risk of nonpayment that might occur following a takeover of the Company.

        In 2010 the Board of Directors amended the Long-Term Incentive Compensation Plan to eliminate the prior "single trigger" accelerated vesting provision in the event of a change in control of the Company, and to establish a "double trigger" vesting acceleration provision. This new "double trigger" provision applies to awards with a grant date on or after February 9, 2010 (including the one-time grants of restricted stock units described above). Specifically, the provision means that an employee whose employment is terminated without cause or who resigns for "good reason" within eighteen months following a change in control of the Company will have (1) accelerated vesting of any outstanding stock options, restricted stock, and restricted stock units, and (2) an immediate payout of any outstanding performance unit and performance share awards. The Board of Directors also amended the Long-Term Incentive Plan to eliminate a provision that would have required the Company to provide employees (including the Named Executive Officers) with a gross-up payment in the event any excise tax was determined to apply as a result of the payment, vesting, or delivery of long-term incentive compensation awards made thereunder in the event of a change in control. The Company does not intend to include change in control "single trigger" accelerated vesting or excise tax gross-up provisions in future equity awards or agreements.

COMPENSATION COMMITTEE REPORT

        In accordance with the SEC's disclosure requirements for executive compensation, the Compensation Committee of the Board of Directors of 3M Company (the "Committee") has reviewed and discussed with 3M Management the Compensation Discussion and Analysis. Based on this review and these discussions with 3M Management, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in the 2010 proxy statement of 3M Company.

  Submitted by the Compensation Committee

  Vance D. Coffman, Chair
  Robert S. Morrison
  Aulana L. Peters
  Robert J. Ulrich

 Assessment of Risk Related to Compensation Programs

        Based on the Company's recent assessment, the Company has determined that none of its compensation policies and practices is reasonably likely to have a material adverse effect on the Company. To conduct this assessment, the Company completed an inventory of its executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans or programs. Based on this inventory, the Company evaluated the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk. The Company believes that the Company's overall cash versus equity pay mix, balance of shorter-term versus longer-term performance focus, balance of revenue versus profit focused performance measures, stock ownership guidelines, and "clawback" policy all work together to provide its employees and executives with incentives to deliver outstanding performance to build long-term shareholder value, while taking only necessary and prudent risks. In this regard, the Company's strong ethics and its corporate compliance systems, which are overseen by the Audit Committee, further mitigate against excessive or inappropriate risk taking. The Compensation Committee, with assistance from its independent compensation consultant, George B. Paulin of Fredric W. Cook & Co., Inc., reviewed the Company's risk assessment and a separate risk assessment that Mr. Paulin conducted for the Committee on the Company's executive compensation policies and practices. Based on their consideration of these assessments, the Committee concurred with the Company's determination.

Summary Compensation Table

        The following table shows the compensation earned or received during 2009, 2008, and 2007 by each of 3M's Named Executive Officers (as determined pursuant to the SEC's disclosure requirements for executive compensation in Item 402 of Regulation S-K).

Name and Principal Position	Year		Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

George W. Buckley	2009		1,720,000	4,333,655	3,757,572	3,859,112	943,165	322,289	14,935,793
Chairman of the	2008		1,720,000	4,002,422	3,363,492	2,977,410	0	252,423	12,315,747
Board, President and	2007		1,670,000	79,250	3,417,792	4,521,495	3,624,406	409,908	13,722,851
Chief Executive Officer
Patrick D. Campbell	2009		762,600	972,032	1,059,032	701,958	905,716	88,510	4,489,848
Senior Vice President	2008		757,050	987,222	785,916	601,473	1,310,462	90,138	4,532,261
and Chief Financial	2007		728,900	0	1,095,100	1,075,266	834,143	86,952	3,820,361
Officer
Inge G. Thulin	2009		594,000	700,021	854,148	558,439	697,638	126,870	3,531,116
Executive Vice	2008		580,500	2,721,181	803,516	482,683	1,070,885	61,207	5,719,972
President, International	2007		522,000	0	828,677	797,623	422,288	62,303	2,632,891
Operations
Jean Lobey	2009		530,400	700,021	764,036	571,304	422,152	445,671	3,433,584
Executive Vice	2008	(6)	—	—	—	—	—	—	—
President, Safety,	2007	(6)	—	—	—	—	—	—	—
Security and Protection
Services Business
Bradley T. Sauer	2009		572,400	700,021	970,097	571,713	465,302	74,265	3,353,798
Executive Vice	2008		564,300	2,721,181	694,907	493,588	803,447	53,314	5,330,737
President, Health Care	2007	(6)	—	—	—	—	—	—	—
Business

FOOTNOTES TO SUMMARY COMPENSATION TABLE

        (1)   The amounts in the Stock Awards column reflect the aggregate grant date fair value of such Awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The amounts reported for the years 2007 and 2008 do not match the amounts reported in last year's proxy, due to the new reporting requirements adopted by the SEC in late 2009, which require the Company to restate the amounts for these years applying the new grant date fair value methodology. Assumptions made in the calculation of these amounts are included in Note 16 to the Company's audited financial statements for the fiscal year ended December 31, 2009, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2010.

        (2)   The amounts in the Option Awards column reflect the aggregate grant date fair value of such Awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The amounts reported for the years 2007 and 2008 do not match the amounts reported in last year's proxy, due to the new reporting requirements adopted by the SEC in late 2009, which require the Company to restate the amounts for these years applying the new grant date fair value methodology. Assumptions made in the calculation of these amounts are included in Note 16 to the Company's audited financial statements for the fiscal year ended December 31, 2009, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2010.

        (3)   The amounts in the Non-Equity Incentive Plan Compensation column reflect the annual incentive compensation earned during 2009 under the Company's Executive Annual Incentive Plan. As noted in the Compensation Discussion and Analysis, no amounts were earned during 2009 with respect to the Performance Unit Plan awards for the three-year performance period ended December 31, 2009. The amounts reported for 2008 include a corrective payment made in August 2009 with respect to the Performance Unit Plan awards for the three-year performance period ended December 31, 2008.

        (4)   The amounts in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the actuarial increase in the present value of each individual's pension benefits under all defined benefit pension plans of the Company, determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. See Note 11 to the Company's audited financial statements for the fiscal year ended December 31, 2009, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2010. There were no above-market earnings on deferred compensation under the Company's nonqualified deferred compensation programs.

        (5)   See the All Other Compensation table below for details.

        (6)   No amounts are reported for Mr. Lobey for the years 2008 and 2007 or for Mr. Sauer for the year 2007 since they were not Named Executive Officers of the Company for those years.

All Other Compensation Table

2009 All Other Compensation
	401(k) Company Match (1)	VIP Excess Company Match(2)	Executive Life Insurance(3)	Financial Planning	Personal Aircraft Use(4)	Security Systems/ Services(5)	Relocation (6)	Personal Auto Use(7)	Tax Gross Ups(8)	3M Products (9)	Total
George W. Buckley	$10,350	$66,375	$0	$13,864	$145,157	$35,231	$0	$50,607	$0	$705	$322,289
Patrick D. Campbell	10,853	0	63,152	14,273	0	0	0	0	0	232	88,510
Inge G. Thulin	8,820	17,820	86,509	13,230	0	0	0	0	0	491	126,870
Jean Lobey	11,025	19,890	61,504	12,856	0	0	329,364	9,192	1,812	28	445,671
Bradley T. Sauer	8,820	17,172	34,973	13,230	0	0	0	0	0	70	74,265

FOOTNOTES TO ALL OTHER COMPENSATION TABLE

        (1)   The amounts shown reflect 3M matching contributions under the tax-qualified 3M Voluntary Investment Plan and Employee Stock Ownership Plan. All eligible employees under this Plan may receive 3M matching contributions on their pre-tax contributions to the Plan on up to six percent of their eligible pay.

        (2)   The amounts shown reflect 3M matching contributions under the non-qualified defined contribution plan known as the VIP Excess Plan. Eligibility for this plan and its matching contributions is limited to employees whose compensation exceeds a limit established by Federal income tax law for qualified defined contribution plans.

        (3)   The amounts shown reflect the amount of premiums paid by the Company on behalf of each individual with respect to their respective whole life or universal life insurance policies obtained for them under the Executive Life Insurance Plan.

        (4)   This amount reflects the aggregate incremental cost to the Company for Mr. Buckley's personal use of corporate aircraft during 2009. This aggregate incremental cost was calculated by combining the variable operating costs of such travel, including the cost of fuel, landing fees, on-board catering, and crew travel expenses.

        (5)   This amount reflects the expenses paid by 3M during 2009 for monitoring service fees and for services and materials needed to complete several projects improving the personal security of Mr. Buckley and his family at their residences.

        (6)   This amount reflects relocation expenses paid by 3M during 2009 in connection with Mr. Lobey's assignment to Belgium, pursuant to the Company's relocation policy for such assignments. The expenses include the cost of moving household goods, reimbursing the loss on sale of his home, closing costs upon the sale of his home, a home sale bonus, visa/passport fees, travel expenses for a home finding trip, a resettlement allowance, residence permits, and tax equalization.

        (7)   This amount reflects the aggregate incremental cost to the Company for personal use of Company-provided automobiles and local ground transportation. These costs include lease payments (or the amortized purchase cost) for the vehicles, fuel, insurance premiums, and maintenance.

        (8)   This amount reflects additional compensation paid by the Company for the purpose of reimbursing Mr. Lobey for the income taxes payable with respect to income imputed to him as a result of the Company's payment of certain relocation expenses as well as in connection with tax equalization payments.

        (9)   These amounts reflect the aggregate incremental cost to the Company of providing certain 3M products to the individuals for their personal use.

2009 Grants of Plan-Based Awards Table

				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Obligations (#)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Target ($)	Maximum ($)
George W. Buckley	n/a	2,795,000	8,280,000
	02/09/09					289,044	54.11	3,757,572
	03/12/09			226	(5)			10,830
	06/12/09			178	(5)			10,876
	09/12/09			147	(5)			10,913
	12/12/09			134	(5)			10,943
	02/09/09			72,261	(6)			3,910,043
	09/01/09			5,420	(7)			380,050
Patrick D. Campbell	n/a	508,400	8,280,000
	02/09/09					81,464	54.11	1,059,032
	02/09/09			17,964	(6)			972,032
Inge G. Thulin	n/a	396,000	8,280,000
	02/09/09					59,584	54.11	774,592
	08/11/09					6,073	71.34	79,556
	02/09/09			12,937	(6)			700,021
Jean Lobey	n/a	353,600	8,280,000
	02/09/09					58,772	54.11	764,036
	02/09/09			12,937	(6)			700,021
Bradley T. Sauer	n/a	381,600	8,280,000
	02/09/09					59,216	54.11	769,808
	10/27/09					14,215	76.00	200,289
	02/09/09			12,937	(6)			700,021

FOOTNOTES TO GRANTS OF PLAN-BASED AWARDS TABLE

        (1)   The amounts shown as the Estimated Future Payouts Under Non-Equity Incentive Plan Awards reflect the target and maximum amounts that may be earned by each individual during 2009 under the Executive Annual Incentive Plan. This Plan establishes a maximum amount of annual incentive compensation that may be earned by each covered executive during a plan year, which for each of the Named Executive Officers was one-quarter of one percent of the Company's adjusted net income for

2009, and then provides the Compensation Committee with the discretion to pay each covered executive less than this maximum amount based on such factors as it deems relevant. These factors include, but are not limited to, individual performance, each individual's target annual incentive, and the performance of the Company and its business units as measured by the three metrics used to determine payouts under the Company's broad-based annual incentive plan (see "Elements of the Compensation Program — Short-term incentive" in the Compensation Discussion and Analysis of this proxy statement). While the Committee considers and is guided by the amounts that would be payable under the annual incentive plan (based on the performance of 3M and its business units) if the Named Executive Officers were covered by such plan, it is not bound by these results and may exercise its discretion to pay different amounts.

        (2)   The amounts shown as the All Other Option Awards reflect the numbers of nonqualified stock options granted to each individual during 2009 under the 2008 Long-Term Incentive Plan. The options granted on February 9, 2009, were part of the Company's annual grant of stock options to the approximately 5,000 employees participating in the Plan. The options granted to Mr. Sauer on October 27, 2009, and to Mr. Thulin on August 11, 2009, represent progressive stock options (commonly referred to as a reloads) issued upon their exercise (via a stock swap, using shares of 3M common stock already owned by the optionee) of nonqualified options granted under pre-2005 versions of the Management Stock Ownership Program which provided for the receipt of such reloads when the optionee makes payment of the exercise price in shares of the Company's common stock. 3M offered progressive stock options with respect to nonqualified stock options granted before May 2005 to encourage executives to acquire and accumulate actual shares of 3M common stock by exercising their stock options early rather than holding such options until the end of their term and then immediately selling the shares acquired upon exercise. Stock options granted by the Company since May 2005 have not been eligible for the grant of new progressive stock options upon their exercise.

        (3)   The exercise price for all stock options granted under the Company's equity plans is set at the fair market value of a share of 3M common stock on the option grant date (as required by the provisions of the 2008 Long-Term Incentive Plan). As provided in the plan documents for these plans, the fair market value of a share of 3M common stock is computed as the closing price at which 3M common stock traded on the New York Stock Exchange on the applicable date.

        (4)   The amounts in the Grant Date Fair Value of Stock and Option Awards column were determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 16 to the Company's audited financial statements for the fiscal year ended December 31, 2009, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2010.

        (5)   These amounts reflect additional grants of restricted stock units to Mr. Buckley in lieu of dividend equivalents on a portion of his outstanding restricted stock units, as required by his employment agreement.

        (6)   These amounts reflect the number of restricted stock units granted to each individual during 2009 under the 2008 Long-Term Incentive Plan. As discussed in the Compensation Discussion and Analysis, the restricted stock units grants granted on February 9, 2009, were made to replace the portion of each individual's annual long-term incentive compensation normally provided in the form of performance shares. These restricted stock units vest three years following the grant date assuming continued employment.

        (7)   This one-time grant of restricted stock units was made to Mr. Buckley in performance of the Company's obligation to pay him $95,000 in annual life insurance premiums for the years 2009-2012 under his employment agreement.

 ADDITIONAL INFORMATION REGARDING THE EMPLOYMENT
AGREEMENTS OF THE NAMED EXECUTIVE OFFICERS

        Some of the grants and compensation reflected in the above tables are a direct result of the employment agreements that the Company has entered into with two of the Named Executive Officers. The following summary identifies the material terms of these agreements that impacted the compensation of, and grants to, these individuals during 2009.

George W. Buckley

        3M has entered into an employment agreement with George W. Buckley providing for his employment as President and Chief Executive Officer of the Company and for his election as Chairman of the Board of Directors of 3M. The agreement became effective December 6, 2005, and has an initial term of three years. Beginning on December 6, 2006, the agreement automatically extends itself so that the remaining term of the agreement is always two years. However, the term will end on Mr. Buckley's 65th birthday (February 23, 2012) unless the parties otherwise agree. The Company and Mr. Buckley have amended the agreement on several occasions, and this summary reflects the agreement as amended.

        The agreement requires that Mr. Buckley receive an annual base salary of $1,600,000. This base salary will be reviewed at least annually and may be increased by the Compensation Committee of the Board, but may not be decreased without Mr. Buckley's consent. The agreement also requires that Mr. Buckley be eligible to participate in the Company's Executive Profit Sharing Plan (subsequently replaced by the Executive Annual Incentive Plan), with a target annual bonus which is the greater of $2,600,000 and 150 percent of his annual base salary.

        Pursuant to the agreement, the Company granted to Mr. Buckley nonqualified options to purchase 250,000 shares of 3M common stock at the fair market value of a share of 3M common stock on the effective date of such agreement ($78.15). These options have a ten-year term, and become exercisable in increments of 20 percent on each of the first five anniversaries of the grant date assuming continued employment with the Company. These options become vested and exercisable in full upon Mr. Buckley's death or termination due to disability, upon a termination of his employment by the Company without Cause, upon a termination of his employment by Mr. Buckley for Good Reason, or upon a change in control of the Company.

        Pursuant to the agreement, Mr. Buckley was also granted as of the agreement's effective date 50,000 restricted stock units with respect to shares of 3M common stock. These restricted stock units will vest in increments of 20 percent on each of the first five anniversaries of the grant date assuming continued employment with the Company. Dividend equivalents in the form of additional restricted stock units will be provided during the vesting period. These restricted stock units become vested in full upon Mr. Buckley's death or termination due to disability, upon a termination of his employment by the Company without Cause, upon a termination of his employment by Mr. Buckley for Good Reason, or upon a change in control of the Company. Mr. Buckley may not sell or otherwise dispose of the shares of 3M common stock received upon the vesting of these restricted stock units (except as required to pay withholding taxes) prior to the termination of his employment without the consent of the Compensation Committee of the Board.

        In order to replace the unvested restricted stock units that he forfeited as a result of leaving his previous employer, the agreement required the Company to grant Mr. Buckley (on the effective date of the agreement) 157,808 restricted stock units with respect to shares of 3M common stock. Twenty-five thousand of these restricted stock units vested on December 31, 2006, and the remaining 132,808 restricted stock units will vest on December 6, 2010, assuming continued employment with the Company. Dividend equivalents in the form of cash will be paid to Mr. Buckley during the vesting period. These restricted stock units become vested in full upon Mr. Buckley's death or termination due to disability, upon a termination of his employment by the Company without Cause, upon a termination of his employment by Mr. Buckley for Good Reason, or upon a change in control of the Company. Mr. Buckley may not sell or otherwise dispose of the shares of 3M common stock received upon the vesting of these restricted stock units (except as required to pay withholding taxes) prior to the termination of his employment without the consent of the Compensation Committee of the Board.

        As amended, the agreement gives Mr. Buckley (while he remains employed by the Company) the right to have the Company purchase one of his residences in Illinois or Minnesota at its then prevailing value (to be determined by an appraiser mutually agreeable to both parties) if he is unable to complete the sale of such residence within 120 days after electing to exercise this right.

        The agreement provides that Mr. Buckley will be eligible for the same perquisites that the Company makes available to its other senior executives. Mr. Buckley, along with members of his family and invited guests, is allowed to use the aircraft owned by the Company for personal travel. The Company will provide Mr. Buckley with an automobile and driver for travel in the Minneapolis-St. Paul area, and with an additional luxury automobile for which the Company will pay all insurance, maintenance, gasoline, and other operating expenses. The Company will provide appropriate security at Mr. Buckley's personal residences.

        The agreement provides that Mr. Buckley will earn a supplemental retirement benefit payable in the form of an annuity over his lifetime (or, if he so chooses, in the form of an annuity payable over his lifetime and the lifetime of a joint annuitant) beginning following his termination of employment. The amount of this benefit will be the amount by which (a) a single life annuity payable for Mr. Buckley's lifetime commencing at age 60 (or, if later, on the date of his termination of employment) equal to 40 percent of his highest average annual cash compensation (base salary plus bonus) during any three consecutive years during his final ten years of employment (but not less than a minimum amount of $4,200,000), exceeds (b) the sum of his actual pension benefits payable at age 60 (or, if later, on the date of his termination of employment) under the plans of the Company and his previous employers. The benefit formula for this supplemental retirement benefit increases by 2 percent (from 40 percent) for each full year following Mr. Buckley's 60th birthday that he remains employed by the Company, up to a maximum of 50 percent. This supplemental retirement benefit vests in full on December 6, 2010, upon Mr. Buckley's death or termination due to disability, upon a termination of his employment by the Company without Cause, or upon a termination of his employment by Mr. Buckley for Good Reason. In the event that the payments of this supplemental retirement benefit received by Mr. Buckley prior to his death (or by Mr. Buckley and his joint annuitant prior to their deaths) are less than the actuarially equivalent lump-sum value of such annuity payments determined at the time the payments commence, the Company will pay in a lump sum to his beneficiary (or to Mr. Buckley's estate, if the beneficiary is deceased) the amount by which such actuarially equivalent lump-sum value exceeds the amount of payments received prior to his death (or prior to the deaths of Mr. Buckley and his joint annuitant).

Patrick D. Campbell

        3M entered into an employment agreement with Patrick D. Campbell at the time he was hired to serve as the Senior Vice President and Chief Financial Officer of the Company. While most of this agreement's terms expired on the third anniversary of his employment commencement date (February 1, 2005), several of its provisions survived and remain in effect today. The Company and Mr. Campbell amended the agreement during 2008, and this summary reflects the agreement as amended.

        The agreement requires the Company to provide Mr. Campbell supplemental retirement benefits payable in the form of a lump sum following the termination of his employment. If he remains employed by 3M for at least ten years, the amount of this lump sum will be the actuarially equivalent present value of an annuity payable for his lifetime commencing at age 60 and based on 45 percent of his highest average annual compensation (base salary plus profit sharing or annual incentive) over a four-year period. If Mr. Campbell is employed by 3M for less than ten years, the amount of the lump sum and the lifetime annuity upon which the lump sum is based will be prorated accordingly (proration would reduce these amounts by a percentage determined by dividing the number ten less the number of years he was employed by 3M by the number ten). The amount of such benefits will be reduced by the amount of his benefits under 3M's other pension plans and the pension plans of his prior employer. Since Mr. Campbell has completed more than five years of employment with the Company, these supplemental retirement benefits are fully vested.

        2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

George W. Buckley									10,842	(11)	896,308
	200,000	50,000	(1)	78.150	12/06/2015
	286,807			87.350	05/09/2016
	124,557	64,167	(2)	84.780	05/08/2017
	73,422	146,846	(3)	77.180	05/13/2018
		289,044	(4)	54.110	02/08/2019
						144,248	(7)	11,924,982
						72,261	(8)	5,973,817
						4,065	(9)	336,054
Patrick D. Campbell									2,717	(11)	224,614
	9,395			55.975	02/01/2012
	40,000			64.500	05/14/2012
	44,000			61.850	05/13/2013
	64,873			84.400	05/09/2014
	7,289			80.950	02/01/2012
	71,185			76.800	05/08/2015
	73,000			87.350	05/09/2016
	29,959	15,434	(2)	84.780	05/08/2017
	19,671			89.650	02/01/2012
	17,155	34,313	(3)	77.180	05/13/2018
		81,464	(4)	54.110	02/08/2019
						17,585	(8)	1,453,752
Inge G. Thulin									1,985	(11)	164,100
	1,704			58.625	05/06/2011
	14,096			58.625	05/06/2011
	36,000			64.500	05/14/2012
	34,000			61.850	05/13/2013
	56,114			84.400	05/09/2014
	67,975			76.800	05/08/2015
	52,000			87.350	05/09/2016
	30,200	15,558	(2)	84.780	05/08/2017
	16,930	33,862	(3)	77.180	05/13/2018
		59,584	(4)	54.110	02/08/2019
		6,073	(5)	71.340	05/07/2010
						25,481	(10)	2,106,514
						12,664	(8)	1,046,945
Jean Lobey									1,985	(11)	164,100
	5,254			43.350	05/07/2010
	14,096			58.625	05/06/2011
	1,704			58.625	05/06/2011
	16,590			64.500	05/14/2012
	17,380			61.850	05/13/2013
	18,762			84.400	05/09/2014
	39,037			76.800	05/08/2015
	47,000			87.350	05/09/2016
	21,252	10,948	(2)	84.780	05/08/2017
	12,542	25,086	(3)	77.180	05/13/2018
		58,772	(4)	54.110	02/08/2019
						12,687	(8)	1,048,834
Bradley T. Sauer									1,985	(11)	164,100
	20,600			64.500	05/14/2012
	25,866			61.850	05/13/2013
	40,000			84.400	05/09/2014
	1,228			77.200	05/07/2010
	63,122			76.800	05/08/2015
	470			75.200	05/06/2011
	879			75.200	05/07/2010
	52,000			87.350	05/09/2016
	4,892			87.500	05/06/2011
	25,726	13,253	(2)	84.780	05/08/2017
	1,497			88.650	05/13/2013
	5,599			88.650	05/06/2011
	15,169	30,339	(3)	77.180	05/13/2018
		59,216	(4)	54.110	02/08/2019
		14,215	(6)	76.000	05/13/2013
						25,481	(10)	2,106,514
						12,937	(8)	1,069,502

FOOTNOTES TO OUTSTANDING EQUITY AWARDS
AT FISCAL YEAR-END TABLE

        (1)   These stock options vest in full on December 6, 2010.

        (2)   These stock options vest in full on May 8, 2010.

        (3)   These stock options vest in installments of one-half on May 13, 2010, and May 13, 2011.

        (4)   These stock options vest in installments of one-third on each of February 8, 2010, February 8, 2011, and February 8, 2012.

        (5)   As progressive stock options, these options vest in full on February 11, 2010 (6 months following the grant date).

        (6)   As progressive stock options, these options vest in full on April 27, 2010 (6 months following the grant date).

        (7)   These restricted stock units vest in full on December 6, 2010.

        (8)   These restricted stock units vest in full on February 9, 2012.

        (9)   These restricted stock units vest in installments of one-third on each of December 31, 2010, December 31, 2011, and the earlier of December 31, 2012, or Mr. Buckley's last day of employment with the Company.

        (10) These restricted stock units vest in full on March 3, 2012.

        (11) The shares of 3M common stock to be delivered as a result of the Company's performance over the three-year performance period ending December 31, 2010, will not vest until December 31, 2010. Under the terms of the 3M Performance Unit Plan, these shares of 3M common stock will be delivered no later than March 15, 2011.

        2009 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
George W. Buckley	0	0	12,521	979,709
Patrick D. Campbell	0	0	379	28,143
Inge G. Thulin	4,144	295,574	5,198	407,520
Jean Lobey	0	0	3,113	243,696
Bradley T. Sauer	3,027	229,980	3,987	181,249

         PENSION BENEFITS

        The following table shows the present value of the accumulated benefits payable to each of the Named Executive Officers, as well as the number of years of service credited to each individual, under each of the Company's defined benefit pension plans (including any supplemental arrangements pursuant to their employment agreements) determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. See Note 11 to the Company's audited financial statements for the fiscal year ended December 31, 2009, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2010.

	2009 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
George W. Buckley	Employee Retirement Income Plan	4	158,572	0
	Nonqualified Pension Plan	4	3,171,671	0
	Supplemental Retirement Plan	4	8,853,142	0
Patrick D. Campbell	Employee Retirement Income Plan	7	241,064	0
	Nonqualified Pension Plan	7	1,412,772	0
	Supplemental Retirement Plan	7	2,639,202	0
Inge G. Thulin	Employee Retirement Income Plan	30	883,610	0
	Nonqualified Pension Plan	30	3,198,323	0
Jean Lobey	Employee Retirement Income Plan	33	223,042	0
	Nonqualified Pension Plan	33	2,281,303	0
Bradley T. Sauer	Employee Retirement Income Plan	27	578,503	0
	Nonqualified Pension Plan	27	2,225,977	0

        The Employee Retirement Income Plan ("ERIP") is a tax-qualified defined benefit pension plan maintained by 3M for its eligible employees in the United States. Effective January 1, 2001, the Company amended the ERIP to include a pension equity formula for (1) employees hired or rehired on or after January 1, 2001, and (2) employees who voluntarily elected the pension equity formula during the one-time choice election period in 2001. Of the Named Executive Officers, Mr. Thulin and Mr. Sauer participate under the non-pension equity formula of the ERIP (the Portfolio I Plan), while Mr. Buckley, Mr. Campbell, and Mr. Lobey participate under the pension equity formula of the ERIP (the Portfolio II Plan). Retirement benefits under the ERIP are based on an employee's years of service and average annual earnings during the employee's four highest-paid consecutive years of service. As applied to the Named Executive Officers, earnings for purposes of the ERIP include base salary, profit sharing, and annual incentive compensation.

        Under the Portfolio I Plan, employees earn annual benefits payable at retirement generally equal to 1.15 percent of their high-four average annual earnings multiplied by their years of service plus 0.35 percent of their high-four average annual earnings in excess of a Social Security breakpoint multiplied by their years of service (up to a maximum of 35 years). The Social Security breakpoint is an average of the Social Security taxable wage bases for each of the 35 years ending with the year each employee qualifies for receiving unreduced Social Security retirement benefits. Under the Portfolio I Plan, an employee may retire with an unreduced pension at age 60 (61 or 62 for employees born after 1942) and if the employee's age and service at the time of retirement total at least 90 (91 or 92 for employees born after 1942) the employee would receive a Social Security bridge payment until age 62.

Mr. Thulin is eligible to retire with reduced early retirement benefits under the Portfolio I Plan, with the reduction being equal to 5 percent of the pension otherwise payable for each year that he retires prior to age 61.

        Under the Portfolio II Plan, employees earn pension credits (from 3 percent to 12 percent) for each year of employment based on their age and accumulated years of service under the Plan. Once their employment ends, these accumulated pension credits are multiplied by their high-four average annual earnings and added to an amount determined by multiplying one-half of these accumulated pension credits by their high-four average annual earnings in excess of a Social Security integration level (70 percent of the Social Security taxable wage base in the year employment ends). The sum of these two amounts is then converted into an annuity payable over the lifetime of the employee using fixed conversion factors. The Portfolio II Plan does not provide any subsidies for early retirement.

        As a tax-qualified plan, the ERIP is subject to a variety of limits that apply to both the amount of any employee's earnings that may be considered when determining the benefits earned under the plan as well as the maximum amount of benefits that any employee may earn. The Nonqualified Pension Plan is designed to provide additional benefits to employees, including the Named Executive Officers, affected by these limits. The amount of benefits earned under this Nonqualified Pension Plan generally equal the amount of benefits an employee was not able to earn under the ERIP as a result of the limits imposed by Federal tax laws. The benefits earned under this Nonqualified Pension Plan are generally paid in the form of a single lump-sum cash payment following the termination of their employment (subject to any applicable delay under Federal tax laws). Current employees were given a one-time opportunity during 2008 to elect to receive their benefits earned under this Nonqualified Pension Plan in the form of a life annuity following their retirement, and both Mr. Buckley and Mr. Lobey did make this election to receive their benefits in the form of a life annuity.

        Mr. Buckley and Mr. Campbell also earn supplemental retirement benefits pursuant to their employment agreements with the Company. These supplemental benefits, which were negotiated at the time they agreed to leave their previous employers and join 3M, are designed to replace the pension benefits they failed to earn under the plans of their previous employers because their accrued benefits under those plans do not grow with future increases in compensation. These supplemental benefits are described in detail in the section titled "Additional Information Regarding the Employment Agreements of the Named Executive Officers" following the Grants of Plan-Based Awards Table.

        NONQUALIFIED DEFERRED COMPENSATION

        The following table reflects the participation during 2009 by the Named Executive Officers in two nonqualified deferred compensation plans offered by the Company. The Deferred Compensation Plan allows eligible employees to defer for a number of years or until retirement from the Company the receipt of base salary, profit sharing, annual incentive compensation, and Performance Unit Plan award payouts. The VIP Excess Plan allows eligible employees to defer until retirement from the Company the receipt of base salary, profit sharing, and annual incentive compensation. Earnings are credited to the amounts deferred under both plans based on the returns paid on the investment funds available to participants in 3M's qualified 401(k) plan or a fixed rate of return based on corporate bond yields (as selected by each participant).

2009 Nonqualified Deferred Compensation Table
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
George W. Buckley	1,818,355	66,375	1,788,986	0	6,221,573
Patrick D. Campbell	0	0	99,909	0	583,683
Inge G. Thulin	29,700	17,820	925	0	48,445
Jean Lobey	30,940	19,890	4,417	0	55,247
Bradley T. Sauer	28,620	17,172	911	0	56,431

FOOTNOTES TO NONQUALIFIED DEFERRED COMPENSATION TABLE

        (1)   All amounts contributed by these individuals during 2009 have been included in the Summary Compensation Table as Salary or Non-Equity Incentive Plan Compensation earned in 2008 or 2009.

        (2)   All amounts contributed by the Company on behalf of these individuals during 2009 are included in the "All Other Compensation" column of the Summary Compensation Table.

        (3)   None of these amounts are included in the Summary Compensation Table as compensation earned in 2009.

        (4)   Of the amounts reported in this column, $3,820,969 of Mr. Buckley's balance at the end of 2009 and $112,088 of Mr. Campbell's balance at the end of 2009 were reported previously as compensation in the Company's Summary Compensation Tables for prior years.

        POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The Company has entered into employment agreements with two of the Named Executive Officers that will require it to make payments to these individuals in the event of the termination of their employment or change in control of the Company. In addition, many of the Company's executive compensation, benefit, and deferred compensation plans provide the Named Executive Officers with certain rights or the right to receive payments in the event of the termination of their employment or upon a change in control of the Company. The amounts payable to each of the Named Executive Officers in each situation is reflected in the following table, assuming that each individual's employment had terminated or a change in control of the Company had occurred on December 31, 2009. As of December 31, 2009, Mr. Campbell, Mr. Lobey, and Mr. Thulin were eligible to retire under the Company's pension plans.

2009 Potential Payments upon Termination or Change in Control Table
Name	Triggering Event	Cash Severance ($)(1)		Outstanding PUP Awards ($)(2)	Vested Restricted Stock/RSUs ($)(3)		Vested Options ($)(4)		Supplemental Pension ($)(5)		Life Insurance Proceeds ($)(6)
George W. Buckley	Resignation without Good Reason/ Termination for Cause	0		0	0		0		3,330,243	(10)	0
	Resignation for Good Reason/Non-Cause Termination	9,057,349	(7)	0	11,924,991	(9)	226,000	(9)	12,183,385	(10)	0
	Change in Control	0		806,677	18,234,861		9,287,281		3,171,671		0
	Death	0		4,481,541	18,234,861		9,287,281		12,183,385		0
	Disability	0		0	18,234,861		9,287,281		12,183,385	(10)	0
Patrick D. Campbell	Resignation without Good Reason/Termination for Cause	0		0	0		0		4,351,271	(11)	0
	Resignation for Good Reason/Non-Cause Termination	1,271,000	(8)	0	0		0		4,351,271	(11)	0
	Change in Control	0		202,153	1,453,762		2,514,990		1,412,772		0
	Death	0		1,123,072	1,453,762		2,514,990		4,496,985	(12)	2,777,165
	Disability	0		0	1,453,762		2,514,990		4,351,271	(11)	0
Inge G. Thulin	Resignation without Good Reason/Termination for Cause	0		0	0		0		4,081,933	(13)	0
	Resignation for Good Reason/Non-Cause Termination	0		0	0		0		4,081,933	(13)	0
	Change in Control	0		147,675	3,153,459		1,956,429		3,198,323		0
	Death	0		820,417	3,153,459		1,956,429		2,040,966	(14)	1,907,640
	Disability	0		0	3,153,459		1,956,429		4,081,933	(13)	0
Jean Lobey	Resignation without Good Reason/Termination for Cause	0		0	0		0		2,504,345	(15)	0
	Resignation for Good Reason/Non-Cause Termination	0		0	0		0		2,504,345	(15)	0
	Change in Control	0		147,675	1,048,825		1,816,250		2,281,303		0
	Death	0		820,417	1,048,825		1,816,250		2,504,345	(16)	1,810,700
	Disability	0		0	1,048,825		1,816,250		2,504,345	(15)	0
Bradley T. Sauer	Resignation without Good Reason/Termination for Cause	0		0	0		0		2,804,480	(17)	0
	Resignation for Good Reason/Non-Cause Termination	0		0	0		0		2,804,480	(17)	0
	Change in Control	0		147,675	3,176,016		1,952,584		2,225,977		0
	Death	0		820,417	3,176,016		1,952,584		1,402,240	(18)	1,682,416
	Disability	0		0	3,176,016		1,952,584		2,804,480	(17)	0

FOOTNOTES TO POTENTIAL PAYMENTS UPON
TERMINATION OR CHANGE IN CONTROL TABLE

        (1)   The amounts in this column reflect the amount of cash severance the Company would be obligated to pay these individuals pursuant to their employment agreements, as described below.

        (2)   The amounts in this column reflect the pro rata value of awards under the Performance Unit Plan for which the three-year performance period has not been completed, and the value of awards under the Performance Unit Plan for which the three-year performance period has been completed but which have not been paid out, and which would be paid upon the occurrence of the respective triggering events in accordance with the provisions of the Plan.

        (3)   The amounts in this column reflect the value of unvested 3M restricted stock or restricted stock units that would vest upon the occurrence of the respective triggering events in accordance with the provisions of the Management Stock Ownership Program, the Long-Term Incentive Plan, or the individual's employment agreement. Share values are based on the closing market price of 3M common stock on December 31, 2009 ($82.67).

        (4)   The amounts in this column reflect the spread value on December 31, 2009, of unvested, in-the-money 3M stock options that will vest upon the occurrence of the respective triggering events in accordance with the provisions of the Management Stock Ownership Program, the Long-Term Incentive Plan, or the individual's employment agreement. Spread values are based on the closing market price of 3M common stock on December 31, 2009 ($82.67).

        (5)   The amounts in this column reflect the present value of accumulated benefits under 3M's Employee Retirement Income Plan, 3M's Nonqualified Pension Plan and/or the individual's supplemental retirement arrangement based on such individual's employment agreement that would be paid to, or on behalf of, each individual upon the occurrence of the respective triggering events. For additional information regarding the terms of the Nonqualified Pension Plan or those individual supplemental retirement arrangements, see the explanation following the Pension Benefits Table and the summaries of these employment agreements in the section entitled "Additional Information Regarding the Employment Agreements of the Named Executive Officers," following the Grants of Plan-Based Awards Table. Except as noted, all of these amounts would be paid in the form of a single lump-sum cash payment.

        (6)   The amounts in this column reflect the life insurance proceeds that would be payable to each individual's beneficiary or beneficiaries pursuant to the universal life insurance policies obtained for them under the Executive Life Insurance Plan.

        (7)   Of this amount, $9,030,000 would be paid in cash in the form of 24 equal monthly installments of $376,250 each. The remainder of this amount reflects the amounts the Company would need to pay or incur in order to provide continued medical ($19,840), dental ($3,011), life insurance ($4,080), and accidental death & disability insurance ($418) benefits for a 24-month period following the termination of Mr. Buckley's employment, as required by his employment agreement.

        (8)   This amount would be paid in the form of a single lump-sum cash payment.

        (9)   The amounts in these columns reflect the remaining unvested 3M stock options and restricted stock units granted to Mr. Buckley at the time his employment with the Company commenced in 2005, and which would have vested upon the occurrence of the respective triggering event under the terms of his employment agreement with the Company.

        (10) This amount would be paid in the form of monthly annuity payments over the lifetime of Mr. Buckley (or over the lifetimes of Mr. Buckley and his designated beneficiary).

        (11) Of this total, $241,064 would be paid in the form of monthly annuity payments over the lifetime of Mr. Campbell (or over the lifetimes of Mr. Campbell and his designated beneficiary).

        (12) Of this total, $241,064 would be paid in the form of monthly annuity payments over the lifetime of Mr. Campbell's surviving spouse if she elected to receive annuity payments in lieu of a single lump-sum cash payment following Mr. Campbell's death.

        (13) Of this total, $883,610 would be paid in the form of monthly annuity payments over the lifetime of Mr. Thulin (or over the lifetimes of Mr. Thulin and his designated beneficiary).

        (14) Of this total, $441,805 would be paid in the form of monthly annuity payments over the lifetime of Mr. Thulin's surviving spouse.

        (15) This amount would be paid in the form of monthly annuity payments over the lifetime of Mr. Lobey (or over the lifetimes of Mr. Lobey and his designated beneficiary).

        (16) Of this total, $223,042 would be paid in the form of monthly annuity payments over the lifetime of Mr. Lobey's surviving spouse if she elected to receive annuity payments in lieu of a single lump-sum cash payment following Mr. Lobey's death.

        (17) Of this total, $578,503 would be paid in the form of monthly annuity payments over the lifetime of Mr. Sauer (or over the lifetimes of Mr. Sauer and his designated beneficiary).

        (18) Of this total, $289,251 would be paid in the form of monthly annuity payments over the lifetime of Mr. Sauer's surviving spouse.

Generally Available Compensation and Benefit Plans

        Each of 3M's Named Executive Officers is eligible to participate in and receive compensation or benefits under several plans of the Company that provide for certain payments or rights in the event of the death of the individual or a change in control of the Company. Both of the Company's deferred compensation programs, the Deferred Compensation Plan and the VIP Excess Plan (including its predecessor, the VIP Plus Plan), provide that the plans will terminate and pay out the account balances of all participants immediately following a change in control of the Company. The Performance Unit Plan provides that the plan will terminate and the Company will immediately pay out the pro rata value of all outstanding performance units immediately following a change in control of the Company (based on the higher of the value of the units for the most recently completed performance period or the value of the outstanding units as if the performance of the Company during the remainder of each respective performance period equaled its performance to the date of the change in control). The Nonqualified Pension Plan provides that, in the event of a change in control of the Company, the Plan will terminate and pay out the remaining accrued benefits of all participants in either an immediate lump-sum cash payment or through the purchase of annuity contracts designed to pay the pension benefits that would otherwise have been paid following the retirement of each participant. The Management Stock Ownership Program and the Long-Term Incentive Plan provide that all outstanding stock options, restricted stock, and restricted stock units will immediately vest in full upon a change in control of the Company. All of these plans define a change in control of the Company as an event that satisfies the requirements of the applicable regulations under Section 409A of the Internal Revenue Code.

        The amounts shown above for each of the Named Executive Officers do not include payments and benefits generally provided on a non-discriminatory basis to all similarly situated salaried employees of the Company upon the termination of their employment with the Company, including: (a) accrued salary; (b) annual incentive earned with respect to completed performance periods; (c) unused vacation benefits; (d) retiree welfare benefits provided to substantially all of the Company's U.S. employees, including retiree medical and dental benefits; (e) distributions of account balances under the Company's qualified 401(k) plan; and (f) distribution of account balances in 3M's nonqualified deferred compensation plans, as described in the 2009 Nonqualified Deferred Compensation Table.

George W. Buckley

        Mr. Buckley's employment agreement with the Company provides that in the event the Company terminates his employment without Cause or if he terminates his employment with Good Reason, he would receive: (a) cash severance equal to two times the sum of his annual base salary and target annual bonus payable in the form of 24 equal monthly installments (or in the form of an immediate lump sum, subject to a six-month delay if required under Section 409A of the Internal Revenue Code, if the termination occurs within two years following a Change of Control of the Company); (b) a pro rata portion of the annual bonus that he would otherwise have earned for the year in which his employment so terminates; (c) if a Change of Control of the Company causes any payment upon his termination of employment to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, a tax gross-up payment with which to pay such tax and the additional taxes payable as a result of such payment; and (d) immediate vesting of the stock options, restricted stock units, performance units, and supplemental retirement benefits provided under the agreement, and continued welfare benefits for the period that cash severance benefits are payable. No severance benefits (other than accrued salary, bonus, and benefits) are payable in the event of the termination of Mr. Buckley's employment by the Company for Cause or by Mr. Buckley without Good Reason. In the event of the termination of Mr. Buckley's employment due to his death or disability, no severance benefits are payable (other than accrued salary, bonus, and benefits, including the supplemental retirement benefits provided under the agreement) other than a pro rata portion of the annual bonus he would otherwise have earned for the year in which his employment so terminates. If any payment or other benefit provided to Mr. Buckley pursuant to his employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Buckley would be entitled to receive a tax gross-up payment with which to pay such tax and the additional taxes payable as a result of such payment. As a condition to receiving any cash severance, pro rata annual bonus, or supplemental retirement benefits, Mr. Buckley will sign and deliver to the Company a standard release of claims. In his employment agreement with the Company and as confirmed in the release of claims, Mr. Buckley agrees that for a period of two years following the termination of his employment he will: (1) neither employ nor seek to employ any employee of the Company or encourage them to leave the Company, and (2) neither acquire an ownership interest in or perform certain services for a competitor of the Company.

        For purposes of Mr. Buckley's employment agreement, Cause means any of the following: (i) his commission of a felony or misdemeanor involving fraud, dishonesty, or moral turpitude; (ii) his material breach of such employment agreement; (iii) willful or intentional material misconduct by Mr. Buckley in the performance of his duties; (iv) willful and intentional failure by Mr. Buckley to materially comply with a specific, written direction of the Board of Directors that is consistent with normal business practice and not inconsistent with his responsibilities under such employment agreement; (v) a material violation of the Company's conflict of interest policy; (vi) a material violation of any Company policy that would be grounds for the immediate dismissal of any senior executive of the Company; or (vii) an order or determination of any court, administrative agency, or other entity that has the effect of prohibiting Mr. Buckley from performing his responsibilities under such employment agreement. For purposes of Mr. Buckley's employment agreement, Good Reason means any of the following (unless he agrees in writing that a specific event shall not be Good Reason): (i) the Company's material breach of his employment agreement; (ii) the Company's failure to assign his employment agreement to a successor of the Company or such successor's failure to explicitly assume and agree to be bound by such agreement; (iii) a requirement that Mr. Buckley be principally based at any office or location more than 30 miles from the Company's current headquarters in St. Paul, Minnesota; or (iv) upon or following a Change of Control of the Company, the failure to nominate and elect Mr. Buckley to serve as the chief executive officer, chairman of the board, or most senior executive officer of the Company or its top-tier parent entity. For purposes of Mr. Buckley's employment agreement, a Change of Control of the Company means any of the following (unless, solely for purposes of determining whether the stock options granted to him at the time he commenced employment with the Company become vested upon a Change of Control of the Company, he agrees in writing that a specific event shall not be considered a Change of Control): (i) any person becomes the owner of 20 percent or more of the voting securities of the Company; (ii) the members of the Board of Directors of the Company as of December 6, 2005, and their approved successors fail to constitute at least 50 percent of the members of such Board of Directors; (iii) a merger, consolidation, or reorganization involving the Company if the beneficial owners of the Company's voting securities immediately before such transaction are not expected to own more than 50 percent of the voting power of such voting securities in the corporation resulting from such transaction; (iv) a plan or agreement for the sale or other disposition of substantially all of the assets of the Company (other than to an entity more than 50 percent owned by the Company or an entity more than 50 percent owned by the beneficial owners of the voting securities of the Company immediately before the sale or other disposition); or (v) approval of a plan of liquidation by the stockholders of the Company; provided, however, that for purposes of determining whether shares of 3M common stock or other remuneration are to be delivered to Mr. Buckley upon a Change of Control with respect to the restricted stock units or performance units granted to him pursuant to his employment agreement and for purposes of determining whether the cash severance described above shall be paid in a lump sum instead of installments on account of a termination of his employment without Cause or for Good Reason upon or prior to the second anniversary of a Change of Control, there shall not be a Change of Control unless the event that would otherwise constitute a Change of Control satisfies the requirements of the applicable regulations under Section 409A of the Internal Revenue Code.

Patrick D. Campbell

        Mr. Campbell's employment agreement with the Company provides that in the event the Company terminates his employment without Cause or if he terminates his employment with Good Reason, he would receive: (a) cash severance equal to two times the sum of his annual base salary and target annual profit sharing or annual incentive if such termination occurs within the first five years following his employment commencement date and one times the sum of his annual base salary and target annual profit sharing or annual incentive if such termination occurs more than five years but no more than ten years following his employment commencement date, (b) a period of two years following the termination date in which to exercise the stock options granted to him at the time his employment commenced and the stock options he received as his annual stock option grant for 2002, and (c) immediate vesting of the supplemental retirement benefits provided under the agreement. No severance benefits (other than accrued salary, profit sharing or annual incentive, and benefits) are payable in the event of the termination of Mr. Campbell's employment by the Company for Cause or by Mr. Campbell without Good Reason. In the event of the termination of Mr. Campbell's employment due to his death or disability, no severance benefits (other than accrued salary, profit sharing or annual incentive, and benefits, including the supplemental retirement benefits provided under the agreement) are payable. If any payment or other benefit provided to Mr. Campbell pursuant to his employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Campbell would be entitled to receive a tax gross-up payment with which to pay such tax and the additional taxes payable as a result of such payment. As a condition to receiving any cash severance, Mr. Campbell will sign and deliver to the Company a standard release of claims.

        For purposes of Mr. Campbell's employment agreement, Cause means any of the following: (i) his indictment on or commission of a felony or misdemeanor involving fraud, dishonesty, or moral turpitude; (ii) his material breach of such employment agreement; (iii) willful or intentional material misconduct by Mr. Campbell in the performance of his duties; or (iv) willful or intentional failure by Mr. Campbell to materially comply with a specific, written direction of the Chief Executive Officer that is consistent with normal business practice and with his responsibilities under such employment agreement. For purposes of Mr. Campbell's employment agreement, Good Reason means any of the following (unless he agrees in writing that a specific event shall not be Good Reason): (i) the Company reduces his annual planned cash compensation by more than 15 percent, (ii) his relocation to a primary work site located more than 50 miles from his then current work site, or (iii) his reassignment to a position having primary responsibilities which are significantly less than those of his immediate previous position.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee are named in the preceding section. No members of the Compensation Committee were officers or employees of 3M or any of its subsidiaries during the year, were formerly 3M officers (except that Robert S. Morrison served as interim Chairman of the Board and Chief Executive Officer from June 30, 2005, to December 6, 2005), or had any relationship otherwise requiring disclosure.

AUDIT COMMITTEE REPORT

        The role of the Audit Committee includes assisting the Board of Directors in its oversight of the Company's financial reporting process. In performing this oversight function, the Audit Committee has:

  •
  Reviewed and discussed the audited consolidated financial statements with management, which has primary responsibility for the financial statements;

  •
  Discussed with PricewaterhouseCoopers LLP (PwC), the Company's independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1, AU Section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T; and

  •
  Received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC's communications with the audit committee concerning independence, and has discussed with PwC its independence.

        Based upon the review and discussions described above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Herbert L. Henkel, Chair
Linda G. Alvarado
Michael L. Eskew
W. James Farrell
Edward M. Liddy

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

        The Audit Committee is responsible for appointing and overseeing the work of the independent registered public accounting firm ("Independent Accounting Firm"). The Audit Committee has established the following procedures for the pre-approval of all audit and permissible non-audit services provided by the Independent Accounting Firm.

        Before engagement of the Independent Accounting Firm for the next year's audit, the Independent Accounting Firm will submit to the Audit Committee for approval a detailed description of services it expects to render to the Company during that year for each of the following categories of services:

        1.     Audit services include audit work performed in the preparation of consolidated financial statements, as well as work that generally only the Independent Accounting Firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

        2.     Audit related services are for assurance and related services that are traditionally performed by the Independent Accounting Firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

        3.     Tax services include all services performed by the Independent Accounting Firm's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

        4.     Other services are those services not captured in the other categories.

        Before engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the Independent Accounting Firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the Independent Accounting Firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the Independent Accounting Firm.

        The Audit Committee has delegated pre-approval authority to the chair of the Committee. The chair must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table represents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's consolidated financial statements for the years ended December 31, 2008 and 2009, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods (amounts in millions).

Audit and Non-Audit Fees ($ in millions)

	2008	2009
Audit Fees: (1)	$10.4	$11.0
Audit Related Fees: (2)	0.8	0.7
Tax Fees: (3)	1.1	1.2
All Other Fees:	0.0	0.0

Total	$12.3	$12.9

(1)  Audit fees consisted of audit work and review services, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, comfort letters, consents, and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)  Audit related fees consisted principally of financial due diligence, audits of employee benefit plans, and other attest services.

(3)  Tax fees consisted principally of tax planning and compliance.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR NEXT YEAR'S ANNUAL MEETING

        In order for a stockholder proposal to be considered for inclusion in 3M's proxy statement for next year's Annual Meeting, our Corporate Secretary must receive the proposal no later than 5 p.m. Central Time on November 24, 2010. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to: Gregg M. Larson, Deputy General Counsel and Secretary, 3M Company, 3M Center, Building 220-13E-34, St. Paul, MN 55144-1000. Such proposals must contain the information required under 3M's Bylaws, and also must comply with the SEC's regulations regarding the inclusion of stockholder proposals in Company sponsored proxy materials, such as the stockholder continuing to own a minimum number of shares until the Annual Meeting and appearing in person or through an authorized representative at the meeting to present the proposal.

        Alternatively, stockholders intending to present a proposal at next year's Annual Meeting without having it included in the Company's proxy statement must comply with the requirements set forth in the Company's Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder no earlier than the close of business on January 11, 2011, and no later than the close of business on February 10, 2011. The notice must contain the information required by the Bylaws, a copy of which is available at www.3M.com under Investor Relations — Corporate Governance.

        Proposals received by the Corporate Secretary after the dates mentioned will not be included in the proxy statement or acted upon at the Annual Meeting.

By Order of the Board of Directors.

GREGG M. LARSON

Deputy General Counsel and Secretary

APPENDIX A

(Including amendments
through February 2010)

3M 2008 LONG-TERM INCENTIVE PLAN

1.     Purposes.

  The purposes of this plan are to help 3M attract, retain and motivate outstanding employees to increase shareholder value by contributing to the long-term growth and success of its business; to more closely align the financial interests of these employees with those of 3M's other shareholders by linking a significant portion of their compensation to the performance of the Company and its stock price; to encourage employees to acquire an equity stake in the Company; to help 3M attract and retain well-qualified individuals to serve as nonemployee members of its Board of Directors; and to promote the alignment of interests of these nonemployee directors with those of 3M's other shareholders by providing all or a portion of their compensation for serving as directors in the form of 3M common stock.

  This plan is intended to replace and succeed the 2005 Management Stock Ownership Program, the 3M Performance Unit Plan, and the 1992 Directors Stock Ownership Program.

2.     Definitions.

  (a)
  "Affiliate" means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant equity interest, as determined by the Committee.

  (b)
  "Award" means any Incentive Stock Option, Nonqualified Stock Option, Progressive Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share or other Stock Award granted to a Participant under this Plan.

  (c)
  "Code" means the Internal Revenue Code of 1986, as amended.

  (d)
  "Committee" means the Compensation Committee of 3M's Board of Directors.

  (e)
  "Common Stock" means the common stock of 3M Company with a par value of $0.01 per share.

  (f)
  "Company" means 3M Company, a Delaware corporation.

  (g)
  "Disqualifying Termination" means a termination of a Participant's employment with the Company or an Affiliate due to (i) a material violation of any policy of the Company or such Affiliate, including, without limitation, any of the Company's Business Conduct Policies, or (ii) embezzlement from or theft of property belonging to the Company or such Affiliate.

  (h)
  "Dividend Equivalents" means, on any dividend record date, that amount of cash or shares equal in value to the dividend payable on shares of Common Stock as declared by 3M's Board of Directors with respect to such dividend record date.

  (i)
  "Fair Market Value" means the closing price for a share of Common Stock as reported on the New York Stock Exchange Composite Transactions.

  (j)
  "Full Value Award" means any Award denominated or paid in shares of Common Stock other than an Option or Stock Appreciation Right.

  (k)
  "Grant Date" means the effective date of an Award granted to a Participant under this Plan.

  (l)
  "Incentive Stock Option" means an Option granted under this Plan which satisfies the requirements of section 422 of the Code and is so designated in the written or electronic documents evidencing such Option.

  (m)
  "Nonqualified Stock Option" means an Option granted under this Plan which is not an Incentive Stock Option.

  (n)
  "Option" means a Participant's right to purchase a specified number of shares of Common Stock at a specified price for a specified period of time.

  (o)
  "Participant" means an employee of the Company or an Affiliate whose participation in the Plan has been approved by the Committee, or a nonemployee member of 3M's Board of Directors.

  (p)
  "Performance Criteria" means such internal performance criteria for the Company or any business segment thereof as determined by the Committee with respect to each Performance Unit or Performance Share and may include any one or more of several criteria, such as, but not limited to, return on capital employed, return on assets or net assets, net sales, sales growth, sales or sales growth from new products, market share, cash flow or cash flow conversion, earnings per share, return on equity, stock price, gross margin or income, operating margin or income, total shareholder return, stockholders' equity, retained earnings, economic value added, economic profit (after-tax operating income, excluding non-recurring items, less the cost of capital), earnings before interest and taxes, EBITDA, operating income, improvements in certain asset or financial measures (including working capital, the ratio of sales to net working capital and the ratio of debt to equity or to EBITDA), reductions in certain asset or cost areas (including reductions in inventories or accounts receivable or reductions in laboratory, engineering, sales or administrative costs) or in debt, net income or variations of income criteria in varying time periods, adjusted net income, employee diversity, employee engagement or satisfaction, customer satisfaction, or general comparisons with other peer companies or industry groups or classifications with regard to one or more of these criteria. The criteria may measure performance on the basis of either the amount of a particular item during the Performance Period or on increases or decreases in the amount of such item during the Performance Period. Such criteria shall include a target for payment of the Performance Unit or Performance Share at full face value and upper and lower limits for the measurement of payment to Participants.

  (q)
  "Performance Period" means a period of three years, unless determined otherwise by the Committee in its discretion, during which period or any portion thereof the Performance Criteria shall be measured for purposes of calculating the payment with respect to each Performance Unit or Performance Share.

  (r)
  "Performance Share" means the right of a Participant to receive a payment in the form of shares of Common Stock based upon the performance of the Company during a Performance Period as measured by the Performance Criteria approved by the Committee.

  (s)
  "Performance Unit" means the right of a Participant to receive a payment in cash or shares of Common Stock based upon the performance of the Company during a Performance Period as measured by the Performance Criteria approved by the Committee.

  (t)
  "Plan" means this 3M 2008 Long-Term Incentive Plan.

  (u)
  "Predecessor Plan" means the 1997 Management Stock Ownership Program, the 2002 Management Stock Ownership Program, and the 2005 Management Stock Ownership Program.

  (v)
  "Progressive Stock Option" means a Nonqualified Stock Option granted to a Participant under this Plan upon the exercise of a nonqualified stock option granted under the 1997 or the 2002

    Management Stock Ownership Programs where such Participant makes payment for all or part of the purchase price and withholding taxes in shares of Common Stock.

  (w)
  "Restricted Period" means that period of time determined by the Committee during which a Participant shall not be permitted to sell or transfer shares of Restricted Stock granted under this Plan, and during which a Participant's interest in Restricted Stock Units or Restricted Stock granted under this Plan remains subject to forfeiture. Unless otherwise determined by the Committee, any time-based Restricted Period shall be at least three years.

  (x)
  "Restricted Stock" means shares of Common Stock granted to a Participant under the Plan subject to certain restrictions during the Restricted Period established by the Committee.

  (y)
  "Restricted Stock Unit" means the right of a Participant to receive an amount of cash or Common Stock based on the Fair Market Value of a specified number of shares of Common Stock following a Restricted Stock Period, subject to such terms and conditions as the Committee may establish.

  (z)
  "Retires" or "Retirement" means the termination of a Participant's employment with the Company or an Affiliate after attaining age 55 with at least five years of employment service.

  (aa)
  "Stock Appreciation Right" means a Participant's right to receive an amount of cash or shares of Common Stock equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over the Fair Market Value of such number of shares of Common Stock on the Grant Date.

  (bb)
  "Stock Award" means any award of Common Stock under the Plan and may include Restricted Stock awards or other awards of Common Stock as determined appropriate by the Committee.

3.     Eligibility.

  The Committee will have the exclusive power and authority (except as it may delegate such power and authority as permitted herein) to select the executives and other employees of the Company and its Affiliates who may participate in this Plan by receiving Awards made hereunder. All nonemployee members of the 3M Board of Directors shall also be eligible to participate in and receive Awards made hereunder.

4.     Shares Available for Awards.

  Unless otherwise authorized by the Company's stockholders, the total number of shares of Common Stock that may be issued or delivered pursuant to Awards granted under this Plan will be 64,000,000. Of this total, no more than 64,000,000 may be issued or delivered upon the exercise of Incentive Stock Options. The necessary shares shall be made available at the discretion of the Board of Directors from authorized but unissued shares, treasury shares, or shares reacquired by the Company under corporate repurchase programs.

  The following rules shall apply for the purpose of determining the number of shares of Common Stock remaining available for issuance under the Plan:

  (a)
  If an Award is denominated in a fixed number of shares of Common Stock on the Grant Date, the number of shares covered by such Award (as in the case of an Option or Restricted Stock grant) or to which such Award relates (as in the case of a Stock Appreciation Right) will be counted on the Grant Date against the total number of shares available for issuance or delivery under the Plan. If an Award is not denominated in a fixed number of shares of Common Stock on the Grant Date (but is potentially payable in such shares or the final number of shares is not determined until the completion of a Performance Period), only the number of shares of

    Common Stock actually issued or delivered as a result of such Award, if any, shall be counted against the total number of shares available for issuance or delivery under the Plan.

  (b)
  Notwithstanding the provisions of Section 4(a) above, each Full Value Award with a Grant Date on or after May 11, 2010 will be counted against the total number of shares available for issuance or delivery under the Plan as 2.87 shares for every one share covered by such Award (Full Value Awards with Grant Dates prior to May 11, 2010 were counted against the total number of shares available for issuance or delivery under the Plan as 3.38 shares for every one share covered by such Award).

  (c)
  When an Award granted under this Plan and denominated in shares of Common Stock (or any portion thereof) expires, is cancelled, is forfeited or is otherwise terminated without the issuance of such shares, or is settled in cash or consideration other than shares of Common Stock, then the shares of Common Stock previously counted against the total number of shares available for issuance or delivery under the Plan on account of such Award (or portion thereof) will again be made available for issuance hereunder. When an award granted under a Predecessor Plan and denominated in shares of Common Stock (or any portion thereof) expires, is cancelled, is forfeited or is otherwise terminated without the issuance of such shares, or is settled in cash or consideration other than shares of Common Stock, then the shares of Common Stock previously counted against the total number of shares available for issuance or delivery under such Predecessor Plan on account of such Award (or portion thereof) will be added to the total number of shares available for issuance or delivery under this Plan. Notwithstanding the rest of this Section 4(c), the following shares of Common Stock will not be added to the total number of shares available or be made available again for issuance under this Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right; (ii) shares delivered to or withheld by the Company to pay the exercise price of or the withholding taxes with respect to an award; and (iii) shares repurchased on the open market with the proceeds from the payment of the exercise price of an option.

  (d)
  Any shares of Common Stock related to Awards granted through the assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or an Affiliate or with which the Company or any Affiliate combines, shall not be counted against the total number of shares available for issuance or delivery under the Plan.

5.     Terms of Awards.

  The Committee shall determine the type or types of Awards to be granted to each Participant, which shall be evidenced by such written or electronic documents as the Committee shall authorize; provided, however, that nonemployee members of the 3M Board of Directors shall not be eligible to receive Incentive Stock Options, Progressive Stock Options, Performance Units or Performance Shares. The following types of Awards may be granted under this Plan:

  (a)
  Incentive Stock Options — Incentive Stock Options granted hereunder shall have an exercise price equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date. Incentive Stock Options granted hereunder shall become exercisable at such time as shall be established by the Committee and reflected in the documents evidencing such Options, and unless sooner terminated shall expire on the tenth anniversary of the Grant Date.

  (b)
  Nonqualified Stock Options — Nonqualified Stock Options granted hereunder shall have an exercise price equal to no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date. Nonqualified Stock Options granted hereunder shall become exercisable and shall expire at such time or times as shall be established by the

    Committee and reflected in the documents evidencing such Options; provided, however, that no Nonqualified Stock Option shall expire later than ten years after the Grant Date (except that the Committee may extend the exercise period for Nonqualified Stock Options granted to Participants in any country or countries for an additional period of up to one year if and to the extent necessary to prevent adverse tax consequences to such Participants under the laws of such country).

  (c)
  Progressive Stock Options — Whenever a Participant exercises a nonqualified stock option granted under the 1997 or 2002 Management Stock Ownership Program and makes payment of all or part of the purchase price and withholding taxes, if any, in Common Stock, the Committee may in its discretion grant such Participant a Progressive Stock Option. The number of shares subject to such Progressive Stock Option shall be equal to the number of shares of Common Stock utilized by the Participant to effect payment of the exercise price and withholding taxes, if any, for such nonqualified stock option. Each Progressive Stock Option granted hereunder shall have an exercise price equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of exercise of the nonqualified stock option, which shall be the Grant Date of such Progressive Stock Option. Each Progressive Stock Option granted hereunder shall be exercisable six months after the Grant Date, and shall expire at the same time the nonqualified stock option exercised by the Participant would have expired.

  (d)
  Stock Appreciation Rights — The term of a Stock Appreciation Right shall be fixed by the Committee and set forth in the documents evidencing such right, but no Stock Appreciation Right shall be exercisable more than ten years after the Grant Date. Each Stock Appreciation Right shall become exercisable at the time or times determined by the Committee and set forth in the documents evidencing such right. Each Stock Appreciation Right granted hereunder shall have a grant price equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date.

  (e)
  Restricted Stock — At the time a grant of Restricted Stock is made, the Committee, in its sole discretion, shall establish a Restricted Period and such additional terms and conditions as may be deemed appropriate for the incremental lapse or complete lapse of restrictions with respect to all or any portion of the shares of Common Stock represented by the Restricted Stock. The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any terms or conditions for the lapse of restrictions with respect to all or any portion of the shares of Common Stock represented by the Restricted Stock. During the Restricted Period the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and receive dividend payments, except that the following restrictions shall apply: (i) none of the Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other terms and conditions prescribed by the Committee, if any; and (ii) all of the Restricted Stock shall be forfeited and all rights of the Participant shall terminate without further obligation on the part of the Company unless the Participant shall have remained a regular full-time employee of the Company or an Affiliate until the expiration or termination of the Restricted Period and the satisfaction of the other terms and conditions prescribed by the Committee, if any. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may determine, in its discretion, including, without limitation, book-entry registration or issuance of one or more stock certificates bearing an appropriate legend recognizing the terms, conditions and restrictions applicable to such Restricted Stock. Upon the forfeiture of any Restricted Stock, such shares of Common Stock represented by the Restricted Stock shall be transferred to the Company without further action by the Participant.

  (f)
  Restricted Stock Units — At the time a grant of Restricted Stock Units is made, the Committee, in its sole discretion, shall establish a Restricted Period and such additional terms and conditions as may be deemed appropriate for the incremental lapse or complete lapse of restrictions with respect to all or any portion of such Restricted Stock Units. The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any terms or conditions for the lapse of restrictions with respect to all or any portion of the Restricted Stock Units. During the Restricted Period the Participant will not have the rights and privileges of a stockholder as to such Restricted Stock Units, including the right to vote and receive dividend payments with respect to the shares of Common Stock corresponding to such Restricted Stock Units; provided, however, that at the sole discretion of the Committee, Dividend Equivalents may be either currently paid in cash or shares or withheld by the Company for the Participant's account and either maintained in cash to be paid upon the expiration of the Restricted Period or reinvested in additional Restricted Stock Units. Each grant of Restricted Stock Units shall be subject to the following restrictions: (i) the Participant shall not be entitled to the payment of cash or the delivery of the shares of Common Stock corresponding to such Restricted Stock Units until the expiration or termination of the Restricted Period and the satisfaction of any other terms and conditions prescribed by the Committee, if any; (ii) none of the Restricted Stock Units may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of at any time; and (iii) all of the Restricted Stock Units and any deferred Dividend Equivalents shall be forfeited and all rights of the Participant shall terminate without further obligation on the part of the Company upon the termination of the Participant's employment with the Company or an Affiliate prior to the end of the Restricted Period for any reason other than Retirement, total disability or death; provided, however, that if the Committee so decides and the documents evidencing an Award of Restricted Stock Units so provide, the preceding exception allowing such Restricted Stock Units to vest following the Participant's Retirement shall not apply so that such Restricted Stock Units and any deferred Dividend Equivalents will be forfeited and all rights of the Participant shall terminate without further obligation on the part of the Company upon the Retirement of such Participant prior to the end of the Restricted Period.

  (g)
  Other Stock Awards — The Committee may, in its sole discretion, grant Stock Awards other than Restricted Stock grants or Restricted Stock Units, and such Stock Awards may be granted singly, in combination or in tandem with, in replacement of, or as alternatives to grants or rights under this Plan or any other employee benefit or compensation plan of the Company, including the plan of any acquired entity. If the Committee shall stipulate terms and conditions with respect to such Stock Awards, the terms and conditions will be set forth in the documents evidencing the Award. If the terms and conditions with respect to any Stock Award shall require the surrender or forfeiture of other grants or rights under this Plan or any other employee benefit or compensation plan of the Company, then the Participant shall not have any rights under such Stock Award until the grants or rights exchanged have been fully and effectively surrendered or forfeited.

  (h)
  Performance Units and Performance Shares — At the time it approves each grant of Performance Units or Performance Shares, the Committee shall determine the number of Performance Units or Performance Shares granted to each Participant, the proration, if any, of such Performance Units or Performance Shares if the Participant retires prior to the completion of the relevant Performance Period, the commencement and expiration of the relevant Performance Period, and the Performance Criteria by which the payment value of the Performance Units or Performance Shares will be determined. Payment of each Performance Unit and Performance Share shall occur no later than the March 15 of the year immediately following the completion of the respective Performance Period, unless a Participant shall have made an effective election to defer the receipt of such payment pursuant to the terms of an applicable deferred compensation plan and all applicable laws. The amount payable with respect to each Performance Unit and Performance Share shall be contingent upon the attainment of the Performance Criteria selected by the Committee during the respective Performance Period, and upon the continued employment of the Participant throughout such Performance Period (or upon the Participant's Retirement prior to the end of such Performance Period).

6.     Payment of Awards.

  Payment of Awards may be in the form of cash, shares of Common Stock or combinations thereof as the Committee shall determine, and with such other restrictions as it may impose. The Committee may permit or require the deferral of any Award payment, subject to such terms, rules and conditions as the Committee may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalents; provided, however, that the Committee shall not have any authority to permit or require the deferral of any Award payment to the extent that the exercise of such authority would cause any excise tax to become due under section 409A of the Code.

  No shares of Common Stock shall be issued to any Participant upon the exercise of an Option granted under this Plan until full payment of the exercise price has been made to the Company and the Participant has remitted to the Company the required withholding taxes, if any. Payment of the exercise price and withholding taxes, if any, may be made in whole or in part in shares of Common Stock, pursuant to such terms and conditions as may be established from time to time by the Committee. If payment is made in shares of Common Stock, such shares shall be valued at their Fair Market Value on the day the Participant exercises the Option or, as regards a withholding tax, on the date when the tax obligation becomes due. A Participant need not surrender shares of already owned Common Stock as payment, and the Company may, upon the giving of satisfactory evidence of ownership of such shares by the Participant, deliver the appropriate number of additional shares of Common Stock reduced by the number of shares required to pay the exercise price and any required withholding taxes. Such form of evidence shall be determined by the Committee in its discretion.

  In no event will the Company be required to deliver any fractional share of Common Stock in connection with any Award. In the event that a Participant shall be entitled to receive a fraction of a share of Common Stock in connection with an Award granted under the Plan, the Company shall pay in cash, in lieu thereof, the Fair Market Value of such fractional share.

7.     Termination of Awards.

  If a Participant's employment with the Company or an Affiliate is terminated for any reason other than (i) a Disqualifying Termination, (ii) Retirement, (iii) a termination in connection with which the Participant executes a written release of employment-related claims in favor of the Company that provides (with the approval of the Company) for the nonforfeiture of Options and Stock Appreciation Rights, (iv) a physical or mental disability as recognized under a benefit plan maintained by the Participant's employer, or (v) death, and prior to the date of termination the Participant has not fully exercised an Option or Stock Appreciation Right granted under this Plan, such Participant may exercise the Option or Stock Appreciation Right within ninety (90) days following the date of termination (but not beyond the expiration date of such Option or Right) for the number of shares which the Participant could have purchased or received a payment on the date of termination. At the conclusion of such ninety-day period (with respect to the Participant's Options and Stock Appreciation Rights, and at the time of termination with respect to any other Awards), participation hereunder shall cease and all of the Participant's Awards granted under this Plan shall be automatically forfeited unless the documents evidencing such Awards provide otherwise.

  If a Participant Retires, terminates employment with the Company or an Affiliate and in connection with such termination the Participant executes a written release of employment-related claims in favor of the Company that provides (with the approval of the Company) for the nonforfeiture of Options and Stock Appreciation Rights, or changes employment status as a result of a physical or mental disability as recognized under a benefit plan maintained by the Participant's employer, without having fully exercised an Option or Stock Appreciation Right, the Participant shall be entitled, within the remaining term of the Option or Stock Appreciation Right (but not beyond the expiration date of such Option or Right), to exercise such Option or Stock Appreciation Right (provided, however, that in the event of a termination in connection with which the Participant executes a written release of employment-related claims in favor of the Company that provides (with the approval of the Company) for the nonforfeiture of Options and Stock Appreciation Rights, the additional time to exercise Options and Stock Appreciation Rights shall apply only to those Options and Stock Appreciation Rights which have vested prior to the date of termination of employment). If a Participant who has thus Retired dies, without having fully exercised an Option or Stock Appreciation Right, the Option or Stock Appreciation Right (including any portion thereof not already exercisable at the time of the Participant's death) may be exercised within two years after the date of his or her death (but not beyond the expiration date of such Option or Right) by the Participant's estate or by a person who acquired the right to exercise such Option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Participant.

  If a Participant, prior to Retirement, dies without having fully exercised an Option or Stock Appreciation Right, the Option or Stock Appreciation Right (including any portion thereof not already exercisable at the time of the Participant's death) may be exercised within two years following his or her death (but not beyond the expiration date of such Option or Right) by the Participant's estate or by a person who acquired the right to exercise such Option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Participant.

  Notwithstanding the rest of this Section 7, if a Participant's employment with the Company or an Affiliate is terminated before he or she has fully exercised an Option or Stock Appreciation Right under circumstances which the Committee believes to warrant special consideration and the Committee has determined that the Participant's rights should not be forfeited at the time or times specified above, the Option or Stock Appreciation Right (including any portion thereof not already exercisable at the time of termination) may be exercised within two years following his or her termination of employment (but not beyond the expiration date of such Option or Right).

  If a Participant dies, either prior to or following Retirement, or becomes "disabled" within the meaning of section 409A(a)(2)(C) of the Code, and has not yet received the stock certificate for the shares of Common Stock represented by a grant of Restricted Stock, Restricted Stock Units or other Stock Award, then all restrictions imposed during the Restricted Period and any other terms and conditions prescribed by the Committee, if any, shall automatically lapse and a stock certificate shall be delivered to the Participant or the Participant's beneficiary, representative, or estate, as the case may be upon the Participant's demonstration to the satisfaction of the Committee that such Participant is considered "disabled" for purposes of section 409A(a)(2)(C) of the Code.

  If a Participant Retires or changes employment status as a result of a physical or mental disability as recognized under a benefit plan maintained by the Participant's employer prior to the payment date for an Award of Performance Shares or Performance Units, such Retirement or change in status shall not affect any rights of the Participant with respect to such Performance Shares or Performance Units; provided, however, that the Committee may provide for the proration of the Performance Shares or Performance Units granted to a Participant who Retires prior to the completion of the Performance Period for such Performance Shares or Performance Units.

  If a Participant dies without having received payment of any Performance Shares or Performance Units granted under this Plan, payment of such Shares or Units shall be made no later than March 15 of the year following the year in which the Participant died to such Participant's surviving beneficiary or beneficiaries or, if there shall be no such surviving beneficiaries, to such Participant's estate in the following manner:

    (i)
    If the Participant dies after the expiration of a Performance Period for such Performance Shares or Performance Units, the payment shall be at the same rate as that paid to other Participants who survive until the payment date; and

    (ii)
    If the Participant dies before the expiration of a Performance Period for such Performance Shares or Performance Units, the amount of payment shall be at the lesser of:

    •
    the face or target value of each outstanding Performance Share or Performance Unit for which payment has not been made; or

    •
    any other amount approved, in its discretion, by the Committee.

  If a Participant's employment with the Company or an Affiliate is terminated due to a Disqualifying Termination, participation hereunder shall cease and all of the Participant's Awards granted under this Plan shall be automatically forfeited.

  Participation hereunder shall cease and all rights under the Plan with respect to Restricted Stock or other Stock Awards granted to a Participant who has been participating in this Plan as a nonemployee member of the 3M Board of Directors are automatically forfeited by the Participant upon the date of termination of his or her membership on the 3M Board of Directors for any reason other than: (i) retirement, (ii) physical or mental disability as determined by the Committee, or (iii) death.

8.     Limits on Awards.

  No Participant shall be granted Options and Stock Appreciation Rights under this Plan with respect to more than 1,000,000 shares of Common Stock in any calendar year. No Participant shall receive cash, vested shares of Common Stock or other property as a result of Awards granted under this Plan, other than Options and Stock Appreciation Rights, having a value exceeding $30,000,000 in any calendar year.

9.     Plan Administration.

  This Plan will be administered by the Committee, which shall have full power and authority to select the Participants, interpret the Plan, continue, accelerate or suspend the exercisability or vesting of an Award, and adopt such rules and procedures for operating the Plan as it may deem necessary or appropriate. Its power and authority shall include, but not be limited to, making any amendments to or modifications of the Plan which may be required or necessary to make such Plan comply with the provisions of any laws or regulations of any country or unit thereof in which the Company or any Affiliate operates. To do so, the Committee may establish different terms and conditions for Awards made to Participants who live in or are subject to taxation in one or more countries other than the United States in order to accommodate the tax or other relevant laws of such countries. The Committee may adopt one or more supplements or sub-plans under the Plan to implement these different terms and conditions. Except for adjustments made in accordance with Section 11, no Option or Stock Appreciation Right granted under this Plan may be repriced to reduce the exercise or grant price of any outstanding Option or Stock Appreciation Right, nor may any outstanding Option or Stock Appreciation Right granted under this Plan be cancelled in exchange for cash, another Award, or an Option or Stock Appreciation Right with an exercise or grant price that is less than the exercise or grant price of the cancelled Option or Stock Appreciation Right, without the prior approval of the Company's stockholders.

10.  Delegation of Authority.

  To the extent permitted by Delaware law, the Committee may delegate to officers of the Company any or all of its duties, power and authority under this Plan subject to such conditions or limitations as the Committee may establish; provided, however, that no officer shall have or obtain the authority to grant Awards to (i) himself or herself, (ii) nonemployee members of the 3M Board of Directors, or (iii) any person subject to section 16 of the Securities Exchange Act of 1934.

11.  Adjustments.

  In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the Committee shall adjust proportionately: (a) the number of shares of Common Stock (i) available for issuance or delivery under this Plan in accordance with Section 4, (ii) for which Awards may be granted to a single Participant in accordance with Section 8, and (iii) subject to outstanding Awards granted under this Plan; (b) the exercise prices of outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments in the number or kind of shares and the exercise prices, Fair Market Value and other price determinations of the affected Awards as the Committee shall, in its sole discretion, determine are equitable, shall be made and shall be effective and binding for all purposes of such outstanding Awards. In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause the Company to assume outstanding employee awards or issue replacement Awards to affected employees, whether or not in a transaction to which section 424(a) of the Code applies, and to make such adjustments in the terms of such awards as it shall deem appropriate in order to maintain reasonable comparability or equitable treatment between the assumed awards and the Awards granted under this Plan as so adjusted.

12.  Withholding.

  Prior to the payment or settlement of any Award, the Participant must pay, or make arrangements satisfactory to the Company for the payment of, any and all tax withholding that in the opinion of the Company is required by law. The Company or any Affiliate shall have the right to deduct applicable taxes from any Award payment, to withhold from the shares of Common Stock being issued or delivered in connection with an Award an appropriate number of shares for the payment of taxes required by law, or to take such other action as may be necessary in the opinion of the Company or such Affiliate to satisfy all obligations for the withholding of such taxes.

13.  Transferability.

  Except as permitted in this Section 13, no Award granted under this Plan may be assigned, transferred (other than a transfer by will or the laws of descent and distribution as provided in Section 7), pledged, or hypothecated (whether by operation of law or otherwise). Awards granted under this Plan shall not be subject to execution, attachment, or similar process. The Committee may, in its sole discretion, permit individual Participants to transfer the ownership of all or any of their Nonqualified Options granted under this Plan to (i) the spouse, children or grandchildren of such Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Nonqualified Options shall be prohibited except those in accordance with Section 7 (by will or the laws of descent and distribution). The Committee may, in its sole discretion, create further conditions and requirements for the transfer of Nonqualified Options. Following transfer, any such Nonqualified Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events causing termination of Awards in accordance with Section 7 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 7.

14.  Validity.

  In the event any provision of this Plan should be determined to be illegal or invalid for any reason, it shall not affect the remaining provisions of the Plan which shall remain in effect as if the illegal or invalid provision had never been included herein.

15.  Governing Law.

  The provisions of this Plan shall be governed by, and interpreted and construed in accordance with, the laws of the State of Delaware.

16.  Effective Date, Term, Amendment and Termination of the Plan.

  This Plan will become effective on the date it is approved by the requisite vote of the stockholders of 3M Company, and shall expire (unless it is terminated before then) on the tenth anniversary of such effective date. Such expiration shall not adversely affect Awards granted under this Plan prior to such expiration date. The Board of Directors may at any time amend or terminate this Plan, except that no amendment or termination shall adversely affect Awards granted under this Plan prior to the effective date of such amendment or termination; provided, however, that no amendment shall be made without the prior approval of the holders of a majority of the issued and outstanding shares of Common Stock represented and entitled to vote on such amendment which would (i) increase the aggregate number of shares of Common Stock available for issuance or delivery under this Plan in accordance with Section 4 (except for adjustments made in accordance with Section 11), (ii) permit the granting of Awards with purchase prices lower than those specified in Section 5, or (iii) be a material amendment for which stockholder approval is required by applicable law, regulation or stock exchange rule.

17.  Change in Control.

  For purposes of this Section 17, the following words and phrases shall have the meanings indicated below, unless the context clearly indicates otherwise:

    (a)
    "Person" shall have the meaning associated with that term as it is used in Sections 13(d) and 14(d) of the Act.

    (b)
    "Affiliates and Associates" shall have the meanings assigned to such terms in Rule 12b-2 promulgated under Section 12 of the Act.

    (c)
    "Act" means the Securities Exchange Act of 1934.

    (d)
    "Continuing Directors" shall have the meaning assigned to such term in Article Thirteenth of the Restated Certificate of Incorporation of 3M Company.

    (e)
    "Cause" means (i) a material violation of any policy of the Company or the Affiliate employing the Participant, including, without limitation, any of the Company's Business Conduct Policies, or (ii) embezzlement from or theft of property belonging to the Company or the Affiliate employing the Participant.

    (f)
    "Good Reason" means (i) a material diminution in the Participant's position, authority, duties or responsibilities as in effect immediately prior to the Change in Control, (ii) a material diminution in the Participant's base salary or annual planned cash compensation, or (iii) a material change in the geographic location at which the Participant is required to perform services for the Company or the Affiliate employing such Participant.

  Notwithstanding any other provision of this Plan to the contrary, all outstanding Options and Stock Appreciation Rights with a Grant Date prior to February 9, 2010 shall (i) become immediately exercisable in full for the remainder of their respective terms upon the occurrence of a Change in Control of the Company, and (ii) remain exercisable in full for a minimum period of six months following the Change in Control; provided, however, that in no event shall any Option or Stock Appreciation Right be exercisable beyond the original expiration date. Similarly, all restrictions regarding the Restricted Period or the satisfaction of other terms and conditions prescribed by the Committee, if any, with respect to grants of Restricted Stock, Restricted Stock Units or other Stock Awards with a Grant Date prior to February 9, 2010, shall automatically lapse, expire, and terminate and the Participant shall be immediately entitled to receive a stock certificate for the number of shares of Common Stock represented by the Restricted Stock, Restricted Stock Units or Stock Awards upon the occurrence of a Change in Control.

  Notwithstanding any other provision of this Plan to the contrary, if a Participant's employment with the Company or an Affiliate is terminated without Cause or if the Participant resigns for a Good Reason within eighteen months following a Change in Control of the Company, then all of such Participant's outstanding Options and Stock Appreciation Rights with a Grant Date of February 9, 2010 or later shall become immediately exercisable in full for the remainder of their respective terms and shall remain exercisable in full for a minimum of six months following the date of such termination or resignation; provided, however, that in no event shall any Option or Stock Appreciation Right be exercisable beyond the original expiration date. Similarly, all restrictions regarding the Restricted Period or the satisfaction of other terms and conditions prescribed by the Committee, if any, with respect to grants of Restricted Stock, Restricted Stock Units or other Stock Awards with a Grant Date of February 9, 2010 or later, shall automatically lapse, expire and terminate and the Participant shall be immediately entitled to receive a stock certificate for the number of shares of Common Stock represented by the Restricted Stock, Restricted Stock Units or Stock Awards upon the termination without Cause of the Participant's employment with the Company or an Affiliate or the Participant's resignation for Good Reason within eighteen months following a Change in Control of the Company.

  Notwithstanding any other provision of this Plan to the contrary, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable in full and remain exercisable in full for a minimum period of six months following a Change in Control in which the individuals or entities acquiring control of the Company do not assume or otherwise provide for the continuation of such Options and Rights for at least such six-month period; provided, however, that in no event shall any

  Option or Stock Appreciation Right be exercisable beyond the original expiration date. Similarly, all restrictions regarding the Restricted Period or the satisfaction of other terms and conditions prescribed by the Committee, if any, with respect to grants of Restricted Stock, Restricted Stock Units or other Stock Awards shall automatically lapse, expire, and terminate and the Participant shall be immediately entitled to receive a stock certificate for the number of shares of Common Stock represented by the Restricted Stock, Restricted Stock Units or Stock Awards upon the occurrence of a Change in Control in which the individuals or entities acquiring control of the Company do not assume or otherwise provide for the continuation of such Restricted Stock, Restricted Stock Units and other Stock Awards.

  Notwithstanding any other provision of this Plan to the contrary, upon the occurrence of a Change in Control of the Company each Performance Period shall end and the Company shall immediately distribute in cash or shares of Common Stock, as appropriate, to the respective Participants the value of all outstanding Performance Shares and Performance Units granted under this Plan with a Grant Date prior to February 9, 2010, as determined in accordance with the following rules:

    (w)
    With respect to those Performance Shares or Performance Units for which the Performance Period had not been completed prior to the Change in Control of the Company, the value of such Shares or Units for purposes of this Section 17 shall be equal to the product of a fraction, where the numerator of such fraction is the number of full calendar months completed during the respective Performance Period and prior to the Change in Control and the denominator of such fraction is the total number of months in such Performance Period, multiplied by the largest of:

    •
    the value of such Performance Shares or Performance Units computed as if the Company's performance during the remainder of the Performance Period following the Change in Control equaled its performance during those full calendar quarters completed during the respective Performance Period and prior to the date of the Change in Control;

    •
    the value of such Performance Shares or Performance Units computed as if the Performance Period for such Shares or Units was the three consecutive calendar year period ending immediately prior to the year in which the Change in Control occurs; or

    •
    any other amount approved, in its discretion, by the Committee.

    (x)
    With respect to those Performance Shares or Performance Units for which the Performance Period has been completed at the time of a Change in Control of the Company, the value of such Shares or Units for purposes of this Section 17 shall be the actual value as adjusted to reflect the actual Company performance during the Performance Period.

  Notwithstanding any other provision of this Plan to the contrary, if a Participant's employment with the Company or an Affiliate is terminated without Cause or if the Participant resigns for a Good Reason within eighteen months following a Change in Control of the Company, then with respect to such Participant each Performance Period shall end and the Company shall immediately distribute in cash or shares of Common Stock, as appropriate, to such Participant the value of all outstanding Performance Shares and Performance Units granted under this Plan with a Grant Date of February 9, 2010 or later, as determined in accordance with the following rules:

    (y)
    With respect to those Performance Shares or Performance Units for which the Performance Period had not been completed prior to the Participant's termination or resignation, the value of such Shares or Units for purposes of this Section 17 shall be equal to the product of a fraction, where the numerator of such fraction is the number of full calendar months completed during the respective Performance Period and prior to the termination or resignation and the denominator of such fraction is the total number of months in such Performance Period, multiplied by the largest of:

      •
      the value of such Performance Shares or Performance Units computed as if the Company's performance during the remainder of the Performance Period following the termination or resignation equaled its performance during those full calendar quarters completed during the respective Performance Period and prior to the date of the termination or resignation;

      •
      the value of such Performance Shares or Performance Units computed as if the Performance Period for such Shares or Units was the three consecutive calendar year period ending immediately prior to the year in which the termination or resignation occurs; or

      •
      any other amount approved, in its discretion, by the Committee.

    (z)
    With respect to those Performance Shares or Performance Units for which the Performance Period has been completed by the time of the Participant's termination or resignation, the value of such Shares or Units for purposes of this Section 17 shall be the actual value as adjusted to reflect the actual Company performance during the Performance Period.

  For purposes of this Section 17, a Change in Control of the Company shall be deemed to have occurred only if a "change in the ownership" or a "change in effective control" and/or a "change in the ownership of a substantial portion of the assets" of the Company has taken place (as those terms are defined in Treasury Regulations §1.409A-3(i)(5) or such other regulation or guidance issued under section 409A of the Code.

  The Company shall pay to each Participant the amount of all reasonable legal and accounting fees and expenses incurred by such Participant in seeking to obtain or enforce his or her rights under this Section 17, or in connection with any income tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to the payments made pursuant to this Section 17, unless a lawsuit commenced by the Participant for such purposes is dismissed by the court as being frivolous or otherwise improper under applicable court rules. The Company shall also pay to each Participant the amount of all reasonable tax and financial planning fees and expenses incurred by such Participant in connection with such Participant's receipt of payments pursuant to this Section 17. Payment of these legal and accounting fees and expenses, as well as these tax and financial planning fees and expenses, shall be made as soon as administratively feasible, but no later than two and one-half months following the end of the Participant's taxable year in which these fees and expenses have been incurred.

18.  Miscellaneous.

  (a)
  Nothing in this Plan or the fact that a person has received or become eligible to receive Awards hereunder shall be deemed to give such person any right to be retained in the employ of the Company or any Affiliate or to interfere with the right of the Company or any Affiliate to discipline or terminate the employment of such person at any time for any reason whatsoever. No person shall have any claim or right to receive Awards under this Plan, except as provided in accordance with the provisions of this Plan and as approved by the Committee. Unless otherwise specifically determined by the Committee, neither the Awards themselves nor the payments received with respect to such Awards granted under this Plan will be deemed a part of any Participant's compensation for purposes of determining such Participant's payments or benefits under any benefit plan or severance program of the Company or any Affiliate or under the severance pay law of any country.

  (b)
  This Plan will be unfunded. The Company does not intend to create any trust or separate fund in connection with the Plan. The Company shall not have any obligation to set aside funds or segregate assets to ensure the payment of any Award. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award under this Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

  (c)
  Prior to the payment or settlement of any Award, the Participant must pay or make arrangements satisfactory to the Company and its Affiliates for the payment of any and all tax withholding that in the opinion of the Company and its Affiliates is required by law. The Company and its Affiliates shall have the right to deduct from any Award or any payment due on account of any Award granted under this Plan the federal, state, local or foreign income or other taxes required by law to be withheld with respect to such Award or payment, to withhold from the shares of Common Stock being issued or delivered in connection with an Award an appropriate number of shares for the payment of taxes required by law, and to take such other action as may be necessary in the opinion of the Company and its Affiliates to satisfy all obligations for the withholding and payment of such taxes.

  (d)
  The provisions of this Plan and the documents evidencing Awards granted under this Plan shall be construed and interpreted according to the laws of the State of Delaware.

  (e)
  In case any provision of this Plan shall be ruled or declared invalid for any reason, said illegality or invalidity shall not affect the remaining provisions, and the remainder of the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

  (f)
  To the extent permitted by the Committee, each Participant shall have the right at any time to designate any person, persons or entity as the beneficiary or beneficiaries to whom payment of the Participant's outstanding Awards shall be made in the event of the Participant's death. Any designation filed under the Plan may be revoked or changed by written instrument so signed and filed prior to the Participant's death. If a Participant designates more than one beneficiary to receive such Participant's outstanding Awards and any beneficiary shall predecease the Participant, the Company shall pay the deceased beneficiary's share to the surviving beneficiary or beneficiaries proportionately, as the portion designated by the Participant for each bears to the total portion designated for all surviving beneficiaries.

  (g)
  This Plan is intended to comply and shall be administered in a manner that is intended to comply with the requirements of Section 409A of the Code (including the Treasury Department guidance and regulations issued thereunder), and shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award document, payment, transaction or any other action or arrangement contemplated by the provisions of this Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award document, payment, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award documents will be deemed modified or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

  (h)
  Although the Company and its Affiliates may endeavor to structure an Award or payment hereunder so that it (i) qualifies for favorable U.S. or foreign tax treatment, or (ii) avoids adverse tax treatment, neither the Company nor any Affiliate makes any representation to that effect and expressly disavows any commitment or obligation to maintain favorable or avoid unfavorable tax treatment for any Participant.

Attendance Card	Attendance Card

Annual Meeting of Stockholders	Annual Meeting of Stockholders

May 11, 2010 RiverCentre 175 West Kellogg Blvd. St. Paul, Minnesota 55102	May 11, 2010 RiverCentre 175 West Kellogg Blvd. St. Paul, Minnesota 55102

This is your ticket to the 2010 Annual Meeting. Please show it upon arrival. Annual Meeting activities begin at 9:00 a.m. with refreshments. The meeting starts at 10:00 a.m. PLEASE NOTE THAT THE 3M STORE, LUNCH, GIFT BAGS, AND PRODUCT DISPLAYS ARE NO LONGER PART OF THE MEETING.
This is your ticket to the 2010 Annual Meeting. Please show it upon arrival. Annual Meeting activities begin at 9:00 a.m. with refreshments. The meeting starts at 10:00 a.m. PLEASE NOTE THAT THE 3M STORE, LUNCH, GIFT BAGS, AND PRODUCT DISPLAYS ARE NO LONGER PART OF THE MEETING.
The meeting will be held in the Roy Wilkins Auditorium. Hosts and hostesses will show you the way after you enter the RiverCentre.	The meeting will be held in the Roy Wilkins Auditorium. Hosts and hostesses will show you the way after you enter the RiverCentre.
Since parking space is limited, you are urged to consider carpooling or public transportation.	Since parking space is limited, you are urged to consider carpooling or public transportation.

3M CENTER BLDG. 220-9E-02 ST. PAUL, MN 55144-1000

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Daylight Time on May 10, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Daylight Time on May 10, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by May 10, 2010.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by 3M Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M19548-P88856	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

3M COMPANY

The Board of Directors recommends you vote FOR the following proposals: Vote on Directors

1.	To elect ten members to the Board of Directors, each for a term of one year.	For	Against	Abstain

Nominees:

	1a. Linda G. Alvarado	☐	☐	☐

	1b. George W. Buckley	☐	☐	☐

	1c. Vance D. Coffman	☐	☐	☐

	1d. Michael L. Eskew	☐	☐	☐

	1e. W. James Farrell	☐	☐	☐

	1f. Herbert L. Henkel	☐	☐	☐

	1g. Edward M. Liddy	☐	☐	☐

	1h. Robert S. Morrison	☐	☐	☐

	1i. Aulana L. Peters	☐	☐	☐

	1j. Robert J. Ulrich	☐	☐	☐

2.	To ratify the appointment of PricewaterhouseCoopers LLP as 3M’s independent registered public accounting firm.	☐	☐	☐

3.	To approve the amended 2008 Long-Term Incentive Plan and to approve the expanded performance criteria available under the 2008 Long-Term Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

4.	Stockholder proposal on special meetings.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 11, 2010, 10:00 a.m. Central Daylight Time

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M19549-P88856

3M COMPANY

The Board of Directors solicits this proxy for use at the Annual Meeting on Tuesday, May 11, 2010.

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) George W. Buckley, Patrick D. Campbell, and Gregg M. Larson or any of them, each with full power of substitution, as proxies, to vote all shares of common stock in 3M Company which the stockholder(s) would be entitled to vote on all matters which may properly come before the 2010 Annual Meeting of Stockholders and any adjournments thereof. THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTION INDICATED ON THE REVERSE SIDE OF THIS CARD. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

FOR PARTICIPANTS IN 3M’S VOLUNTARY INVESTMENT PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN (VIP), AND THE 3M SAVINGS PLAN:

In accordance with the terms of the VIP and Savings Plan, shares allocated to the respective accounts in these plans on the record date will be voted by the trustee, State Street Bank and Trust Company, in accordance with the instructions indicated on the reverse side of this card, and in accordance with the judgment of the trustee upon other business as may properly come before the meeting and any adjournments or postponements thereof. In addition, participants in the VIP may instruct State Street (as VIP trustee) how to vote a proportionate number of the 3M shares held by the VIP that have been allocated to accounts of participants for which no instructions are received. If no instructions are provided or if this card is not received on or before May 6, 2010, shares held in the respective accounts in the Savings Plan will be voted by the trustee as directed by any one of the named proxies designated above. If no instructions are provided or if this card is not received on or before May 6, 2010, shares held in the respective accounts in the VIP will be voted by the trustee in the same proportion that the other participants in the VIP direct the trustee to vote shares in the VIP accounts.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and must be signed and dated on the other side)